Exhibit 10.2

CREDIT AND GUARANTY AGREEMENT
dated as of March 24, 2025
among
SUN COUNTRY, INC. (d/b/a Sun Country Airlines),
as Borrower,
SUN COUNTRY AIRLINES HOLDINGS, INC.,
as Guarantor,
THE LENDERS PARTY HERETO,
and
UMB BANK, N.A.,
as Administrative Agent and as Security Trustee

MUFG BANK, LTD.,
as Structuring Agent

MUFG BANK, LTD. and SUMITOMO MITSUI BANKING CORPORATION,

as Joint Lead Arrangers

Table of Contents
Page
Section 1.01.    Defined Terms    1
Section 1.02.    Terms Generally    49
Section 1.03.    Accounting Terms; GAAP    50
Section 1.04.    Divisions    50
Section 1.05.    Rates    50
SECTION 2. AMOUNT AND TERMS OF CREDIT    51
Section 2.01.    Commitments of the Lenders    51
Section 2.02.    Letters of Credit    51
Section 2.03.    Requests for Loans    57
Section 2.04.    Funding of Loans    57
Section 2.05.    Limitation on SOFR Tranches    58
Section 2.06.    Interest on Loans    58
Section 2.07.    Default Interest    59
Section 2.08.    Repayment of Loans; Evidence of Debt    59
Section 2.09.    Optional Termination or Reduction of Revolving Commitments.    60
Section 2.10.    Mandatory Prepayment of Loans; Commitment Termination; Change of Control Offer    60
Section 2.11.    Optional Prepayment of Loans.    63
Section 2.12.    Increased Costs.    64
Section 2.13.    Break Funding Payments.    65
Section 2.14.    Taxes.    66
Section 2.15.    Payments Generally; Pro Rata Treatment.    70
Section 2.16.    Illegality.    71
Section 2.17.    Mitigation Obligations; Replacement of Lenders.    71
Section 2.18.    Certain Fees.    72
Section 2.19.    Commitment Fee.    73
Section 2.20.    Letter of Credit Fees.    73
Section 2.21.    Nature of Fees.    73
Section 2.22.    Right of Set-Off.    73
Section 2.23.    Security Interest in Letter of Credit Account.    74
Section 2.24.    Payment of Obligations.    74
Section 2.25.    Defaulting Lenders.    74
Section 2.26.    Extension of the Revolving Facility.    76
Section 2.27.    Benchmark Replacement Setting.    79
Section 2.28.    Inability to Determine Rates.    80
SECTION 3. REPRESENTATIONS AND WARRANTIES    81
Section 3.01.    Organization and Authority    81
    i

Section 3.02.    Air Carrier Status    81
Section 3.03.    Due Execution    81
Section 3.04.    Statements Made    82
Section 3.05.    Financial Statements; Material Adverse Change    82
Section 3.06.    Ownership of Subsidiaries    83
Section 3.07.    Liens    83
Section 3.08.    Use of Proceeds    83
Section 3.09.    Litigation and Compliance with Laws    83
Section 3.10.    Margin Regulations; Investment Company Act    83
Section 3.11.    Ownership of Collateral    84
Section 3.12.    Perfected Security Interests    84
Section 3.13.    Payment of Taxes    84
Section 3.14.    Anti-Corruption Laws and Sanctions    84
Section 3.15.    ERISA.    85
Section 3.16.    No Default or Event of Default.    85
Section 3.17.    UCC Location    85
Section 3.18.    Location of Spare Parts.    85
Section 3.19.    Section 1110.    85
SECTION 4. CONDITIONS OF LENDING    85
Section 4.01.    Conditions Precedent to the Effective Date    85
Section 4.02.    Conditions Precedent to Each Loan and Each Letter of Credit    87
SECTION 5. AFFIRMATIVE COVENANTS    89
Section 5.01.    Financial Statements, Reports, etc.    89
Section 5.02.    Taxes    92
Section 5.03.    Stay, Extension and Usury Laws    92
Section 5.04.    Corporate Existence    92
Section 5.05.    Compliance with Laws    92
Section 5.06.    Delivery of Quarterly Certificate    93
Section 5.07.    Delivery of Appraisals; Field Audits    93
Section 5.08.    Regulatory Cooperation    94
Section 5.09.    Regulatory Matters; Citizenship; Utilization; Collateral Requirements    94
Section 5.10.    Collateral Ownership    95
Section 5.11.    Insurance    95
Section 5.12.    Additional Collateral.    95
Section 5.13.    Access to Books and Records    96
Section 5.14.    Further Assurances    97
Section 5.15.    Notice of Change of Location.    97
Section 5.16.    Collateral Perfection    97
Section 5.17.    KYC.    97

SECTION 6. NEGATIVE COVENANTS    97
Section 6.01.    Disposition of Collateral    97
Section 6.02.    Liens    98
Section 6.03.    Business Activities    98
Section 6.04.    Liquidity    98
Section 6.05.    Minimum EBITDAR.    98
Section 6.06.    Merger, Consolidation, or Sale of Assets    98
Section 6.07.    Use of Proceeds    99
Section 6.08.    Collateral Coverage Ratio    100
SECTION 7. EVENTS OF DEFAULT    101
Section 7.01.    Events of Default    101
Section 7.02.    Right to Cure    104
SECTION 8. THE AGENTS    105
Section 8.01.    Administration by Agents    105
Section 8.02.    Rights of Agents    105
Section 8.03.    Liability of Agents    105
Section 8.04.    Reimbursement and Indemnification    107
Section 8.05.    Successor Agents    107
Section 8.06.    Independent Lenders    108
Section 8.07.    Advances and Payments    108
Section 8.08.    Sharing of Setoffs    109
Section 8.09.    Withholding Taxes    109
Section 8.10.    Appointment by Secured Parties    110
Section 8.11.    Erroneous Payments    110
SECTION 9. GUARANTY    112
Section 9.01.    Guaranty    112
Section 9.02.    No Impairment of Guaranty    113
Section 9.03.    Continuation and Reinstatement, etc.    113
Section 9.04.    Subrogation    114
SECTION 10. MISCELLANEOUS    114
Section 10.01.    Notices    114
Section 10.02.    Successors and Assigns    115
Section 10.03.    Confidentiality    119
Section 10.04.    Expenses; Indemnity; Damage Waiver    120
Section 10.05.    Governing Law; Jurisdiction; Consent to Service of Process    123
Section 10.06.    No Waiver    123
Section 10.07.    Extension of Maturity    123
Section 10.08.    Amendments, etc.    123

Section 10.09.    Severability    126
Section 10.10.    Headings    126
Section 10.11.    Survival    126
Section 10.12.    Execution in Counterparts; Integration; Effectiveness    126
Section 10.13.    USA Patriot Act    127
Section 10.14.    New Value    127
Section 10.15.    WAIVER OF JURY TRIAL    127
Section 10.16.    No Fiduciary Duty    127
Section 10.17.    Intercreditor Agreements    128
Section 10.18.    Registrations with International Registry    128
Section 10.19.    No Other Duties, Etc    128
Section 10.20.    Acknowledgment and Consent to Bail-In of Affected Financial Institutions    128
Section 10.20.    Acknowledgment Regarding Any Supported QFCs    129

INDEX OF APPENDICES
ANNEX A    –    Lenders and Commitments
EXHIBIT A    –    Form of Assignment and Acceptance
EXHIBIT B    –    Form of Loan Request
EXHIBIT C     –    Form of Spare Parts Security Agreement
EXHIBIT D    –    Form of Aircraft and Spare Engine Mortgage
EXHIBIT E    –    Form of Flight Simulator Security Agreement
EXHIBIT F     –    Form of Receivables Security Agreement

SCHEDULE 3.06    –    Subsidiaries of the Borrower
SCHEDULE 3.19    –    Designated Locations

    v

CREDIT AND GUARANTY AGREEMENT, dated as of March 24, 2025, among SUN COUNTRY, INC. (d/b/a Sun Country Airlines), a Minnesota corporation (the “Borrower”), SUN COUNTRY AIRLINES HOLDINGS, INC., as Guarantor, each of the several banks and other financial institutions or entities from time to time party hereto (the “Lenders”), UMB BANK, N.A. (“UMB”), as administrative agent for the Lenders (together with its permitted successors in such capacity, the “Administrative Agent”), and UMB, not in its individual capacity but solely as security trustee for the Secured Parties (together with its permitted successors in such capacity, the “Security Trustee”).
INTRODUCTORY STATEMENT
The Borrower has applied to the Lenders for a revolving credit and revolving letter of credit facility in an aggregate principal amount not to exceed $75,000,000.00 as set forth herein.
The proceeds of the Loans will be used for working capital and other general corporate purposes of the Borrower and its Subsidiaries.
To provide guarantees and security for the repayment of the Loans, the reimbursement of any draft drawn under a Letter of Credit and the payment of the other obligations of the Borrower and the Guarantor hereunder and under the other Loan Documents, the Borrower and the Guarantor will, among other things, provide to the Security Trustee, the Administrative Agent and the Lenders the following (each as more fully described herein):
(a)a guaranty from the Guarantor of the due and punctual payment and performance of the Obligations of the Borrower pursuant to Section 9 hereof; and
(b)a security interest in or mortgages (or comparable Liens) with respect to the Collateral from the Borrower and the Guarantor pursuant to the Collateral Documents.
Accordingly, the parties hereto hereby agree as follows:
SECTION 1.

DEFINITIONS
Section 1.01.Defined Terms.
“Account” shall mean all “accounts” as defined in the UCC and all rights to payment for interest.
“Account Control Agreements” shall mean each three-party security and control agreement entered into by the Borrower, the Security Trustee and a financial institution which maintains one or more deposit accounts or securities accounts that have been pledged to the Security Trustee as Collateral hereunder or under any other Loan Document, in each case giving the Security Trustee exclusive control over the applicable account and in form and substance reasonably satisfactory to the Administrative Agent and the Security Trustee and as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.

“Account Debtor” shall mean the Person obligated on an Account.
“Additional Collateral” shall mean (a) cash that is denominated in Dollars and Cash Equivalents pledged to the Security Trustee (and subject to an Account Control Agreement), (b) any Eligible Aircraft, Eligible Engines and Eligible Spare Parts of the Borrower, (c) Eligible Inventory, (d) Eligible Receivables and (e) with the consent of all the Lenders, certain landing slots and gate leaseholds, provided that the Lenders' consent, if given for the purposes of this clause (e), will be subject to such conditions as the Lenders may require, including (without limitation) conditions as to (x) the eligibility criteria for such assets to be included as Additional Collateral, (y) the maximum percentage of the total Borrowing Base that may be comprised of such assets and (z) the method and frequency of determining the value of such assets; and all of which assets in any of the foregoing clauses (a) through (e) shall: (i) (other than Additional Collateral of the type described in clause (a) above and in clause (e) above to the extent inconsistent with clause (z) of the proviso to clause (e)) be valued by a new Appraisal at the time the Borrower designates such assets as Additional Collateral; and (ii) as of any date of addition of such assets as Collateral, be subject, to the extent purported to be created by the applicable Collateral Document, to a perfected first priority Lien in favor of the Security Trustee and otherwise subject only to Permitted Liens (excluding those referred to in clause (5) of the definition of “Permitted Lien” and, until the time such assets actually become subject to such Lien on such date, clause (2) of the definition of “Permitted Liens”).
“Administrative Agent” shall have the meaning set forth in the first paragraph of this Agreement.
“Administrator” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person (a “Controlled Person”) shall be deemed to be “controlled by” another Person (a “Controlling Person”) if the Controlling Person possesses, directly or indirectly, power to direct or cause the direction of the management and policies of the Controlled Person whether by contract or otherwise.
“Agents” means, collectively, the Administrative Agent and the Security Trustee.
“Aggregate Exposure” shall mean, with respect to any Lender at any time, an amount equal to the amount of such Lender’s Revolving Commitment then in effect or, if the Revolving Commitments have been terminated, the amount of such Lender’s Revolving Extensions of Credit then outstanding.

“Aggregate Exposure Percentage” shall mean, with respect to any Lender at any time, the ratio (expressed as a percentage) of such Lender’s Aggregate Exposure at such time to the Aggregate Exposure of all Lenders at such time.
“Agreement” shall mean this Credit and Guaranty Agreement, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft” means any contrivance invented, used, or designed to navigate, or fly in, the air.
“Aircraft and Spare Engine Mortgage” means the Mortgage and Security Agreement, entered into or to be entered into, as the case may be, by the Borrower and the Security Trustee in substantially the form attached as Exhibit D (or in such other form as may be reasonably acceptable to the Security Trustee and the Borrower), as it may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Aircraft Appraiser” shall mean (i) with respect to Aircraft or Engines, Ascend, (ii) with respect to Spare Parts, ICF or (iii) any other independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent acting at the direction of the Required Lenders and, without duplication, each Appraiser Directing Lender.
“Aircraft Protocol” means the official English language text of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment adopted on November 16, 2001, at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Airport Authority” shall mean any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Amazon Account” means any Account pursuant to that certain Amended and Restated Air Transportation Services Agreement dated as of June 18, 2024 between the Borrower and Amazon.com Services LLC (as amended, restated, amended and restated, replaced, supplemented or modified from time to time) in which Amazon.com Services LLC is an Account Debtor.
“Anti-Corruption Laws” means the U.S. Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, as amended, and any similar anti-bribery or anti-corruption laws or regulations.
“Anti-Money Laundering Laws” means all laws and regulations relating to the prevention or prohibition of money laundering or terrorist financing, including, without limitation, the Bank Secrecy Act, the Patriot Act, and the Anti-Money Laundering Act of 2020, each as amended.

“Appliance” shall mean any instrument, equipment, apparatus, part, appurtenance, or accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.
“Applicable Lending Office” means, for each Lender, the “Lending Office” of such Lender (or of an Affiliate of such Lender) specified by such Lender in writing to the Administrative Agent or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify in writing to the Administrative Agent and the Borrower as the office by which its Loan is to be made and maintained.
“Applicable Margin” shall mean 2.50%.
“Appraisal” means any appraisal, dated the date of delivery thereof, prepared by (a) in the case of Aircraft or Engines, the relevant Aircraft Appraiser and which is a “desk-top” appraisal that certifies, at the time of determination, in reasonable detail the Appraised Value of such Aircraft or Engine, as applicable, (b) in the case of Pledged Spare Parts, the relevant Aircraft Appraiser and which is a “desk-top” appraisal that certifies, at the time of determination, in reasonable detail the Appraised Value of such Pledged Spare Parts and (c) in the case of any other type of Collateral (other than Pledged Cash and Cash Equivalents), an independent appraisal firm appointed by the Borrower and reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders) which appraisal is addressed to the Administrative Agent and certifies, at the time of determination, in reasonable detail the Appraised Value of such Collateral and is otherwise in form and substance reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders).
“Appraisal Date” means the day on which a Quarterly Certificate is required to be delivered (or, if earlier, is delivered) pursuant to the requirements of Section 5.06 in respect of the second and fourth fiscal quarter of each fiscal year of the Borrower.
“Appraiser Directing Lender” means each Joint Lead Arranger (or Affiliate thereof) holding at least the lower of $20,000,000 or 25% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated in full, the lower of $20,000,000 or 25% of the Total Revolving Extensions of Credit then outstanding.
“Appraised Value” shall mean, as of any date of determination, (a) with respect to Eligible Aircraft and Eligible Engines, the maintenance adjusted current market value, (b) with respect to Pledged Spare Parts, the Current Market Value (as defined in the relevant Appraisal of the Spare Parts) or any similar term and (c) with respect to any other Collateral (other than Pledged Cash and Cash Equivalents), the fair market value of such Collateral as reflected in the most recent Appraisal or Appraisals, as the case may be, delivered to the Administrative Agent in respect of such Collateral in accordance with this Agreement as of that date (for the avoidance of doubt, except in the case of Pledged Spare Parts, calculated after giving effect to any additions to or eliminations from the Collateral since the date of delivery of such Appraisal).

“Approved Fund” shall have the meaning given such term in Section 10.02(b).
“Ascend” shall mean Cirium Ascend Consultancy.
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.02), and accepted by the Administrative Agent, substantially in the form of Exhibit A.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.27(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Product Obligations” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person in respect of any treasury, depository and cash management services, netting services and automated clearing house transfers of funds services, including obligations for the payment of fees, interest, charges, expenses, attorneys’ fees and disbursements in connection therewith.
“Bankruptcy Code” shall mean The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Section 101 et seq.
“Bankruptcy Event” shall mean, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided further that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Bankruptcy Law” means the Bankruptcy Code or any similar federal or state law for the relief of debtors.
“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.27(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such

Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.
For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.27 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.27.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” means:

(1)    with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;
(2)    with respect to a partnership, the Board of Directors of the general partner of the partnership;
(3)    with respect to a limited liability company, the managing member or members, manager or managers or any controlling committee of managing members or managers thereof; and
(4)    with respect to any other Person, the board or committee of such Person serving a similar function.
“Borrower” shall have the meaning set forth in the first paragraph of this Agreement.
“Borrowing” shall mean the incurrence or continuation of SOFR Loans made from all the Revolving Lenders on a single date and having a single Interest Period.
“Borrowing Availability” means, with respect to each Lender and as determined as of the date of and immediately prior to the making of the relevant Borrowing, the lesser amount of (x) the Borrowing Base minus the total amount of the Revolving Extensions of Credit and (y) the Revolving Commitment of such Revolving Lender.
“Borrowing Base” shall mean, as of any date of determination, the sum of:
(a)     the aggregate amount of Pledged Aircraft BB Contribution of the Pledged Aircraft, plus
(b)    the aggregate amount of Pledged Engine BB Contribution of the Pledged Engines, plus
(c)     the aggregate amount of Pledged Inventory BB Contribution of the Pledged Inventory, plus
(d)     the aggregate amount of Pledged Spare Parts BB Contribution of the Pledged Spare Parts, plus
(e)     the aggregate amount of Pledged Receivables BB Contribution of the Pledged Receivables, plus
(f)     the sum of (i) 100% of the amount of cash and Cash Equivalents of the type described in clause (1) of the definition thereof pledged at such time as Collateral and (ii) 62.5% of the amount of Cash Equivalents of the type described in clauses (2) through (11) of the definition thereof pledged at such time as Collateral (excluding any cash used to Cash Collateralize LC Exposure pursuant to Section 2.02(k)), determined (i) in the case of clauses (a)-(e) above, using the most recent Appraisals delivered to the Administrative Agent in respect of the applicable Collateral and (ii) in each case, excluding the Appraised Value of any Collateral that is not Eligible Collateral; provided that, for purposes of calculating the Borrowing Base as of any date of determination, (1) the aggregate Pledged Engine BB Contribution of the Pledged Engines included in the Borrowing Base on such date shall be capped at 33% of the total Borrowing Base on such date, (2) the aggregate Pledged Inventory BB Contribution included in the Borrowing Base on such date shall be capped at 20% of the total Borrowing Base on such date, (3) the aggregate Pledged Spare Parts BB Contribution included in the Borrowing Base on such date shall be capped at 20% of the total Borrowing Base on such date, (4) the aggregate Pledged Receivables BB Contribution included in the Borrowing Base on such date shall be capped at 20% of the total Borrowing Base on such date, (5) the sum of the aggregate Pledged Aircraft BB Contribution of the Pledged Aircraft that are on lease from the Borrower to any Person and included in the Borrowing Base plus the aggregate Pledged Engine BB Contribution of the Pledged Engines that are on lease from the Borrower to any Person and included in the Borrowing Base on such date shall be capped at 50% of the total Borrowing Base on such date; (6) if a Pledged Aircraft or a Pledged Engine has been leased by the Borrower to a Permitted Foreign Air Carrier and such lease has been terminated or such Permitted Foreign Air Carrier becomes subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding or has substantially all of its property in the possession of any liquidator, trustee, receiver or similar person (any such event, a "Repossession Trigger Event"), if the Borrower has not obtained possession of such Pledged Aircraft or Pledged Engine, as applicable, (x) within 120 days after the first such Repossession Trigger Event, the contribution of such Pledged Aircraft or Pledged Engine to the Borrower Base will be reduced to 50% of what it would otherwise be, (y) within 210 days after the first such Repossession Trigger Event, the contribution of such Pledged Aircraft or Pledged Engine to the Borrower Base will be reduced to 25% of what it would otherwise be, and (z) within 300 days after the first such Repossession Trigger Event, the contribution of such Pledged Aircraft or Pledged Engine to the Borrower Base will be reduced to zero; and (7) the aggregate sum of the amounts in clauses (c)-(f) above included in the Borrowing Base on such date shall be capped at 25% of the total Borrowing Base on such date; provided, further, that at any time the Borrowing Base is being calculated to determine the Borrowing Availability used to determine the LC Commitment of any Issuing Lender at such time, the contribution of Pledged Other Assets to the Borrowing Base shall be capped at 33 1/3% of the Appraised Value of all Pledged Other Assets at such time and (y) for the avoidance of doubt, clause (7) of the preceding proviso will not apply.
“Breakage Costs” means, at any date of determination, the amount, if greater than zero, equal to the sum of any SOFR Breakage. If such sum is zero or a negative number, no Breakage Costs shall be payable.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York City are required or authorized to remain closed (and, for a Letter of Credit, other than a day on which the Issuing Lender issuing such Letter of Credit is closed).

“Cape Town Convention” shall mean the official English language text of the Convention on International Interests in Mobile Equipment, adopted on November 16, 2001 at a diplomatic conference in Cape Town, South Africa, and all amendments, supplements and revisions thereto, as in effect in the United States.
“Cape Town Treaty” shall mean, collectively, (a) the Cape Town Convention, (b) the Aircraft Protocol, and (c) all rules and regulations (including but not limited to the Regulations and Procedures for the International Registry) adopted pursuant thereto and all amendments, supplements and revisions thereto.
“Capital Markets Offering” means any offering of “securities” (as defined under the Securities Act) in (a) a public offering registered under the Securities Act, or (b) an offering not required to be registered under the Securities Act (including, without limitation, a private placement under Section 4(2) of the Securities Act, an exempt offering pursuant to Rule 144A and/or Regulation S of the Securities Act and an offering of exempt securities).
“Capital Stock” means:
(1)    in the case of a corporation, corporate stock;
(2)    in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
(3)    in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
(4)    any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a person during such period in respect of licensed or purchased software or internally-developed software and software enhancements that, in accordance with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of such person and its Subsidiaries.
“Cash Collateralization” or “Cash Collateralized” shall have the meaning given such term in Section 2.02(k), and "Cash Collateralize" shall be construed accordingly.
“Cash Equivalents” means:

(1)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;
(2)    direct obligations of state and local government entities, in each case maturing within one year from the date of acquisition thereof, which have a rating of at least A- (or the equivalent thereof) from S&P or A3 (or the equivalent thereof) from Moody’s;
(3)    obligations of domestic or foreign companies and their Subsidiaries (including, without limitation, agencies, sponsored enterprises or instrumentalities chartered by an Act of Congress, which are not backed by the full faith and credit of the United States), including, without limitation, bills, notes, bonds, debentures, and mortgage-backed securities, in each case maturing within one year from the date of acquisition thereof;
(4)    Investments in commercial paper maturing within 365 days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-2 (or the equivalent thereof) from S&P or P-2 (or the equivalent thereof) from Moody’s;
(5)    Investments in certificates of deposit (including Investments made through an intermediary, such as the certificated deposit account registry service), banker’s acceptances, time deposits, eurodollar time deposits and overnight bank deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any other commercial bank of recognized standing organized under the laws of the United States or any State thereof that has a combined capital and surplus and undivided profits of not less than $250.0 million;
(6)    fully collateralized repurchase agreements with a term of not more than six months for underlying securities that would otherwise be eligible for investment;
(7)    Investments in money in an investment company registered under the Investment Company Act of 1940, as amended, or in pooled accounts or funds offered through mutual funds, investment advisors, banks and brokerage houses which invest its assets in obligations of the type described in clauses (1) through (6) above. This could include, but not be limited to, money market funds or short-term and intermediate bonds funds;
(8)    money market funds that (A) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (B) are rated AAA (or the equivalent thereof) by S&P and Aaa (or the equivalent thereof) by Moody’s and (C) have portfolio assets of at least $5.0 billion;
(9)    deposits available for withdrawal on demand with commercial banks organized in the United States having capital and surplus in excess of $100.0 million;
(10)    securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A- by S&P or A3 by Moody’s; and
(11)    any other securities or pools of securities that are classified under GAAP as cash equivalents or short-term investments on a balance sheet.
“Certified Value” means, with respect to any Pledged Receivable, the computed value of such Pledged Receivable as set forth in the most recent Officer’s Certificate delivered by the Borrower pursuant to Section 5.01(f) with respect to such Pledged Receivable.
“Change in Law” shall mean the occurrence, after the Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, (c) compliance by the relevant Lender with any request, guideline or directive (whether or not having the force of law) by any Governmental Authority or (d) the implementation of any requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act; provided that all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means:
(1)     the Borrower ceasing to be wholly owned and controlled, directly or indirectly, by the Guarantor;
(2)    the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries taken as a whole to any Person (including any “person” (as that term is used in Section 13(d)(3) of the Exchange Act)); or

(3)    the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any Person (including any “person” (as defined above)) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower (measured by voting power rather than number of shares), other than (A) any such transaction where the Voting Stock of the Borrower (measured by voting power rather than number of shares) outstanding immediately prior to such transaction constitutes or is converted into or exchanged for a majority of the outstanding shares of the Voting Stock of such Beneficial Owner (measured by voting power rather than number of shares), or (B) any merger or consolidation of the Borrower with or into any Person (including any “person” (as defined above)) which owns or operates (directly or indirectly through a contractual arrangement) a Permitted Business (a “Permitted Person”) or a Subsidiary of a Permitted Person, in each case, if immediately after such transaction no Person (including any “person” (as defined above)) is the Beneficial Owner, directly or indirectly, of more than 50% of the total Voting Stock of such Permitted Person (measured by voting power rather than number of shares).
“Change of Control Offer” shall have the meaning given such term in Section 2.10(g)(i).
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.
“Collateral” means (i) the assets and properties of the Borrower upon which Liens have been granted to the Security Trustee to secure the Obligations, including without limitation any Additional Collateral and all of the “Collateral” as defined in the Collateral Documents, but excluding all such assets and properties released from such Liens pursuant to the applicable Collateral Document and (ii) each of the Letter of Credit Account and the Collateral Proceeds Account, together with all amounts on deposit therein and all proceeds thereof.
“Collateral Coverage Ratio” shall mean, as of any date, the ratio of (i) the Borrowing Base of the Eligible Collateral as of such date to (ii) the sum, without duplication, of (x) the Total Revolving Extensions of Credit then outstanding (other than LC Exposure that has been Cash Collateralized in accordance with Section 2.02(k)), plus (y) the aggregate amount of all Designated Hedging Obligations that constitute “Obligations” then outstanding (such sum, the “Total Obligations”).
“Collateral Documents” shall mean, collectively, each Aircraft and Spare Engine Mortgage, each Account Control Agreement (if executed and delivered by the Borrower hereunder), the Security Agreement (if executed and delivered by the Borrower hereunder), the Spare Parts Security Agreement (if executed and delivered by the Borrower hereunder), any Flight Simulator Security Agreement (if executed and delivered by the Borrower hereunder) and other agreements, instruments or documents that create or purport to create a Lien in favor of the Security Trustee for the benefit of the Secured Parties, in each case so long as such agreement, instrument or document shall not have been terminated in accordance with its terms.

“Collateral Material Adverse Effect” shall mean a material adverse effect on the value of the Collateral, taken as a whole.
“Collateral Proceeds Account” shall mean a segregated account or accounts held by or under the control of the Security Trustee into which the Net Proceeds of any Collateral Sale or Recovery Event may be deposited in accordance with the provisions of this Agreement.
“Collateral Sale” shall mean any sale of Collateral or series of related sales of Collateral.
“Commitment” shall mean, as to any Revolving Lender or Issuing Lender at any time, the Revolving Commitment of such Revolving Lender or Issuing Lender, as the case may be, at such time.
“Commitment Fee” shall have the meaning set forth in Section 2.19.
“Commitment Fee Rate” shall mean 0.60% per annum.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.
“Competitor” means any (i) airline, commercial air freight carrier, air freight forwarder or entity engaged in the business of parcel transport by air and (ii) Affiliate of any Person described in clause (i) (other than any Affiliate of such Person as a result of common control by a Governmental Authority or instrumentality thereof, any Affiliate of such Person who becomes a Lender with the consent of the Borrower in accordance with Section 10.02(b), and any Affiliate of such Person under common control with such Person which Affiliate is not actively involved in the management and/or operations of such Person).
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.13 and other technical, administrative or operational matters) that the Administrative Agent and the Borrower decide may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Consolidated Net Income” shall mean, with respect to any person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, on a consolidated basis; provided, however, that, without duplication,
(i)     any net after-tax extraordinary, nonrecurring or unusual gains or losses or income or expense or charge, including any Special Item, (less all fees and expenses relating thereto), any severance, relocation or other restructuring expenses, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to facilities closing costs, curtailments or modifications to pension and post-retirement employee benefit plans, excess pension charges, acquisition integration costs, facilities opening and integration costs, signing, retention or completion bonuses, and expenses or charges related to any offering of Equity Interests or debt securities of the Borrower, the Guarantor or any Parent Entity, any Investments, acquisition, Disposition, recapitalization or issuance, repayment, refinancing, amendment or modification of Indebtedness (in each case, whether or not successful), and any fees, expenses, charges or change in control payments related to the Transactions (including any costs relating to auditing prior periods, any transition or startup-related expenses, and Transaction Expenses incurred before, on or after the Effective Date), in each case, shall be excluded,
(ii)     any net after-tax income or loss from Disposed of, abandoned, closed or discontinued operations or fixed assets and any net after-tax gain or loss on the Dispositions of, Disposed of, abandoned, closed or discontinued operations or fixed assets shall be excluded,
(iii)     any net after-tax gain or loss (less all fees and expenses or charges relating thereto) attributable to business Dispositions or asset Dispositions other than in the ordinary course of business (as determined in good faith by the management of the Borrower) shall be excluded,
(iv)     any net after-tax income or loss (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness, Hedging Agreements or other derivative instruments shall be excluded,
(v)     (A) the Net Income for such period of any person that is not a Subsidiary of such person, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent person or a Subsidiary thereof in respect of such period and (B) the Net Income for such period shall include any dividend, distribution or other payment in cash (or to the extent converted into cash) received by the referent person or a Subsidiary thereof from any person in excess of, but without duplication of, the amounts included in subclause (A),
(vi)     the cumulative effect of a change in accounting principles during such period shall be excluded,
(vii)     effects of purchase accounting adjustments (including the effects of such adjustments pushed down to such person and its Subsidiaries) in component amounts required or permitted by GAAP, resulting from the application of purchase accounting or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
(viii)     any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP, shall be excluded,
(ix)     any non-cash compensation charge or expenses realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights shall be excluded,
(x)     accruals and reserves that are established or adjusted within twelve months after the Effective Date and that are so required to be established or adjusted in accordance with GAAP or as a result of adoption or modification of accounting policies shall be excluded,
(xi)     non-cash gains, losses, income and expenses resulting from fair value accounting required by the applicable standard under GAAP and related interpretation shall be excluded,
(xii)     any gain, loss, income, expense or charge resulting from the application of any LIFO shall be excluded,
(xiii)     any non-cash charges for deferred tax asset valuation allowances and deferred tax liabilities shall be excluded,
(xiv)     any currency translation gains and losses related to currency remeasurements of Indebtedness, and any net loss or gain resulting from Hedging Agreements for currency exchange risk, shall be excluded,
(xv)     any deductions attributable to minority interests shall be excluded,
(xvi)     (A) the non-cash portion of “straight-line” rent expense shall be excluded and (B) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included,
(xvii)     (A) to the extent covered by insurance and actually reimbursed, or, so long as such person has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days following the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded; and (B) amounts estimated in good faith to be received from insurance in respect of lost revenues or earnings in respect of liability or casualty events or business interruption shall be included (with a deduction for amounts actually received up to such estimated amount to the extent included in Net Income in a future period), and

(xviii) without duplication, any distribution pursuant to the Tax Receivable Agreement Obligations shall be included.
“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Cure Amount” shall have the meaning assigned to such term in Section 7.02.
“Cure Right” shall have the meaning assigned to such term in Section 7.02.
“Default” means any event that, unless cured or waived, is, or with the passage of time or the giving of notice or both would be, an Event of Default.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” shall mean, at any time, any Revolving Lender that (a) has failed, within two (2) Business Day of the date required to be funded or paid by it hereunder, to fund or pay (x) any portion of the Revolving Loans or (y) any other amount required to be paid by it hereunder to the Administrative Agent or any other Lender (or its banking Affiliates), unless, in the case of clause (x) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower, the Administrative Agent or any other Lender in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations (i) under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or (ii) generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by the Administrative Agent, any other Lender or the Borrower, acting in good faith, to provide a confirmation in writing from an authorized officer or other authorized representative of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans under this Agreement, which request shall only have been made after the conditions precedent to borrowings have been met, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the Administrative Agent’s, such other Lender’s or the Borrower’s, as applicable, receipt of such confirmation in form and substance satisfactory to it and the Administrative Agent, (d) has become, or has had its Parent Company become, the subject of a Bankruptcy Event or Bail-In Action; provided that a Revolving Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Revolving Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Revolving Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Revolving Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Revolving Lender. If the Administrative Agent (acting on the instructions of the Required Lenders) determines that a Revolving Lender is a Defaulting Lender under any of clauses (a) through (d) above, such Revolving Lender will be deemed to be a Defaulting Lender upon notification of such determination by the Administrative Agent to the Borrower, and the Revolving Lenders.
“Designated Banking Product Agreement” means any agreement evidencing Designated Banking Product Obligations entered into by the Borrower and any Person that, at the time such Person entered into such agreement, was a Lender or a banking Affiliate of a Lender, in each case designated by the relevant Lender and the Borrower, by written notice to the Administrative Agent, as a “Designated Banking Product Agreement”; provided that, so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Banking Product Agreement entered into while such Revolving Lender was a Defaulting Lender.
“Designated Banking Product Obligations” means any Banking Product Obligations, in each case as designated by any Lender (or a banking Affiliate thereof) and the Borrower from time to time and agreed to by the Administrative Agent (acting on the instructions of the Required Lenders) as constituting “Designated Banking Product Obligations”, which notice shall include (i) a copy of an agreement providing an agreed-upon maximum amount of Designated Banking Product Obligations that can be included as Obligations, and (ii) the acknowledgment of such Lender (or such banking Affiliate) that its security interest in the Collateral securing such Designated Banking Product Obligations shall be subject to the Loan Documents.
“Designated Hedging Agreement” means any Hedging Agreement entered into by the Borrower and any Person that, at the time such Person entered into such Hedging Agreement, was a Lender or an Affiliate of a Lender, as designated by the relevant Lender (or Affiliate of a Lender) and the Borrower, by written notice to the Administrative Agent, as a “Designated Hedging Agreement”, which notice shall include a copy of an agreement providing for (i) a methodology agreed to by the Borrower, such Lender or Affiliate of a Lender, and the Administrative Agent for reporting the outstanding amount of Designated Hedging Obligations under such Designated Hedging Agreement from time to time, (ii) an agreed-upon maximum amount of Designated Hedging Obligations under such Designated Hedging Agreement that can be included as Obligations, and (iii) the acknowledgment of such Lender or Affiliate of a Lender that its security interest in the Collateral securing such Designated Hedging Obligations shall be subject to the Loan Documents; provided that, after giving effect to such designation, the aggregate agreed-upon maximum amount of all “Designated Hedging Obligations” included as

Obligations shall not exceed 10% of the original Total Revolving Commitment in effect on the Effective Date in the aggregate; provided further that so long as any Revolving Lender is a Defaulting Lender, such Revolving Lender shall not have any rights hereunder with respect to any Designated Hedging Agreement entered into while such Revolving Lender was a Defaulting Lender.
“Designated Hedging Obligations” means, as applied to any Person, all Hedging Obligations of such Person under Designated Hedging Agreements after taking into account the effect of any legally enforceable netting arrangements included in such Designated Hedging Agreements; it being understood and agreed that, on any date of determination, the amount of such Hedging Obligations under any Designated Hedging Agreement shall be determined based upon the “settlement amount” (or similar term) as defined under such Designated Hedging Agreement or, with respect to a Designated Hedging Agreement that has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any termination payments then due and payable) under such Designated Hedging Agreement.
“Designated Location” means the locations as set forth in Schedule 3.19 or any other location in the United States designated by the Borrower from time to time in accordance with the Collateral Documents.
“Disposition” shall mean, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Institution” means any (a) Competitor or (b) any financial institution, investment manager, fund, Person and any of their affiliates that, in each case, (i) that has a substantial engagement in the business of originating commercial loans in distressed assets or investing in distressed assets or (ii) is a distressed fund or a fund with a significant portion of its aggregate investment being represented by distressed assets.
“Disqualified Stock” of any Person means any Capital Stock of such Person that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event (other than as a result of a Change of Control or other similar event or asset sale or Disposition), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a Change of Control or other similar event or asset sale or Disposition), (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock, or (iii) is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a Change of Control or other similar event or asset sale or Disposition), on or prior to the date that is 91 days after the Revolving Facility Maturity Date (determined as of the date of its issuance). Notwithstanding the preceding sentence, any Capital Stock of the Borrower that would constitute Disqualified Stock of the Borrower solely because the holders of the Capital Stock have the right to require the Borrower to repurchase such Capital Stock upon the occurrence of a Change of Control or other similar event or asset sale or Disposition will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions on or prior to the date that is 91 days after the Revolving Facility Maturity Date (determined as of the date of its issuance).
“Dollars” and “$” shall mean lawful money of the United States of America.
“DOT” shall mean the United States Department of Transportation and any successor thereto.
“EBITDAR” shall mean, with respect to the Borrower and the Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of the Borrower and the Subsidiaries for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xi) of this clause (a) reduced such Consolidated Net Income (and were not excluded therefrom) for the respective period for which EBITDAR is being determined):
(i)     provision for Taxes based on income, profits or capital of the Borrower and the Subsidiaries for such period, including state, franchise and similar taxes and foreign withholding taxes (including penalties and interest related to taxes or arising from tax examinations),
(ii)     Interest Expense (and to the extent not included in Interest Expense, (x) all cash dividend payments (excluding items eliminated in consolidation) on any series of preferred stock or Disqualified Stock and (y) costs of surety bonds in connection with financing activities) of the Borrower and the Subsidiaries for such period (net of interest income of the Borrower and the Subsidiaries for such period),
(iii)     depreciation and amortization expenses of the Borrower and the Subsidiaries for such period including the amortization of intangible assets, deferred financing fees and Capitalized Software Expenditures and amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits,
(iv)     business optimization expenses and other restructuring charges or reserves (which, for the avoidance of doubt, shall include the effect of inventory, marketing or sales optimization programs, facility closure, facility consolidations, retention, severance, systems establishment costs, contract termination costs, future lease commitments and excess pension charges),
(v)     any other non-cash charges; provided, that for purposes of this subclause (v) of this clause (a), any non-cash charges or losses shall be treated as cash charges or losses in any subsequent period during which cash disbursements attributable thereto are made (but excluding, for the avoidance of doubt, amortization of a prepaid cash item that was paid in a prior period),
(vi)     any expenses or charges (other than depreciation or amortization expense as described in clause (iii) above) related to any issuance of Equity Interests, Investments,

acquisition, Disposition, recapitalization or the incurrence, modification or repayment of Indebtedness (including a refinancing thereof) (whether or not successful), including (x) such fees, expenses or charges related to this Agreement and (y) any amendment or other modification of the Obligations or other Indebtedness,
(vii)     any costs or expense incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Borrower or a Subsidiary (other than contributions received from the Borrower or another Subsidiary) or net cash proceeds of an issuance of Equity Interests of the Borrower (other than Disqualified Stock),
(viii)     non-operating expenses,
(ix)     with respect to any joint venture that is not a Subsidiary and solely to the extent relating to any net income referred to in clause (v) of the definition of “Consolidated Net Income”, an amount equal to the proportion of those items described in clauses (i) and (ii) above relating to such joint venture corresponding to the Borrower’s and the Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Subsidiary),
(x)     all rent expense, which for the avoidance of doubt shall include engine rent expense otherwise reported as a component of maintenance expense, and
(xi)     any Special Item;
minus (b) the sum of (without duplication and to the extent the amounts described in this clause (b) increased such Consolidated Net Income for the respective period for which EBITDAR is being determined) non-cash items increasing Consolidated Net Income of the Borrower and the Subsidiaries for such period, (but excluding any such items (A) in respect of which cash was received in a prior period or will be received in a future period or (B) which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced EBITDAR in any prior period).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means March 24, 2025.
“Eligible Aircraft” shall mean any Boeing model B737-800 or B737-900ER aircraft that (a) is owned by the Borrower free and clear of Liens (other than Permitted Liens), (b) is eligible for the benefits of Section 1110, and (c) (i) if it was owned by Borrower on the Effective Date, is less than twenty-five (25) years old at the time it becomes a Pledged Aircraft or (ii) if it was not owned by Borrower on the Effective Date, is less than fifteen (15) years old at the time it becomes a Pledged Aircraft. For the avoidance of doubt, the age of each Eligible Aircraft shall be determined by the date of the manufacturer's bill of sale.
“Eligible Assignee” shall mean (a) a commercial bank having total assets in excess of $1,000,000,000, (b) a finance company, insurance company or other financial institution or fund, in each case reasonably acceptable to the Administrative Agent, which in the ordinary course of business extends credit of the type contemplated herein or invests therein and has total assets in excess of $200,000,000 and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA, (c) any Lender or any Affiliate of any Lender, provided that such Affiliate has total assets in excess of $200,000,000, (d) an Approved Fund of any Lender, provided that such Approved Fund has total assets in excess of $200,000,000, and (e) any other financial institution reasonably satisfactory to the Administrative Agent, provided that such financial institution has total assets in excess of $200,000,000; provided further that so long as no Event of Default has occurred and is continuing, no Disqualified Institution shall constitute an Eligible Assignee; provided further that none of the Borrower, the Guarantor or any Affiliate of the Borrower or the Guarantor, or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of any natural person) shall constitute an Eligible Assignee.
“Eligible Collateral” shall mean, on any date of determination, all Collateral on which the Security Trustee shall, as of such date, have, to the extent purported to be created by the applicable Collateral Document, a valid and perfected first priority Lien and/or mortgage (or comparable Lien) and which is otherwise subject only to Permitted Liens; provided that, Eligible Aircraft or Eligible Engine or Eligible Spare Parts shall not be deemed to Eligible Collateral until the Administrative Agent has received a copy of the applicable Appraisal for the relevant Eligible Aircraft or Eligible Engine or Eligible Spare Parts, as applicable, and such Appraisal shall be dated (with a valuation date) of no more than 45 days prior to the relevant date the Eligible Aircraft or Eligible Engine or Eligible Spare Parts, as applicable, is deemed to be Eligible Collateral.
“Eligible Engine” shall mean any CFM International, Inc. model CFM56-7B engine that (a) is owned by the Borrower free and clear of Liens (other than Permitted Liens), (b) is eligible for the benefits of Section 1110, and (c) at the time it becomes a Pledged Engine, has more than 2,000 cycles remaining until its next required overhaul. An engine shall cease to be an Eligible Engine when it has less than 2,000 cycles remaining until its next required overhaul.

“Eligible Ground Support Equipment” means the ground service equipment, de-icers, ground support equipment (including cargo loaders, tow tractors, passenger steps and dollies), aircraft cleaning devices, materials handling equipment, passenger walkways and other similar equipment owned by the Borrower free and clear of Liens (other than Permitted Liens).
“Eligible Inventory” means Eligible Ground Support Equipment and Flight Simulators.
“Eligible Receivable” means, as of any date of determination, any Account designated in the Field Auditor Receivables List (a) that is owned by the Borrower free and clear of Liens (other than Permitted Liens) and (b) that is shown on the most recent Officer’s Certificate delivered by the Borrower to the Administrative Agent pursuant to Section 5.01(f), net of, without duplication, all reserves against such Account, except, without duplication, any Account of the Borrower, as of such date:
(1)     with respect to which (a) an invoice has not been sent to the applicable Account Debtor or (b) the relevant Account has not been posted to the Airlines Clearing House or an international clearing house or (c) such Account has not theretofore been reported for compensation purposes to the Borrower in respect of a Borrower co-branded credit card;
(2)     that is in default and such default is reasonably likely to result in such Account Debtor’s failure to make payment with respect to such Account; provided, that, without limiting the generality of the foregoing, an Account shall be deemed in default upon the occurrence of any of the following: (i) the Account is not paid within ninety (90) days following its original invoice date (and in determining the aggregate amount from the same Account Debtor that is unpaid hereunder there shall be excluded the amount of any notes receivable held by an Account Debtor which are unpaid more than 90 days after the due date for payment), (ii) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due or (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;
(3)     that represents customer-level credit balances greater than ninety (90) days following its original invoice date;
(4)     as to which the Lien of the Security Trustee for the benefit of the Secured Parties is not a first priority perfected Lien (subject to Permitted Liens);
(5)     to the extent that such Account, together with all other Accounts owing to the Borrower by such Account Debtor and its Affiliates exceeds (a) to the extent such Account is an Amazon Account, 67% and (b) to the extent such Account is not an Amazon Account, 10% of all Accounts owing to the Borrower; and
(6)     to the extent such Account is subject to any netting arrangements, set-off or offsets by the Account Debtor.

“Eligible Spare Parts” means all accessories, appurtenances or parts of an Eligible Aircraft (except the relevant engines attached to such Aircraft) or accessories, appurtenances or parts of an Eligible Engine, in each case that are (a) owned by the Borrower, (b) to be installed at a later time in an Eligible Aircraft or an Eligible Engine, and (c) eligible for the benefits of Section 1110.
“Engine” shall mean an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of such Engine, except a Propeller.
“Environmental Laws” shall mean all applicable laws (including common law), statutes, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions or legally binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating to the environment, preservation or reclamation of natural resources, the handling, treatment, storage, disposal, Release or threatened Release of, or the exposure of any Person (including employees) to, any Hazardous Materials.
“Environmental Liability” shall mean any liability (including any liability for damages, natural resource damage, costs of environmental investigation, remediation or monitoring or costs, fines or penalties) resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment, disposal or the arrangement for disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement, lease or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” shall mean Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“ERISA Affiliate” means any person that would be deemed at any relevant time to be a single employer with a Borrower or Guarantor, pursuant to Section 414(b), (c), (m) or (o) of the Code or under common control with a Borrower or Guarantor under Section 4001 of ERISA.
“Erroneous Payment” shall have the meaning given such term in Section 8.11(a).
“Escrow Accounts” shall mean (1) accounts of the Borrower or any Subsidiary, solely to the extent any such accounts hold funds set aside by the Borrower or any Subsidiary to manage the collection and payment of amounts collected, withheld or incurred by the Borrower or such Subsidiary for the benefit of third parties relating to: (a) federal income tax withholding and backup withholding tax, employment taxes, transportation excise taxes and security related charges, (b) any and all state and local income tax withholding, employment taxes and related charges and fees and similar taxes, charges and fees, including, but not limited to, state and local payroll withholding taxes, unemployment and supplemental unemployment taxes, disability taxes, workman’s or workers’ compensation charges and related charges and fees, (c) state and local taxes imposed on overall gross receipts, sales and use taxes, fuel excise taxes and hotel occupancy taxes, (d) passenger facility fees and charges collected on behalf of and owed to various administrators, institutions, authorities, agencies and entities, (e) other similar federal, state or local taxes, charges and fees (including without limitation any amount required to be withheld or collected under applicable law) and (f) other funds held in trust for, or otherwise pledged to or segregated for the benefit of, an identified beneficiary; or (2) accounts, capitalized interest accounts, debt service reserve accounts, escrow accounts and other similar accounts.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” shall have the meaning given such term in Section 7.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Subsidiary” means any Subsidiary of the Borrower that is a captive insurance company.
“Excluded Swap Obligation” means any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of the Guarantor of, or the grant by the Guarantor of a security interest to secure, such Swap Obligation (or the Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of the Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of the Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean, with respect to any Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or the Guarantor under the Loan Documents: (a) Taxes imposed on or measured by its overall net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized, in which it is resident for tax purposes or in which its principal office is located or, in the case of any Lender, in which its Applicable Lending Office is located or that are Other Connection Taxes; (b) any branch profits taxes imposed by the United States of America or any similar Tax imposed by any other jurisdiction in which the Borrower or the Guarantor is located; (c) in the case of a Lender, any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the

Borrower under Section 2.17) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.14(a), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office; (d) in the case of a Lender, any withholding Tax that is attributable to such Lender’s failure to deliver the documentation described in Section 2.14(e); and (e) U.S. federal withholding Taxes imposed under FATCA.
“Extended Revolving Commitment” shall have the meaning given to such term in Section 2.26(a).
“Extension” shall have the meaning given to such term in Section 2.26(a).
“Extension Amendment” shall have the meaning given to such term in Section 2.26(c).
“Extension Offer” shall have the meaning given to such term in Section 2.26(a).
“Extension Offer Date” shall have the meaning given to such term in Section 2.26(a).
“FAA” shall mean the Federal Aviation Administration of the United States of America and any successor thereto.
“Facility” or “Revolving Facility” shall mean the Revolving Commitments and the Revolving Loans made and Letters of Credit issued thereunder.
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement, or any amended or successor provisions that are substantively comparable thereto and not materially more onerous to comply with, any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” shall mean, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letters” means the Upfront Fee Letter and the Structuring Fee Letter.

“Fee Schedule” means that certain UMB Bank, National Association Proposal to Serve as: Administrative Agent & Security Trustee for Sun Country Airlines $75MM Revolving Credit Facility Schedule dated as of March 6, 2025.
“Fees” shall collectively mean the Commitment Fees, the fees payable under the Fee Letters, any fees payable pursuant to the Fee Schedule, any Letter of Credit Fees (if applicable) and other fees referred to in Sections 2.19 and 2.20.
“Field Audit” shall mean a field examination conducted by a Field Auditor pursuant to Section 5.07(b) of the applicable accounts receivable constituting Collateral and books and records related thereto, the results of which shall be substantially similar to the initial Field Audit performed by the Field Auditor or in such other form as shall be reasonably satisfactory to the Administrative Agent in all material respects.
“Field Auditor” shall mean an appraiser from any of Deloitte, Ernst & Young, KPMG or PricewaterhouseCoopers or other advisors who may be retained by the Borrower and reasonably satisfactory to the Administrative Agent, acting at the direction of the Required Lenders, to conduct a Field Audit.
“Field Auditor Receivables List” shall mean a list of Accounts agreed between the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower that may be supplemented or otherwise updated from time to time by the Borrower with the consent of the Administrative Agent (acting at the direction of the Required Lenders).
“Finance Lease” shall mean, as applied to any person, any lease of any property (whether real, personal or mixed) by that person as lessee that, in conformity with GAAP, is, or is required to be, accounted for as a capital lease on the balance sheet of that person.
“Finance Lease Obligations” shall mean, as applied to any person, all obligations under Finance Leases of such person or any of its Subsidiaries, in each case taken at the amount thereof accounted for as liabilities in accordance with GAAP.
“Financial Performance Covenant” shall mean the covenant of the Borrower set forth in Section 6.05.
“Flight Simulator Security Agreement” means the Security Agreement, entered into or to be entered into, as the case may be, by the Borrower and the Security Trustee in substantially the form attached as Exhibit E (or in such other form as may be reasonably acceptable to the Security Trustee and the Borrower), as it may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Flight Simulators” shall mean flight simulators and flight training devices owned by the Borrower free and clear of Liens (other than Permitted Liens).
“Floor” means a rate of interest equal to 0%.

“GAAP” shall mean generally accepted accounting principles in the United States of America, which are in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, statements and pronouncements of the Financial Accounting Standards Board, such other statements by such other entity as have been approved by a significant segment of the accounting profession and the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.
“Governmental Authority” shall mean the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“Guarantee” means a guarantee (other than (a) by endorsement of negotiable instruments for collection or (b) customary contractual indemnities, in each case in the ordinary course of business), direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions).
“Guaranteed Obligations” shall have the meaning given such term in Section 9.01(a).
“Guarantor” shall mean Sun Country Airlines Holdings, Inc.
“Guaranty Obligations” shall have the meaning given such term in Section 9.01(a).
“Hazardous Materials” shall mean all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature that are regulated pursuant to, or could reasonably be expected to give rise to liability under any Environmental Law.
“Hedging Agreement” shall mean any agreement evidencing Hedging Obligations.
“Hedging Obligations” means, with respect to any Person, all obligations and liabilities of such Person under:

(1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;
(2) other agreements or arrangements designed to manage interest rates or interest rate risk; and
(3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, fuel prices or other commodity prices.
“ICF” shall mean ICF International, Inc.
“Illegality Event” shall have the meaning set forth in Section 2.16.
“Immaterial Subsidiary” shall mean any Subsidiary of the Borrower for which (a) the assets of such Subsidiary constitute no more than 7.0% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01) and (b) the revenues of such Subsidiary account for no more than 7.0% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01; provided that the total assets of all Immaterial Subsidiaries shall not exceed, in the aggregate, (x) 12.0% of the total assets of the Borrower and its Subsidiaries on a consolidated basis (determined as of the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01) or (y) 12.0% of the total revenues of the Borrower and its Subsidiaries on a consolidated basis for the twelve-month period ending on the last day of the most recent fiscal quarter of the Borrower for which financial statements are available to the Administrative Agent pursuant to Section 5.01.
“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:
(1)    in respect of borrowed money;
(2)    evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);
(3)    in respect of banker’s acceptances;
(4)    representing Finance Lease Obligations;
(5)    representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, but excluding in any event trade payables arising in the ordinary course of business; or

(6)    representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person. Indebtedness shall be calculated without giving effect to the effects of Financial Accounting Standards Board Accounting Standards Codification 815 – Derivatives and Hedging and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under this Agreement as a result of accounting for any embedded derivatives created by the terms of such Indebtedness.
For the avoidance of doubt, Banking Product Obligations do not constitute Indebtedness.
“Indemnified Taxes” shall mean (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or the Guarantor under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.
“Indemnitee” shall have the meaning given such term in Section 10.04(b).
“Intercreditor Agreement” shall have the meaning given such term in Section 10.17.
“Interest Expense” shall mean, with respect to any person for any period, the sum of (a) gross interest expense of such person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Hedging Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense and (iii) the portion of any payments or accruals with respect to Finance Lease Obligations allocable to interest expense and (b) capitalized interest of such person. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by the Borrower and the Subsidiaries with respect to Hedging Agreements, and interest on a Finance Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Finance Lease Obligations in accordance with GAAP.
“Interest Payment Date” shall mean (a) as to any SOFR Loan having an Interest Period of one or three months, the last day of such Interest Period and (b) as to any SOFR Loan having an Interest Period of more than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period.

“Interest Period” shall mean, as to any Borrowing of SOFR Loans, the period commencing on the date of such Borrowing or on the last day of the preceding Interest Period applicable to such Borrowing and ending on (but excluding) the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, three or six months thereafter, as the Borrower may elect in the related notice delivered pursuant to Section 2.03; provided that (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) no Interest Period shall end later than the applicable Termination Date, and (iii) no tenor that has been removed from this definition pursuant to Section 2.27(d) shall be available for specification in the notice delivered pursuant to Section 2.03.
“International Interest” shall mean an “international interest” as defined in the Cape Town Treaty.
“International Registry” shall mean the “International Registry” as defined in the Cape Town Treaty.
“Investments” means, with respect to any Person, all direct or indirect investments made by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.
“Issuing Lender” shall mean, in respect of any Letter of Credit, any Lender agreeing to act in the capacity as issuer of such Letter of Credit hereunder, which Lender shall be reasonably satisfactory to the Borrower and the Administrative Agent. Each Issuing Lender may, in its reasonable discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Lender reasonably acceptable to the Borrower, which Affiliate shall agree in writing reasonably acceptable to the Borrower to be bound by the provisions of the Loan Documents applicable to an Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Joint Lead Arrangers” means MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation.
“Junior Lien Cap” means, as of any date of determination, the aggregate amount of Junior Secured Debt that may be incurred by the Borrower and the Guarantor such that, after giving pro forma effect to such incurrence and the application of the net proceeds therefrom the Total Collateral Coverage Ratio shall be no less than 1.0 to 1.0.

“Junior Secured Debt” shall mean Indebtedness that is secured by a Lien on Collateral that is junior to the Liens securing the Obligations and permitted to be secured by a Lien on Collateral under Section 6.02 and clause (2) of the definition of “Permitted Liens”.
“LC Commitment” shall mean, with respect to any Issuing Lender, an amount equal to the Borrowing Availability of such Issuing Lender from time to time; provided that, in any event, the aggregate LC Commitment of the Issuing Lenders shall not exceed the amount of the LC Sublimit.
“LC Disbursement” shall mean a payment made by an Issuing Lender pursuant to a Letter of Credit.
“LC Exposure” shall mean, at any time, with respect to any Revolving Lender
(A)that is an Issuing Lender, the sum of (i) the aggregate maximum undrawn amount of all outstanding Letters of Credit issued by it at such time, less the aggregate amount of all participations in such Letters of Credit held by the other Revolving Lenders in accordance with Section 2.02(e), plus (ii) the aggregate amount of all LC Disbursements made by it that have not yet been reimbursed by or on behalf of the Borrower at such time less the aggregate amount of all payments made to it by the other Revolving Lenders in respect of such LC Disbursement in accordance with Section 2.02(e); or
(B)that has acquired a participation in any outstanding Letter of Credit in accordance with Section 2.02(e), the sum of (i) its share (based on the participation then held by it) of the aggregate maximum undrawn amount of all such outstanding Letters of Credit at such time plus (ii) the aggregate amount of all payments made by it to the relevant Issuing Lender pursuant to Section 2.02(e) in respect of LC Disbursements made by the relevant Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time;
(C)provided that in the case of any escalating Letter of Credit where the face amount thereof is subject to escalation with no conditions, the applicable Lender’s LC Exposure with respect to such Letter of Credit shall be determined by referring to the maximum face amount to which such Letter of Credit may be so escalated.
“LC Obligations” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time, determined without regard to whether any conditions to drawing could be met at that time, plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Obligations of any Lender at any time shall be its Revolving Commitment Percentage of the total LC Obligations at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the UCP or Rule 3.13 or Rule 3.14 of the ISP or similar terms in the governing rules or laws or of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.
“LC Sublimit” shall mean $5,000,000. The LC Sublimit is part of, and not in addition to, the Revolving Facility.
“Lenders” shall have the meaning set forth in the first paragraph of this Agreement.
“Letter of Credit” shall mean any irrevocable letter of credit issued pursuant to Section 2.02, which letter of credit shall be (i) a standby letter of credit, (ii) issued for general corporate purposes of the Borrower or any Subsidiary of the Borrower; provided that in any case the account party of a Letter of Credit must be the Borrower, (iii) denominated in Dollars and (iv) otherwise in such form as may be reasonably approved from time to time by the Administrative Agent and the applicable Issuing Lender.
“Letter of Credit Account” shall mean the account established by the Borrower under the sole and exclusive control of the Security Trustee primarily administered at the office of the Security Trustee at 6440 S. Millrock Drive, Suite 400, Salt Lake City, UT 84121, designated as the “Pledge Account” that shall be used solely for the purposes set forth herein.
“Letter of Credit Fees” shall mean the fees payable in respect of Letters of Credit pursuant to Section 2.20.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any option or other agreement to sell or give a security interest in and, except in connection with any Qualified Receivables Transaction, any agreement to give any financing statement under the UCC (or equivalent statutes) of any jurisdiction.
“Liquidity” shall mean the sum of (i) all unrestricted cash and Cash Equivalents of the Borrower (excluding, for the avoidance of doubt, any cash or Cash Equivalents held in accounts subject to Account Control Agreements or otherwise then pledged to secure any Indebtedness other than the Obligations), (ii) the aggregate principal amount committed and available to be drawn by the Borrower (taking into account all borrowing base limitations, collateral coverage requirements or other restrictions on borrowing availability) under all revolving credit facilities (excluding this Facility) of the Borrower and (iii) to the extent not being used to repay other Indebtedness, the scheduled net proceeds of any Capital Markets Offering of the Borrower that has priced but has not yet closed (until the earliest of the closing thereof, the termination thereof without closing or the date that falls five (5) Business Days after the initial scheduled closing date thereof); provided that any Liquidity contributed by Immaterial Subsidiaries that is in excess of 10% of the total Liquidity, and any amounts described in clauses (i) through (iii) that are held by any Receivables Subsidiary or Excluded Subsidiary, shall be excluded from the calculation of Liquidity.

“Loan Documents” shall mean this Agreement, the Collateral Documents, each Fee Letter, any Intercreditor Agreement and any other instrument or agreement (which is designated as a Loan Document therein) executed and delivered by the Borrower or the Guarantor to the Administrative Agent, the Security Trustee, any Issuing Lender or any Lender, in each case, as the same may be amended, restated, modified, supplemented, extended or amended and restated from time to time in accordance with the terms hereof.
“Loan Request” shall mean a request by the Borrower, executed by a Responsible Officer of the Borrower, for a Loan in accordance with Section 2.03 in substantially the form of Exhibit B.
“Loans” shall mean the Revolving Loans.
“Margin Stock” shall have the meaning given such term in Section 3.10(a).
“Market Disruption Affected Lender” means (a) all Lenders in the case of a Market Disruption Event described in Section 2.28(a), and (b) each Lender giving notice to the Administrative Agent certifying the matters in Sections 2.28(b)(i) through (iii), in the case of a Market Disruption Event described in Section 2.28(b).
“Market Disruption Event” means any event described in Section 2.28(a) or (b).
“Market Disruption Notice” has the meaning set forth in Section 2.28.
“Material Adverse Change” shall mean any event, development or circumstance that has had or would reasonably be expected to have a Material Adverse Effect.
“Material Adverse Effect” shall mean (i) a material adverse effect on (a) the consolidated business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, (b) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Administrative Agent, the Security Trustee and the Lenders thereunder, or (c) the ability of the Borrower and the Guarantor, collectively, to pay the Obligations or (ii) a Collateral Material Adverse Effect.
“Material Eligible Receivable” means, as of any date of determination, an Eligible Receivable for which, after excluding the Certified Value of such Eligible Receivable, as determined by the most recent Officer’s Certificate delivered by the Borrower pursuant to Section 5.01(f) with respect to such Eligible Receivable, from the aggregate Certified Value of all Pledged Receivables as of such date, the Borrower would not reasonably be expected to be in compliance with Section 6.08(a).
“Material Indebtedness” shall mean Indebtedness of the Borrower or the Guarantor (other than the Loans and obligations relating to Letters of Credit) outstanding under the same agreement in a principal amount exceeding, in the case of the Borrower, $50,000,000 or, in the case of the Guarantor, $75,000,000.
“Maximum Rate” has the meaning specified in Section 2.06(d).

“Minimum Extension Condition” shall have the meaning given such term in Section 2.26(b).
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgaged Collateral” shall mean all of the “Collateral” as defined in each Aircraft and Spare Engine Mortgage (including as supplemented from time to time).
“Net Income” shall mean, with respect to any person, the net income (loss) of such person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.
“Net Proceeds” means the aggregate cash and Cash Equivalents received by the Borrower or any of its Subsidiaries in respect of any Collateral Sale (including, without limitation, any cash or Cash Equivalents received in respect of or upon the sale or other disposition of any non-cash consideration received in any Collateral Sale) or Recovery Event, net of: (a) the direct costs and expenses relating to such Collateral Sale and incurred by the Borrower or a Subsidiary (including the sale or disposition of such non-cash consideration) or any such Recovery Event, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Collateral Sale or Recovery Event, taxes paid or payable as a result of the Collateral Sale or Recovery Event, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements; (b) any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; and (c) any portion of the purchase price from a Collateral Sale placed in escrow pursuant to the terms of such Collateral Sale (either as a reserve for adjustment of the purchase price, or for satisfaction of indemnities in respect of such Collateral Sale) until the termination of such escrow.
“Non-Defaulting Lender” shall mean, at any time, a Revolving Lender that is not a Defaulting Lender.
“Non-Extending Lender” shall have the meaning given such term in Section 10.08(e).
“Obligations” shall mean the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and interest accruing after the filing of any petition of bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), the Loans, the Designated Hedging Obligations, the Designated Banking Product Obligations, and all other obligations and liabilities of the Borrower to the Administrative Agent, the Security Trustee, any Issuing Lender or any Lender (or (i) in the case of Designated Hedging Obligations, any obligee with respect to such designated Hedging Obligations who was a Lender or an Affiliate of a Lender when the related Designated Hedging Agreement was entered into, or (ii) in the case of Designated Banking Product Obligations, any obligee with respect to such Designated Banking Product Obligations who was a Lender or a banking Affiliate of any Lender at the time the related Designated Banking Product Agreement was entered into), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under this Agreement or any other Loan Document, whether on account of principal, interest, reimbursement obligations, fees, indemnities, out-of-pocket costs, and expenses (including all fees, charges and disbursements of counsel to any Agent, any Issuing Lender or any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided, however, that the aggregate amount of all Designated Hedging Obligations (valued in accordance with the definition thereof) at any time outstanding that shall be included as “Obligations” shall not exceed 10% of the original Total Revolving Commitment in effect on the Effective Date; provided further that in no event shall the Obligations include Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.
“Officer’s Certificate” shall mean a certificate signed on behalf of the Borrower by an Officer of the Borrower.
“Other Connection Taxes” means, with respect to the Administrative Agent, the Security Trustee, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or the Guarantor hereunder or under any other Loan Document, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from the execution, delivery, becoming a party to, performing its obligations under, receiving payments under, receiving or perfecting a security interest under or engaging in any other transaction pursuant to or enforcing any Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document, other than Taxes that are Other Connection Taxes imposed by reason of an assignment (other than an assignment made pursuant to Section 2.17).
“Parent Company” means, with respect to a Revolving Lender, the bank holding company (as defined in Federal Reserve Board Regulation Y), if any, of such Revolving Lender, and/or any Person owning, beneficially or of record, directly or indirectly, a majority of the shares of such Revolving Lender.
“Parent Entity” shall mean any direct or indirect parent of the Borrower.
“Participant” shall have the meaning given such term in Section 10.02(d).

“Participant Register” shall have the meaning given such term in Section 10.02(d).
“Patriot Act” shall mean the USA PATRIOT Act, Title III of Pub. L. 107-56, signed into law on October 26, 2001 and any subsequent legislation that amends or supplements such Act or any subsequent legislation that supersedes such Act.
“Payment Recipient” shall have the meaning given such term in Section 8.11(a).
“Payroll Accounts” shall mean depository accounts used only for payroll.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, or a reasonable extension of, the business in which the Guarantor and its Subsidiaries are engaged on the date of this Agreement.
“Permitted Cure Securities” shall mean any equity securities of the Borrower other than Disqualified Stock.
“Permitted Disposition” shall mean any of the following:
(a)the Disposition of Collateral permitted under the applicable Collateral Documents;
(b)the Disposition of cash or Cash Equivalents constituting Collateral in exchange for other cash or Cash Equivalents constituting Collateral and having reasonably equivalent value therefor; provided that this clause (b) shall not permit any Disposition of the Letter of Credit Account or any amounts on deposit therein;
(c)sales or dispositions of surplus, obsolete, negligible or uneconomical assets no longer used in the business of the Borrower;
(d)the lease or sublease of assets and properties comprising Collateral in the ordinary course of business; provided that the Borrower complies with any applicable requirements of the Collateral Documents in respect thereof.
“Permitted Foreign Air Carrier” has the meaning set forth in the Aircraft and Spare Engine Mortgage.
“Permitted Investments” means, and may include investments for which the Administrative Agent, Security Trustee or any of their Affiliates serves as investment manager or advisor:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from Standard & Poor’s Ratings Services or from Moody’s Investors Service, Inc.;
(c)    investments in certificates of deposit, deposit accounts and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;
(d)    fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) of this definition and entered into with a financial institution satisfying the criteria described in clause (c) of this definition; and
(e)    direct obligations of any money market mutual fund similar investment company all of whose investments consist of obligations having the highest quality rating obtainable from Standard & Poor’s Ratings Services or from Moody’s Investors Service, Inc.
“Permitted Liens” means:
(1)    Liens held by the Security Trustee securing the Obligations;
(2)    Liens securing Junior Secured Debt in an aggregate principal amount (as of the date of incurrence of any such Junior Secured Debt and after giving pro forma effect to the application of the net proceeds therefrom), not exceeding the Junior Lien Cap, provided that such Liens shall (x) rank junior to the Liens in favor of the Security Trustee securing the Obligations and (y) be subject to an Intercreditor Agreement reasonably acceptable to the Administrative Agent, the Security Trustee, the Required Lenders and the Borrower;
(3)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;
(4)    Liens imposed by law, including carriers’, warehousemen’s, landlord’s and mechanics’ Liens, in each case, incurred in the ordinary course of business;
(5)    Liens arising by operation of law in connection with judgments, attachments or awards which do not constitute an Event of Default hereunder;
(6)    Liens created for the benefit of (or to secure) the Obligations or any Guaranty Obligations;
(7)    (A) any overdrafts and related liabilities arising from treasury, netting, depository and cash management services or in connection with any automated clearing house transfers of funds, in each case as it relates to cash or Cash Equivalents, if any, and (B) Liens arising by operation of law or that are contractual rights of set-off in favor of the depository bank or securities intermediary in respect of the Letter of Credit Account or the Collateral Proceeds Account;
(8)    licenses, sublicenses, leases and subleases by the Borrower as they relate to any aircraft, airframe, engine, Mortgaged Collateral or any Additional Collateral to the extent (A) such licenses, sublicenses, leases or subleases complies with any applicable requirements of the Collateral Documents, do not interfere in any material respect with the business of the Borrower and its Subsidiaries, taken as a whole, and in each case, such license, sublicense, lease or sublease is to be subject and subordinate to the Liens granted to the Security Trustee pursuant to the Collateral Documents, and in each case, would not result in a Collateral Material Adverse Effect or (B) otherwise expressly permitted by the Collateral Documents;
(9)    salvage or similar rights of insurers, in each case as it relates to any Mortgaged Collateral;
(10)    Liens incurred in the ordinary course of business of the Borrower or any Subsidiary of the Borrower with respect to obligations that do not exceed in the aggregate $2,500,000 at any one time outstanding; and
(11)    Liens on Collateral expressly permitted under the Collateral Document granting a Lien on such Collateral.
“Person” shall mean any natural person, corporation, division of a corporation, partnership, limited liability company, trust, joint venture, association, company, estate, unincorporated organization, Airport Authority or Governmental Authority or any agency or political subdivision thereof.
“Plan” means any plan defined in Section 4021(a) of ERISA in respect of which the Borrower is an “employer” or a “substantial employer” as such terms are defined in ERISA.
“Platform” means Debticate or another similar electronic system agreed upon among the Borrower, the Security Trustee and the Administrative Agent.
“Pledged Aircraft” means, as of any date, the Eligible Aircraft included in the Collateral as of such date.
“Pledged Aircraft BB Contribution” means, in respect of each Pledged Aircraft, the lesser of (x) 70% (or, in the case of any Pledged Aircraft that, at the time of determination of the Pledged Aircraft BB Contribution, is fifteen (15) or more year old, 50%) of the Appraised Value of such Pledged Aircraft or (y) 80% of the net purchase price paid by the Borrower or any of its affiliates for such Pledged Aircraft. For the avoidance of doubt, the age of each Pledged Aircraft shall be determined by the date of the manufacturer's bill of sale.
“Pledged Cash and Cash Equivalents” means, as of any date, the amount of cash and Cash Equivalents included in the Collateral as of such date.

“Pledged Engine BB Contribution” means, in respect of each Pledged Engine, the lesser of (x) the product of (i) the applicable percentage set forth in the following table times (ii) the Appraised Value of such Pledged Engine or (y) 80% of the net purchase price paid by the Borrower or any of its affiliates for such Pledged Engine:

Number of Cycles remaining until next overhaul as of the relevant date of determination*:	Percentage
Greater than or equal to 18,000	70.0%
Greater than or equal 13,500 but less than 18,000	67.5%
Greater than or equal to 10,000 but less than 13,500	65.0%
Greater than or equal to 5,000 but less than 10,000	62.5%
Greater than or equal to 2,000 but less than 5,000	60.0%
* The relevant date of determination shall be the most recent of (i) the date the Pledged Engine was added as Collateral and (ii) the date of delivery of the most recent Appraisals.

“Pledged Engines” means, as of any date, the Eligible Engines included in the Collateral as of such date.
“Pledged Inventory” means, as of any date, the Eligible Inventory included in the Collateral as of such date.
“Pledged Inventory BB Contribution” means, in respect of the Pledged Inventory, 50% of the value of the Pledged Inventory as certified by the Borrower in the most recently delivered Quarterly Certificate or, if no such Quarterly Certificate has been delivered in respect of any such Pledged Inventory as of the relevant date of determination, then as certified by the Borrower on the date upon which such Eligible Inventory has become Pledged Inventory.
“Pledged Other Assets” means the Pledged Cash and Cash Equivalents, the Pledged Inventory, the Pledged Spare Parts and the Pledged Receivables.
“Pledged Receivables” means, as of any date, the Eligible Receivables included in the Collateral as of such date.
“Pledged Receivables BB Contribution” means, in respect of the Pledged Receivables, 85% of the value of the Pledged Receivables as certified by the Borrower in the most recently Quarterly Certificate or, if no such Quarterly Certificate has been delivered in respect of any such Pledged Receivables as of the relevant date of determination, then as certified by the Borrower on date upon which relevant Eligible Receivables became Pledged Receivables.

“Pledged Spare Parts” means, as of any date, the Eligible Spare Parts included in the Collateral as of such date.
“Pledged Spare Parts BB Contribution” means 75% of the Appraised Value of the Pledged Spare Parts.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the Person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Issuing Lender or Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Professional User” shall have the meaning given it in the Regulations and Procedures for the International Registry.
“Propeller” shall mean any propeller, including any part, appurtenance, and accessory of a propeller.
“Put Exposure” means the principal amount of Loans, LC Exposure and unused Revolving Commitments that Lenders have elected be prepaid, discharged and terminated, respectively, pursuant to Section 2.10(g) in response to a Change of Control Offer.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to it in Section 10.20.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries sells, conveys or otherwise transfers to (a) a Receivables Subsidiary or any other Person (in the case of a transfer by the Borrower or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in the Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, other than assets that constitute Collateral or proceeds of Collateral.
“Qualified Replacement Assets” means Additional Collateral of any of the types described in clauses (b) and (c) of the definition of “Additional Collateral”.

“Quarterly Certificate” means a certificate signed by an Officer of the Borrower certifying, as of such date, the Borrowing Base, the Collateral Coverage Ratio and the valuation of the Other Assets (which valuation shall, in the case of Pledged Spare Parts, be based on the most recent Appraisal thereof as may be adjusted in accordance with the Borrower’s books and records).
“Quarterly Certification Date” means, to the extent any Revolving Extensions of Credit are outstanding, the last day of each fiscal quarter.
“Receivables Security Agreement” means the Receivables Security Agreement, entered into or to be entered into, as the case may be, by the Borrower and the Security Trustee in substantially the form attached as Exhibit F (or in such other form as may be reasonably acceptable to the Security Trustee and the Borrower), as it may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Receivables Subsidiary” means a Subsidiary of the Borrower which engages in no activities other than in connection with the financing of accounts receivable and which is designated by the Board of Directors of the Borrower (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (1) is guaranteed by the Borrower or any Subsidiary of the Borrower (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (2) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than through an incidental pledge or pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction or (3) subjects any property or asset of the Borrower or any Subsidiary of the Borrower (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the Borrower, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower will be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Recovery Event” shall mean any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any Collateral or any Event of Loss (as defined in the related Collateral Document pursuant to which a security interest in such Collateral is granted to the Administrative Agent, if applicable).
“Register” shall have the meaning set forth in Section 10.02(b)(iv).
“Regulations and Procedures for the International Registry” shall mean the official English language text of the International Registry Procedures and Regulations issued by the Supervisory Authority (as defined in the Cape Town Convention) pursuant to the Aircraft Protocol.
“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, partners, members, employees, agents and advisors of such Person and such Person’s Affiliates.
“Release” shall have the meaning specified in Section 101(22) of the Comprehensive Environmental Response Compensation and Liability Act.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.
“Required Lenders” shall mean, at any time, Lenders holding more than 50% of the Total Revolving Commitments then in effect or, if the Revolving Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. The Revolving Extensions of Credit, outstanding Loans and Commitments of any Defaulting Lender shall be disregarded in determining the “Required Lenders” at any time.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means an Officer.
“Revolving Availability Period” shall mean the period from and including the Effective Date to the date falling one (1) month before the Revolving Facility Maturity Date but excluding the Revolving Facility Termination Date with respect to the applicable Revolving Commitments.
“Revolving Commitment” shall mean the commitment of each Revolving Lender to make Revolving Loans and, if such Revolving Lender is an Issuing Lender, to issue Letters of Credit, hereunder in an aggregate principal not to exceed the amount set forth under the heading “Revolving Commitment” opposite its name in Annex A hereto or in the Assignment and Acceptance pursuant to which such Revolving Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The aggregate amount of the Total Revolving Commitments as of the Effective Date is $75,000,000.

“Revolving Commitment Percentage” shall mean, at any time, with respect to each Revolving Lender, the percentage obtained by dividing its Revolving Commitment at such time by the Total Revolving Commitment (or, if the Revolving Commitments have been terminated, the Revolving Extensions of Credit of such Revolving Lender at such time by the Total Revolving Extensions of Credit at such time).
“Revolving Extensions of Credit” shall mean, as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding and (b) such Lender’s LC Exposure then outstanding.
“Revolving Facility Maturity Date” shall mean, with respect to any (a) Revolving Commitments that have not been extended pursuant to Section 2.26, March 24, 2029 and (b) Extended Revolving Commitments, the final maturity date therefor as specified in the applicable Extension Offer accepted by the respective Revolving Lender or Revolving Lenders.
“Revolving Facility Termination Date” shall mean the earlier to occur of (a) the Revolving Facility Maturity Date with respect to the applicable Revolving Commitments, (b) the acceleration of the Loans (if any) and the termination of the Revolving Commitments in accordance with the terms hereof and (c) the termination of the applicable Revolving Commitments as a whole pursuant to Section 2.09.
“Revolving Lender” shall mean each Lender having a Revolving Commitment.
“Revolving Loan” shall have the meaning set forth in Section 2.01(a).
“Revolving Loan Percentage” shall mean, with respect to each Revolving Lender, determined as of the date of each advance of a Revolving Loan and prior to giving effect thereto, the percentage determined by dividing (i) the Revolving Commitment of such Revolving Lender minus the Revolving Extensions of Credit of such Revolving Lender by (ii) the Total Revolving Commitments minus the Total Revolving Extensions of Credit.
“S&P” shall mean Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.
“Sanctioned Country” means a country, territory or region that is itself the subject or target of Sanctions broadly prohibiting dealings with such country, territory or region (as of the date hereof, Cuba, Iran, North Korea, Syria, and the Crimea, Donetsk People’s Republic, and Luhansk People’s Republic regions of Ukraine).
“Sanctioned Person” means any Person: (a) listed on any Sanctions-related list of designated Persons maintained by any Sanctions Authority (including the Specially Designated Nationals and Blocked Persons List maintained by OFAC); (b) organized, incorporated or resident in a Sanctioned Country; or (c) directly or indirectly owned fifty percent (50%) or more by, or controlled by, any Person described in clauses (a) or (b); or (d) that is otherwise the subject of Sanctions.

“Sanctions” means any and all economic or financial sanctions and trade embargoes administered, enacted, imposed or enforced by any Sanctions Authority.
“Sanctions Authority” means, individually and collectively, (a) the United States of America, (b) the European Union, (c) the United Kingdom, (d) the relevant governmental institutions and agencies of any of the foregoing, including OFAC, the U.S. Department of State, and His Majesty’s Treasury and (e) the United Nations Security Council.
“SEC” shall mean the United States Securities and Exchange Commission.
“Section 1110” means 11 U.S.C. Section 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy law in effect from time to time.
“Secured Parties” shall mean the Administrative Agent, Security Trustee, the Issuing Lenders and the Lenders.
“Securities Act” shall mean the Securities Act of 1933, as amended.
“Security Trustee” shall have the meaning set forth in the first paragraph of this Agreement.
“Significant Subsidiary” means any Subsidiary of the Borrower that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of this Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Breakage” means any amount payable by the Borrower to any Lender pursuant to Section 2.13(a).
“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR.
“SOFR Tranche” shall mean the collective reference to SOFR Loans under the Facility the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).
“Spare Parts” shall mean all accessories, appurtenances, or parts of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that are to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.
“Spare Parts Security Agreement” means the Mortgage and Security Agreement (Spare Parts), entered into or to be entered into, as the case may be, by the Borrower and the

Security Trustee in substantially the form attached as Exhibit C (or in such other form as may be reasonably acceptable to the Administrative Agent and the Borrower), as it may be amended, restated, modified, supplemented, extended or amended and restated from time to time.
“Special Item” means any expenses or revenues identified as “Special Items” (or any similar term) in the Borrower’s Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K filed with the SEC.
“Specified Collateral” shall mean Collateral consisting of Eligible Aircraft, Eligible Engines, Eligible Spare Parts or Eligible Inventory.
“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the Effective Date, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
“Structuring Fee Letter” means the Structuring Fee Letter, dated the date hereof, between the Borrower and MUFG Bank, Ltd., as structuring agent.
“Subsidiary” shall mean, with respect to any Person
(1)    any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person (or a combination thereof); and
(2)    any partnership, joint venture or limited liability company of which (A) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise and (B) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
Unless the context otherwise requires, "Subsidiary" shall mean a Subsidiary of the Borrower.
“Swap Obligation” means, with respect to the Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Tax Indemnitee” shall mean each Lender, the Administrative Agent, the Security Trustee and their respective Affiliates, successors and permitted assigns.
“Tax Indemnitee Related Parties” shall mean, with respect to a Tax Indemnitee, if such person is an Affiliate or employer of such Tax Indemnitee, a director, officer, employee, agent, or servant of such Tax Indemnitee or any such Affiliate or successor or permitted assign of any of the foregoing.
“Tax Receivable Agreement” means that certain income tax receivable agreement dated as of March 19, 2021 between the Guarantor and Guarantor’s holders of common stock.
“Tax Receivable Agreement Obligations” means all payment obligations owed pursuant to the Tax Receivable Agreement.
“Taxes” shall mean any and all present or future taxes, levies, imposts, duties, assessments, fees, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the preceding proviso) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (acting on the instructions of the Required Lenders) in its reasonable discretion).
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.
“Termination Date” shall mean, with respect to any Revolving Loans, the Revolving Facility Termination Date applicable to the related Revolving Commitments.

“Test Period” shall mean, on any date of determination, the period of four consecutive fiscal quarters of the Borrower then most recently ended (taken as one accounting period) for which financial statements have been (or were required to be) delivered pursuant to Section 5.01(a) or 5.01(b) and, initially, the four fiscal quarter period ending on the last day of the first full fiscal quarter ending after the Effective Date.
“Title 14” means Title 14 of the U.S. Code of Federal Regulations, including Part 93, Subparts K and S thereof, as amended from time to time or any successor or recodified regulation.
“Title 49” shall mean Title 49 of the United States Code, which, among other things, recodified and replaced the U.S. Federal Aviation Act of 1958, and the rules and regulations promulgated pursuant thereto, and any subsequent legislation that amends, supplements or supersedes such provisions.
“Total Collateral Coverage Ratio” shall mean the ratio of (i) the aggregate Appraised Value of all Specified Collateral that is Eligible Collateral plus the Certified Value of all Pledged Receivables plus the Pledged Cash and Cash Equivalents to (ii) the sum, without duplication, of (w) the Total Revolving Extensions of Credit then outstanding (other than LC Exposure that has been Cash Collateralized in accordance with Section 2.02(k)), plus (x) the aggregate amount of all Designated Hedging Obligations that constitute “Obligations” then outstanding, plus (y) the aggregate outstanding principal amount of Junior Secured Debt.
“Total Obligations” shall have the meaning provided in the definition of “Collateral Coverage Ratio”.
“Total Revolving Commitment” shall mean, at any time, the sum of the Revolving Commitments at such time.
“Total Revolving Extensions of Credit” shall mean, at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time.
“Transaction Expenses” shall mean any fees or expenses incurred or paid by the Borrower or any of the Subsidiaries or any of their Affiliates in connection with the Transactions, this Agreement and the other Loan Documents, and the transactions contemplated hereby and thereby.
“Transactions” shall mean the execution, delivery and performance by the Borrower and Guarantor of this Agreement and the other Loan Documents to which they may be a party, the creation of the Liens in the Collateral in favor of the Security Trustee and/or the Administrative Agent for the benefit of the Secured Parties, the borrowing of Loans and the use of the proceeds thereof, and the request for and issuance of Letters of Credit hereunder.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets

Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“UMB” has the meaning set forth in the first paragraph of this Agreement.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“United States” and “U.S.” mean the United States of America.
“United States Citizen” shall have the meaning set forth in Section 3.02.
“Unused Total Revolving Commitment” shall mean, at any time, (a) the Total Revolving Commitment less (b) the Total Revolving Extensions of Credit.
“Upfront Fee Letter” means the Upfront Fee Letter, dated the date hereof, between the Borrower and the initial Lenders.
“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02.Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented, extended, amended and restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s permitted successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, unless expressly provided otherwise, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (f) “knowledge” or “aware” or words of similar import shall mean, when used in reference to the Borrower or the Guarantor, the actual knowledge of any Responsible Officer of the Borrower or the Guarantor, respectively.
Section 1.03.Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Upon any such request for an amendment, the Borrower, the Required Lenders and the Administrative Agent agree to consider in good faith any such amendment in order to amend the provisions of this Agreement so as to reflect equitably such accounting changes so that the criteria for evaluating the Borrower’s consolidated financial condition shall be the same after such accounting changes as if such accounting changes had not occurred.
Section 1.04.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law with respect to any Person that is a limited liability company formed under Delaware law (or any comparable event under the applicable laws of any other relevant jurisdiction): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence as a result of such division or plan of division (or such other comparable event), such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
Section 1.05.Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Term SOFR Reference Rate, or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as the Term SOFR Reference Rate, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Term SOFR or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
SECTION 2.

AMOUNT AND TERMS OF CREDIT
Section 2.01.Commitments of the Lenders.
(a)Revolving Commitments. (i) Each Revolving Lender severally, and not jointly with the other Revolving Lenders, agrees, upon the terms and subject to the conditions herein set forth, to make revolving credit loans denominated in Dollars (each, a “Revolving Loan” and collectively, the “Revolving Loans”) to the Borrower at any time and from time to time during the Revolving Availability Period in an aggregate outstanding principal amount not to exceed, when added to such Revolving Lender’s LC Exposure (if any), the Revolving Commitment of such Revolving Lender, which Revolving Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. At no time shall the sum of the then outstanding aggregate principal amount of the Revolving Loans plus the LC Exposure exceed the Total Revolving Commitment. (ii) Each Borrowing of a Revolving Loan shall be made from the Revolving Lenders based upon each Revolving Lender’s Revolving Loan Percentage of such Revolving Loan; provided, however, that the failure of any Revolving Lender to make any Revolving Loan shall not in itself relieve the other Revolving Lenders of their obligations to lend.
(b)Type of Borrowing. Each Lender at its option may make any SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such SOFR Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
(c)Amount of Borrowing. At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate amount that is in an integral multiple of $100,000 and not less than $500,000.
(d)Limitation on Interest Period. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing of a Revolving Loan if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date (determined as of the date of such request) with respect to the applicable Revolving Commitments.
Section 2.02.Letters of Credit.

(a)General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of (and, subject to the penultimate sentence of clause (b) below, the applicable Issuing Lender shall issue) Letters of Credit in Dollars, at any time and from time to time during the Revolving Availability Period, in each case, for the Borrower’s own account or the account of any other Subsidiary of the Borrower, in a form reasonably acceptable to the Administrative Agent, such Issuing Lender and the Borrower. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, an Issuing Lender relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall either provide (i) telephonic notice promptly followed by written notice or (ii) hand deliver or transmit by electronic communication to the applicable Issuing Lender and the Administrative Agent (at least two (2) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying (1) the date of issuance, amendment, renewal or extension (which shall be a Business Day), (2) the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), (3) the amount of such Letter of Credit, (4) the name and address of the beneficiary thereof and (5) such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Lender, the Borrower also shall submit a letter of credit application on such Issuing Lender’s standard form in connection with any request for a Letter of Credit; provided that, to the extent such standard form (and/or any related reimbursement agreement) is inconsistent with the Loan Documents, the Loan Documents shall control. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the Revolving Extensions of Credit of such Issuing Lender shall not exceed its Revolving Commitment. For the avoidance of doubt, no Issuing Lender will be required to issue a Letter of Credit without its consent.
(c)Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date that is one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension of the expiration date thereof, whether automatic or by amendment, one year after the then-current expiration date of such Letter of Credit) and (ii) the date that is five (5) Business Days prior to the Revolving Facility Maturity Date (determined as of the date of such request) with respect to the Revolving Commitments of the applicable Issuing Lender.
(d)Evergreen LCs. If the Borrower so requests in any notice requesting the issuance of a Letter of Credit (or the amendment of an outstanding Letter of Credit), the applicable Issuing Lender may, in its sole discretion, agree to issue a Letter of Credit that provides for automatic renewal (each, an “Evergreen Letter of Credit”); provided that the Issuing Lender may elect not to renew or extend any such Evergreen Letter of Credit by giving prior notice to the Borrower not later than the 45th day preceding the then-applicable expiry date of such Evergreen Letter of Credit (the “Non-Extension Notice Date”). Once an Evergreen Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the applicable Issuing Lender to permit the extension of such Letter of Credit at any time to an expiration date not later than the date permitted pursuant to Section 2.02(c)(ii); provided, that such Issuing Lender shall not (i) permit any such extension if it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent that the Required Lenders have elected not to permit such extension or (ii) be obligated to permit such extension if (A) such Issuing Lender has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its extended form under the terms hereof (except that the expiration date may be extended to a date that is no more than one year from the then-current expiration date), or (B) it has received notice (which may be in writing or by telephone (if promptly confirmed in writing)) on or before the day that is seven Business Days before the Non-Extension Notice Date from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions set forth in Section 4.02(b), (c), (e), (h), and (i) is not then satisfied, and in each such case directing such Issuing Lender not to permit such extension.
(e)Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount or extending the term thereof), and without any further action on the part of the applicable Issuing Lender or the Lenders, such Issuing Lender hereby grants to each Lender, and each Lender hereby acquires from such Issuing Lender, a participation in such Letter of Credit equal to such Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute, unconditional and irrevocable and shall not be affected by any circumstance whatsoever, including any extension, reinstatement or other amendment of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments.
In consideration and in furtherance of the foregoing, each Lender hereby absolutely, unconditionally and irrevocably agrees to pay to the Administrative Agent, for the account of the respective Issuing Lender, such Lender’s Revolving Commitment Percentage of each LC Disbursement made by such Issuing Lender promptly upon the request of such Issuing Lender at any time from the time of such LC Disbursement until such LC Disbursement is reimbursed by the Borrower or at any time after any reimbursement payment is required to be refunded to the Borrower for any reason, including after the Revolving Facility Termination Date. Such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each such payment shall be made in the same manner as provided in Section 2.04 with respect to Loans made by such Lender (and Section 2.04 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the respective Issuing Lender the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to Section 2.02(f), the Administrative Agent shall distribute such payment to the respective Issuing Lender or, to the extent that the Lenders have made payments pursuant to this paragraph to reimburse such Issuing Lender, then to such Lenders and such Issuing Lender as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse an Issuing Lender for any LC Disbursement shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
Each Lender further acknowledges and agrees that its participation in each Letter of Credit will be automatically adjusted to reflect such Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit at each time such Lender's Commitment is amended pursuant to the operation of Section 2.26, as a result of an assignment in accordance with Section 10.02 or otherwise pursuant to this Agreement.

(f)Reimbursement. If an Issuing Lender shall make any LC Disbursement in respect of a Letter of Credit, or shall have received a drawing request for an LC Disbursement under a Letter of Credit that it has determined is a valid drawing request, the Borrower shall pay an amount equal to such LC Disbursement or such requested LC Disbursement to the Administrative Agent within three (3) Business Days following the date the Borrower receives notice from the Issuing Lender of such LC Disbursement or such requested LC Disbursement; provided that, if such notice was not received prior to 12:00 p.m., New York City time, such notice shall be deemed to have been received on the next succeeding Business Day. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Revolving Commitment Percentage thereof.
(g)Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.02(f) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein or herein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.02, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders, nor the applicable Issuing Lender, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Lender; provided that the foregoing shall not be construed to excuse an Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Lender’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the applicable Issuing Lender (as finally determined by a court of competent jurisdiction), the applicable Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)Disbursement Procedures. The applicable Issuing Lender shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Lender shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by email) of such demand for payment, whether the applicable Issuing Lender has made or will make an LC Disbursement thereunder and the amount of such LC Disbursement; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the applicable Issuing Lender and the Lenders with respect to any such LC Disbursement in accordance with the terms herein.
(i)Interim Interest. If the applicable Issuing Lender shall make any LC Disbursement, then, unless the Borrower shall reimburse (including by a Borrowing) such LC Disbursement in full not later than the first Business Day following the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to SOFR Loans; provided that, if the Borrower fails to reimburse (including by a Borrowing) such LC Disbursement when due pursuant to Section 2.02(f), then Section 2.07 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Lender.
(j)Replacement of the Issuing Lender. Any Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 2.20. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(k)Cash Collateralization. The Borrower shall (i) upon the acceleration of the Loans (if any) and the termination of the Commitments in accordance with the terms hereof, (x) cause all outstanding Letters of Credit to be returned to the applicable Issuing Lender undrawn and marked “cancelled” or (y) if the Borrower does not do so in whole or in part, deposit cash in the Letter of Credit Account, as collateral security for the Borrower’s reimbursement obligations in connection with any such outstanding Letters of Credit, such cash (or any applicable portion thereof) to be promptly remitted to the Borrower (provided no Default or Event of Default has occurred and is continuing) upon the expiration, cancellation or other termination or satisfaction of the Borrower’s reimbursement obligations with respect to such outstanding Letters of Credit, in whole or in part, in an aggregate principal amount equal to 100% of the total LC Obligations as of such date plus any accrued and unpaid interest thereon (less the amount, if any, on deposit in the Letter of Credit Account prior to making such deposit), and (ii) if required pursuant to Section 2.10(c), 2.10(d), 2.10(e), 2.10(g)(iii) or 7.01 or pursuant to any Extension Amendment, deposit in the Letter of Credit Account an amount required pursuant to Section 2.10(c), 2.10(d), 2.10(e), 2.10(g)(iii) or 7.01, or pursuant to any such Extension Amendment, as applicable (any such deposit described in the preceding clause (i) or clause (ii), “Cash Collateralization” (it being understood that any LC Exposure shall be deemed to be “Cash Collateralized” only to the extent a deposit as described above is made in an amount equal to 100% of the total LC Obligations as of such date plus any accrued and unpaid interest thereon)). In addition, and without limiting the foregoing or Section 2.02(c), if any LC Obligations remain outstanding after the expiration date specified in said Section 2.02(c), the Borrower shall immediately deposit into the Letter of Credit Account an amount in cash equal to 100% of such LC Obligations as of such date plus any accrued and unpaid interest thereon. The Security Trustee (acting at the instruction of the Required Lenders) shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Letter of Credit Account. Other than any interest earned on the investment of such deposits, which investments shall be made in Permitted Investments by the Security Trustee (acting upon the written instructions of the Borrower so long as no Event of Default has occurred which is continuing, and otherwise upon the written instructions of the Required Lenders) and at the Borrower’s risk and expense, such deposits shall not bear interest. Under no circumstances will the Security Trustee or the Lenders be liable for any loss, including without limitation any loss of principal or interest, or for any breakage fees or penalties in connection with the purchase or liquidation of any investment made in accordance with the written instructions of the Borrower or the Required Lenders. Interest or profits, if any, on such investments shall accumulate in such account and shall be paid to the Borrower on its request provided no Default or Event of Default has occurred and is continuing. Moneys in such account shall be applied by the Security Trustee (upon the instructions of the Required Lenders) to reimburse the applicable Issuing Lender for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time. If the Borrower is required to provide Cash Collateralization hereunder pursuant to Section 2.10(c), 2.10(d), 2.10(e) or 2.10(g)(iii) or the terms of any Extension Amendment, such Cash Collateralization (to the extent not applied as contemplated by the applicable section) shall be returned to the Borrower within three (3) Business Days after the applicable section (or Extension Amendment) no longer requires the provision of such Cash Collateralization.
(l)Issuing Lender Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Lender shall report in writing to the Administrative Agent (i) on the first Business Day of each week, the daily activity (set forth by day) in respect of Letters of Credit during the immediately preceding week, including all issuances, extensions, amendments and renewals, all expirations and cancellations and all disbursements and reimbursements, (ii) on or prior to each Business Day on which such Issuing Lender expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, the aggregate face amount of the Letters of Credit to be issued, amended, renewed, or extended by it (and whether, subject to Section 2.02(b), the face amount of any such Letter of Credit was changed thereby) and the aggregate face amount of such Letters of Credit outstanding after giving effect to such issuance, amendment, renewal or extension, (iii) on each Business Day on which such Issuing Lender makes any LC Disbursement, the date of such LC Disbursement and the amount of such LC Disbursement, (iv) on any Business Day on which the Borrower fails to reimburse an LC Disbursement required to be reimbursed to such Issuing Lender on such day, the date of such failure, and the amount of such LC Disbursement and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
Section 2.03.Requests for Loans.
(a)Unless otherwise agreed to by the Administrative Agent in connection with making the initial Revolving Loans, to request a Revolving Loan, the Borrower shall notify the Administrative Agent of such request by (i) telephone or (ii) by hand or by facsimile delivery of a written Loan Request not later than 2:00 p.m., New York City time, three (3) U.S. Government Securities Business Days before the date of the proposed Loan. Each such telephonic Loan request shall be irrevocable and shall be confirmed promptly by hand delivery or email to the Administrative Agent of a written Loan Request signed by the Borrower. Each such telephonic Loan request and written Loan Request shall specify the following information in compliance with Section 2.01(a):
(i)the aggregate amount of the requested Loan (which shall comply with Section 2.01(c));
(ii)the date of such Loan, which shall be a Business Day; and

(iii)the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”.
If no Interest Period is specified with respect to any requested SOFR Loan, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(b)Promptly following receipt of a Loan Request in accordance with this Section 2.03, the Administrative Agent shall advise each Revolving Lender of the details thereof and of the amount of such Revolving Lender’s Loan to be made as part of the requested Loan.
Section 2.04.Funding of Loans.
(a)Each Revolving Lender shall make each Revolving Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, or such earlier time as may be reasonably practicable, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. Upon satisfaction or waiver of the conditions precedent specified herein, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account designated by the Borrower in the applicable Loan Request.
(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Loan that such Lender will not make available to the Administrative Agent such Lender’s share of such Loan, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.04 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Loan available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith upon written demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate otherwise applicable to such Loan. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Loan and the Borrower shall not be obligated to repay such amount pursuant to the preceding sentence if not previously repaid.
Section 2.05.Limitation on SOFR Tranches. Notwithstanding anything to the contrary in this Agreement, all borrowings and continuations of SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the SOFR Loans comprising each SOFR Tranche shall be equal to $500,000 or a whole multiple of $100,000 in excess thereof and (b) no more than twenty SOFR Tranches shall be outstanding at any one time.
Section 2.06.Interest on Loans.
(a)Subject to the provisions of Section 2.07, each SOFR Loan shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal, during each Interest Period applicable thereto, to Term SOFR for such Interest Period in effect for such Borrowing plus the Applicable Margin.

(b)Accrued interest on all Loans shall be payable in arrears on each Interest Payment Date applicable thereto, on the Revolving Facility Maturity Date, on the Termination Date with respect to such Loans and thereafter on written demand and upon any repayment or prepayment thereof (on the amount repaid or prepaid).
(c)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right, subject to the consent of the Borrower, to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes entered into by the Administrative Agent and the Borrower will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(d)Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 2.07.Default Interest. If the Borrower or the Guarantor, as the case may be, shall default in the payment of the principal of or interest on any Loan or in the payment of any other amount becoming due hereunder (including, without limitation, the reimbursement pursuant to Section 2.02(f) of any LC Disbursements), whether at stated maturity, by acceleration or otherwise, the Borrower or the Guarantor, as the case may be, shall on written demand of the Administrative Agent from time to time pay interest, to the extent permitted by law, on all overdue amounts up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate then applicable for Borrowings plus 2.0%.
Section 2.08.Repayment of Loans; Evidence of Debt.
(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the ratable account of each Revolving Lender the then unpaid principal amount of each Revolving Loan then outstanding on the Revolving Facility Termination Date applicable to such Revolving Loan.
(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The Borrower shall have the right, upon reasonable notice, to request information regarding the accounts referred to in the preceding sentence.
(d)The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.08 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.
(e)Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, Borrower shall promptly execute and deliver to such Lender a promissory note payable to such Lender and its registered assigns in a form furnished by such Lender and reasonably acceptable to the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.02) be represented by one or more promissory notes in such form payable to such payee and its registered assigns. Each Joint Lead Arranger confirms that, as of the Effective Date, it does not currently require that Loans made to it hereunder be evidenced by a promissory note.
Section 2.09.Optional Termination or Reduction of Revolving Commitments.
Upon at least one (1) Business Day prior written notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate a Total Revolving Commitment (subject to compliance with Section 2.10(e)), or from time to time in part permanently reduce the Unused Total Revolving Commitment; provided that each such notice shall only be revocable to the extent such termination or reduction would have resulted from a refinancing of the Obligations, which refinancing shall not be consummated or shall otherwise be delayed. Each such reduction of the Unused Total Revolving Commitment shall be in the principal amount not less than $500,000 and in an integral multiple of $100,000. Simultaneously with each reduction or termination of the Revolving Commitment, the Borrower shall (i) pay to the Administrative Agent for the account of each Revolving Lender the Commitment Fee accrued and unpaid on the amount of the Revolving Commitment of such Revolving Lender so terminated or reduced through the date thereof and (ii) any outstanding Letters of Credit issued by an Issuing Lender that results in the amount of such Issuing Lender’s Revolving Extensions of Credit then outstanding to exceed the Revolving Commitment (as so reduced) of such Revolving Lender shall be reduced and cancelled (or Cash Collateralized in accordance with Section 2.02(k)) as necessary to ensure the portion (if any) thereof outstanding and not Cash Collateralized does not exceed such Issuing Lender’s Revolving Commitment (as so reduced). Any reduction of the Unused Total Revolving Commitment pursuant to this Section 2.09 shall be applied to reduce the Revolving Commitments of each Revolving Lender on a pro rata basis.

Section 2.10.Mandatory Prepayment of Loans; Commitment Termination; Change of Control Offer.

(a)Within five (5) Business Days of the Borrower or any of its Subsidiaries receiving any Net Proceeds as a result of a Recovery Event in respect of Collateral, if the Borrower shall not be in compliance with Section 6.08(a) on the date such Net Proceeds are received, the Borrower shall deposit cash in an amount (the “Net Proceeds Amount”) equal to the amount of such received Net Proceeds (solely to the extent necessary to maintain compliance with Section 6.08(a)) into the Collateral Proceeds Account that is maintained with the Security Trustee for such purpose and subject to an Account Control Agreement and thereafter such Net Proceeds Amount shall be applied (to the extent not otherwise applied pursuant to the immediately succeeding proviso and solely to the extent the Borrower is not in compliance with Section 6.08(a)) in accordance with the requirements of Section 2.10(c); provided that (i) the Borrower may use such Net Proceeds Amount to replace with Qualified Replacement Assets or repair the assets which are the subject of such Recovery Event within 365 days after such deposit is made, (ii) all such Net Proceeds Amounts shall be subject to release as provided in Section 6.08(c) or, at the option of the Borrower at any time, may be applied in accordance with the requirements of Section 2.10(c), and (iii) upon the occurrence of an Event of Default, the amount of any such deposit may be applied by the Administrative Agent in accordance with Section 2.10(c); provided further that any release of any Net Proceeds Amount pursuant to clause (ii) of this Section 2.10(a) shall be conditioned on the Borrower being in compliance with Section 6.08(a) after giving effect thereto (it being understood that the failure to be in compliance with Section 6.08(a) shall not prevent the release of any Net Proceeds Amount in connection with any repair or replacement of assets permitted hereunder so long as no decrease in the Collateral Coverage Ratio will result therefrom).
(b)The Borrower shall prepay the Revolving Loans (without any corresponding reduction in Revolving Commitments) when and in an amount necessary to comply with Section 6.08.
(c)Amounts required to be applied to the prepayment of Loans pursuant to Section 2.10(a) and (b) shall be applied to prepay the outstanding Revolving Loans (and to provide Cash Collateralization for the outstanding LC Exposure following the repayment of all outstanding Revolving Loans) in an amount necessary to comply with Section 6.08, in each case as directed by the Borrower. Such prepayments of Revolving Loans (and Cash Collateralization of the outstanding LC Exposure) shall not result in a corresponding permanent reduction in the Revolving Commitments. Any Cash Collateralization of outstanding LC Exposure shall be consummated in accordance with Section 2.02(k).
(d)If at any time the Total Revolving Extensions of Credit for any reason exceed the Total Revolving Commitment at such time, the Borrower shall prepay Revolving Loans on a pro rata basis in an amount sufficient to eliminate such excess. If, after giving effect to the prepayment of all outstanding Revolving Loans, the Total Revolving Extensions of Credit exceed the Total Revolving Commitment then in effect, the Borrower shall Cash Collateralize outstanding Letters of Credit to the extent of such excess.
(e)Upon the Revolving Facility Termination Date applicable to any Revolving Commitment, such Revolving Commitment shall be terminated in full and the Borrower shall repay the applicable Revolving Loans in full and, except as the Administrative Agent may otherwise agree in writing, if any Letter of Credit remains outstanding, comply with Section 2.02(k) in accordance therewith.
(f)All prepayments under this Section 2.10 shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any accrued and unpaid Fees and any losses, costs and expenses, as more fully described in Section 2.13 hereof.
(g)Unless otherwise prepaid in accordance with Section 2.10 or 2.11 hereof, and subject to the next sentence, within 30 days following the occurrence of a Change of Control, each Lender shall have the right to require the Borrower to prepay all or part of such Lender’s Loans at a prepayment price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of prepayment, to discharge all or part of such Lender’s LC Exposure (if any) and to terminate all or part of such Lender’s unused Revolving Commitment in accordance with this Section 2.10. Notwithstanding the foregoing, the Borrower shall not be required to make a Change of Control Offer upon the occurrence of a Change of Control if, upon direction of the Borrower, a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 2.10(g) applicable to a Change of Control Offer made by the Borrower and purchases all Loans validly surrendered and not withdrawn under such Change of Control Offer and the Borrower otherwise complies with this Section 2.10(g).
(i)Within 30 days following the occurrence of any Change of Control, the Borrower shall provide a written notice to the Administrative Agent and each Lender containing the following information (such notice, a “Change of Control Offer”):
(A)that a Change of Control has occurred and that such Lender has the right to require Borrower to repay such Lender’s Loans at a prepayment price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase, to discharge its LC Exposure by Cash Collateralizing such LC Exposure and to terminate such Lender’s unused Revolving Commitment;
(B)the date of prepayment, LC Exposure discharge and unused Revolving Commitment termination (the “Prepayment Date”) (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
(C)a statement that any Lender wishing to have its Loans repaid, LC Exposure discharged and unused Revolving Commitment terminated pursuant to such Change of Control Offer must comply with Section 2.10(g)(ii). Change of Control Offer may be made in advance of a Change of Control, and conditioned upon such Change of Control occurring, if a definitive agreement is in place for the Change of Control at the time of making the Change of Control Offer.
(ii)In order to accept any Change of Control Offer, a Lender shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to 12:00 noon, New York time, on the Business Day next preceding the Prepayment Date with respect to such Change of Control Offer (the “Election Time”) of such Lender’s election to require the Borrower to prepay all or a specified portion of such Lender’s Loans, to discharge all or a specified portion of such Lender’s LC Exposure and to terminate all or a specified portion of such Lender’s unused Revolving Commitment pursuant to such Change of Control Offer (which, in the case of any election to require less than all of such Lender’s Loans to be prepaid, less than all of such Lender’s LC Exposure to be discharged and less than all such Lender’s unused Revolving Commitment to be terminated in such Change of Control Offer, shall be, taken together, in a minimum principal amount of $500,000 or an integral multiple of $100,000 in excess thereof) and the principal amount of such Lender’s Loans to be prepaid, the amount of such Lender’s LC Exposure to be discharged and the amount of such Lender’s unused Revolving Commitment to be terminated each shall be in the same proportion of such Lender’s total Loans, total LC Exposure and total unused Revolving Commitment, respectively), and shall specify the amount of such Lender’s Loans which such Lender requests be prepaid, amount of such Lender’s LC Exposure which such Lender requests be discharged and amount of unused Revolving Commitment to be terminated in such Change of Control Offer. In order to validly withdraw any election with respect to any Put Exposure in any Change of Control Offer, the Lender holding such Put Exposure shall notify the Administrative Agent in writing at its address for notices contained in this Agreement prior to the Election Time of such Lender’s election to withdraw such Put

Exposure from such Change of Control Offer, which notification shall include a copy of such Lender’s previous notification electing to have its Put Exposure prepaid, discharged or terminated in such Change of Control Offer and shall state that such election is withdrawn. All such prepayments of such Lender’s Loans and discharge of such Lender’s LC Exposure shall automatically result in a corresponding permanent reduction in such Lender’s Revolving Commitments. The Administrative Agent shall from time to time, upon request by the Borrower, advise the Borrower of the amount of Put Exposure with respect to any Change of Control Offer.
(iii) If as of the Election Time there is any Put Exposure as to which the election to accept the Change of Control Offer has not been withdrawn pursuant to Section 2.10(g)(ii), prior to 1:00 p.m., New York City time, on the Prepayment Date the Borrower shall pay to the Administrative Agent the aggregate amount payable with respect to such Put Exposure pursuant to Section 2.10(g)(i)(A). The Administrative Agent shall apply such funds to repay the Loans included in such Put Exposure and to Cash Collateralize the LC Exposure included in the Put Exposure. In addition, the Administrative Agent shall recalculate the Revolving Commitment Percentage of each Lender after giving effect to such Change of Control Offer and give written notice thereof to the Borrower and each Lender.
Section 2.11.Optional Prepayment of Loans.
(a)The Borrower shall have the right, at any time and from time to time, to prepay any Loans, in whole or in part, upon (i) telephonic notice (followed promptly by written or facsimile notice) or (ii) written or facsimile notice, in any case received by 1:00 p.m., New York City time, three (3) Business Days prior to the proposed date of prepayment; provided, however, that (A) each such partial prepayment shall be in an amount not less than $100,000 and in integral multiples of $100,000, (B) no prepayment of Loans shall be permitted pursuant to this Section 2.11(a) other than on the last day of an Interest Period applicable thereto unless such prepayment is accompanied by the payment of the amounts described in Section 2.13 and (C) no partial prepayment shall result in the aggregate principal amount of the Loans remaining outstanding being less than $500,000.
(b)Any prepayments under Section 2.11(a) shall be applied to repay the outstanding Revolving Loans of the Revolving Lenders (without any reduction in the Total Revolving Commitment) as the Borrower shall specify until all Revolving Loans shall have been paid in full (plus any accrued but unpaid interest and fees thereon). All prepayments under Section 2.11(a) shall be accompanied by accrued but unpaid interest on the principal amount being prepaid to (but not including) the date of prepayment, plus any Fees and any losses, costs and expenses, as more fully described in Section 2.13 hereof.
(c)Each notice of prepayment shall specify the prepayment date, the principal amount of the Loans to be prepaid and the Borrowing or Borrowings pursuant to which made, shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount and on the date stated therein; provided that the Borrower may revoke any notice of prepayment under this Section 2.11 if such prepayment would have resulted from a refinancing of any or all of the Obligations hereunder, which refinancing shall not be consummated or shall otherwise be delayed. The Administrative Agent shall, promptly after receiving notice from the Borrower hereunder, notify each Lender of the principal amount of the Loans held by such Lender which are to be prepaid, the prepayment date and the manner of application of the prepayment.
Section 2.12.Increased Costs.
(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement(including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender;
(ii)subject any Lender to any Taxes (other than (A) Indemnified Taxes and (B) Taxes described in clauses (c) through (e) of the definition of Excluded Taxes) on its loans, loan principal, letters of credit, commitments or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto); or
(iii)impose on any Lender any other condition, cost or expense affecting this Agreement or any Loan of such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, continuing or maintaining its Loan, or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

(b)If any Lender determines that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)
(i)A certificate of any Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive absent manifest error. The Borrower shall pay to such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
(ii)Notwithstanding the foregoing provisions, in no event shall the Borrower be required to make payments under this Section 2.12: (A) if a claim hereunder in respect of an increased cost covered by this Section 2.12 arises through circumstances peculiar to the affected Lender and that do not affect similarly organized commercial banking institutions in the same jurisdiction generally that are in compliance with the law, rule, regulation or interpretation giving rise to the Change in Law relating to such increased cost; (B) if the affected Lender shall fail to comply with its obligations under this Section 2.12; or (C) if the claim arises out of circumstances measured at the time of a voluntary relocation by such Lender of its Applicable Lending Office; (D) if the claim is in respect of or attributable to Taxes (the indemnifications for which are set out solely in Section 2.14); (E) if any amounts claimed thereunder are imposed by reason of the willful misconduct, fraud or gross negligence of such Lender or its Affiliates; or (F) if the affected Lender does not certify that it is also exercising rights similar to those set forth in this Section 2.12 in at least one other similar financing transaction with a similarly situated borrower where such Lender is entitled to then exercise such similar rights.
(d)Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than 200 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 200-day period referred to above shall be extended to include the period of retroactive effect thereof).
Section 2.13.Break Funding Payments.
(a)The Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount or amounts (if any) as shall be sufficient to compensate it for any loss, cost or expense that such Lender determines is attributable to:
(i)any prepayment of its Loan for any reason on a date other than the last day of an Interest Period, except in connection with a prepayment pursuant to Section 2.16; or
(ii)the failure by the Borrower for any reason (including the failure of any of the conditions precedent specified in Section 4.02 to be satisfied) to borrow the Borrowing on the date specified in the Loan Request given pursuant to Section 2.03, or to prepay any Loan in accordance with a notice of prepayment under Section 2.10 or 2.11; or
(iii) the assignment of any of its Loans other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.17; or
(iv)any acceleration of the Loans pursuant to Section 7.01; including, in each case, any loss, cost or expense arising from the liquidation or redeployment of funds or from any fees payable.
(b)Each Lender will furnish to the Borrower a certificate setting forth the basis and amount of each request by such Lender for compensation under this Section 2.13, which certificate shall be conclusive in the absence of manifest error.
Section 2.14.Taxes.
(a)Any and all payments by or on account of any obligation of the Borrower and the Guarantor under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If applicable law (as determined in the good faith discretion of Borrower, Guarantor or Administrative Agent, as applicable) requires the deduction or withholding of any Taxes from any such payments, then (i) if such Taxes are Indemnified Taxes, the sum payable by the Borrower and the Guarantor, as applicable, shall be increased as necessary so that after making all such deductions and withholdings for Indemnified Taxes (including such deductions and withholdings applicable to additional sums payable under this Section) each Agent and each Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower, the Guarantor or the Administrative Agent, as applicable, shall be entitled to make such deductions and (iii) the

Borrower, the Guarantor or the Administrative Agent, as applicable, shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. The Borrower and the Guarantor shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(b)
(i)The Borrower and the Guarantor shall jointly and severally pay, and, upon written demand, shall jointly and severally indemnify, protect, defend and hold each Tax Indemnitee harmless from, all Taxes that may from time to time be imposed on or asserted against any Tax Indemnitee (x) upon or with respect to the Collateral, or the income or proceeds therefrom, or (y) arising from the execution, delivery or enforcement of this Agreement or any other Loan Document, or any payment by the Borrower and the Guarantor pursuant thereto, or otherwise in respect of this Agreement or any other Loan Document.
(ii)The provisions of paragraph (b)(i) above shall not apply to, and the Borrower and the Guarantor shall have no liability hereunder for Taxes:
(A)to the extent such Taxes result directly from the gross negligence or willful misconduct of any Tax Indemnitee or its Tax Indemnitee Related Parties as determined by a court of competent jurisdiction by a final and non-appealable judgment;
(B) resulting from, or that would not have been imposed but for, any Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to any Tax Indemnitee or its Tax Indemnitee Related Parties unless such Liens, claims, acts or omissions are primarily and directly attributable to the Borrower, the Guarantor or an Affiliate of the Borrower;
(C)imposed as a result of the breach by any Tax Indemnitee or its Tax Indemnitee Related Parties of any covenant, representation or warranty of such Tax Indemnitee or its Tax Indemnitee Related Parties (which, in the case of an Agent is a breach that is determined by a court of competent jurisdiction by a final and non-appealable judgment to rise to the level of gross negligence or willful misconduct) contained in or made pursuant to any Loan Document or the inaccuracy of any representation or warranty by any Tax Indemnitee or its Tax Indemnitee Related Parties contained in or made pursuant to any Loan Document;
(D) other than during or as a result of the continuation of an Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Loan Document other than such as have been requested by the Borrower or as are required by or made pursuant to the terms of any Loan Document (unless such requirement results from the actions of a Tax Indemnitee not required by or made pursuant to the Loan Document);
(E)to the extent attributable to any amount which any Tax Indemnitee expressly agrees in writing to pay or expressly agrees in writing shall not be paid by or be reimbursed by the Borrower;
(F)that are Excluded Taxes;

(G)which are imposed with respect to a voluntary or involuntary transfer by any Tax Indemnitee of a Loan Document, or any interest in any thereof, provided, however, that this clause (G) shall not apply (i) to such transfer by an Agent in connection with Section 8.05; or (ii) in the case of any transfer which occurs while an Event of Default has occurred and is continuing or that is primarily and directly attributable to the Borrower, the Guarantor or a Borrower’s Affiliate or is reasonably necessary to comply with applicable law as the result of a Change in Law;
(H)that are in the nature of net income taxes payable by any Agent in respect of the fees, commissions, or compensation payable to the Agent for services rendered in its capacity as an Agent;
(I)that are imposed on any transferee of a Tax Indemnitee (1) if, pursuant to the law in effect at the time of the transfer, such Taxes would not have been imposed on the transferor Tax Indemnitee, or (2) to the extent such Taxes, pursuant to the law in effect at the time of the transfer, exceed the amount of Taxes that would have been imposed on the transferor Tax Indemnitee;
(J)to the extent that such Taxes are imposed or increased as a result of the failure of any Tax Indemnitee to provide, upon reasonable request of the Borrower and to the extent it is legally entitled to do so, any certification (or form certifying) as to its nationality, residence or identity that is required by applicable law and under such applicable law would reduce or eliminate the amount of Taxes; or
(K)that are imposed on a Tax Indemnitee related to ERISA or by section 4975 of the Code or as a result of the occurrence of any prohibited transaction within the meaning of Section 406 of ERISA (and any corresponding civil penalties payable under ERISA).
(c)The Borrower and the Guarantor shall jointly and severally indemnify each Agent and each Lender, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) required to be withheld or deducted from a payment to such Agent or Lender or payable or paid by such Agent or such Lender and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Security Trustee (in each case with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Security Trustee, shall be conclusive absent manifest error.
(d)As soon as practicable after any payment of Indemnified Taxes for by the Borrower or the Guarantor to a Governmental Authority, the Borrower or the Guarantor, as applicable, shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)Prior to the Effective Date, the Administrative Agent shall provide to the Borrower with a copy of its Internal Revenue Service form W-9, with required attachments. In addition, each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of any Lender that is a signatory under the caption “LENDERS” on the signature page hereto and on the effective date of the applicable Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Lender, and from time to time thereafter as requested in writing by the Borrower (but only so long as such Lender remains lawfully able to do so), shall provide each of the Administrative Agent and the Borrower with two executed copies of Internal Revenue Service forms W-9, W-8BEN, W-BEN-E, W-8ECI and/or W-8IMY, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that such Lender is exempt from or entitled to a reduced rate of United States withholding tax on interest payments pursuant to this Agreement. In addition, at the time or times reasonably requested by the Borrower or the Administrative Agent, any Lender that is not resident for tax purposes in the jurisdiction in which the Borrower is resident for such purposes and is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident, or any treaty to which such jurisdiction is a party, with respect to interest payments hereunder or under any other Loan Document shall, to the extent legally able to do so, use reasonable efforts to deliver to the Borrower (with a copy to the Administrative Agent), (i) in the case of any Lender that is a signatory under the caption “LENDERS” on the signature pages hereto, on or prior to the Effective Date and (ii) in the case of any other Lender, on or prior to the effective date of the applicable assignment, and in any event no later than at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower or Administrative Agent as will permit such payments to be made without withholding or at a reduced rate; provided that nothing herein shall obligate any Lender to disclose any confidential information in connection therewith. For any period with respect to which a Lender has failed to provide the Borrower with the appropriate form described in this Section 2.14(e) (other than if such failure is due to a Change in Law occurring subsequent to the date on which a form originally was required to be provided, or if such form otherwise is not required under this Section 2.14(e)), such Lender shall not be entitled to indemnification under Section 2.14 or with respect to Taxes imposed by the United States by reason of such failure.
(f)If an Agent or Lender, or other recipient of any payment to be made by or on account of any obligation of the Borrower or the Guarantor hereunder determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified by the Borrower or the Guarantor or with respect to which the Borrower or the Guarantor has paid additional amounts pursuant to this Section 2.14, it shall (provided no Event of Default shall have occurred and be continuing) pay over such refund to the Borrower or the Guarantor (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower or the Guarantor under this Section 2.14 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses of such Agent, Lender or other recipient (including any Taxes imposed with respect to such refund) as determined by the Agent, Lender or other recipient in its sole good faith discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower or the Guarantor, as applicable, upon the request of such Agent, Lender or other recipient agrees to repay as soon as reasonably practicable the amount paid over to the Borrower or the Guarantor (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to such Agent, Lender, or other recipient in the event such Agent, Lender, or other recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (f), in no event will any Agent or Lender be required to pay any amount to the Borrower or the Guarantor pursuant to this paragraph (f) the payment of which would place such Agent or Lender in a less favorable net after-Tax position than such Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 2.14 shall not be construed to require any Agent, Lender or other recipient to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Borrower, the Guarantor or any other person.
(g)This Section 2.14 shall not interfere with the right of any Agent, Lender or other recipient to arrange its tax affairs in whatever manner it thinks fit.
Section 2.15.Payments Generally; Pro Rata Treatment.
(a)The Borrower shall make each payment or prepayment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.12 or 2.13, or otherwise) prior to 1:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the reasonable discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 6440 S. Millrock Drive, Suite 400, Salt Lake City, UT 84121, pursuant to wire instructions to be provided by the Administrative Agent, except payments to be made directly to an Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.12, 2.13 and 10.04 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in U.S. Dollars.
(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all Obligations then due hereunder, such funds shall be applied (i) first, towards payment of Fees and expenses then due under Sections 2.18 and 10.04 payable to each Agent, (ii) second, towards payment of Fees and expenses then due under Sections 2.18, 2.19, 2.20 and 10.04 payable to the Lenders and the Issuing Lenders and towards payment of interest then due on account of the Revolving Loans and Letters of Credit, ratably among the parties entitled thereto in accordance with the amounts of such Fees and expenses and interest then due to such parties and (iii) third, towards payment of (A) principal of the Revolving Loans and unreimbursed LC Disbursements then due hereunder, (B) any Designated Banking Product Obligations then due, to the extent such Designated Banking Product Obligations constitute “Obligations” hereunder, and (C) any Designated Hedging Obligations then due, to the extent such Designated Hedging Obligations constitute “Obligations” hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal, unreimbursed LC Disbursements, Designated Banking Product Obligations constituting Obligations and Designated Hedging Obligations constituting Obligations then due to such parties. Excluded Swap Obligations with respect to the Guarantor shall not be paid with amounts received from the Guarantor or its assets, but appropriate adjustment shall be made with respect to payments from the Borrower or the Guarantor to preserve the allocations to Obligations otherwise set forth above in this Section 2.15(b).
(c)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Lender, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(d)If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(e), 2.04(a), 2.04(b), 8.04 or 10.04(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.16.Illegality. Notwithstanding any other provision of this Agreement, in the event that any Change in Law shall make it unlawful for any Lender or its Applicable Lending Office to make or maintain its Loan (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender) (an “Illegality Event”), then such Lender shall promptly notify the Borrower thereof (with a copy to the Administrative Agent) following which, at the Borrower’s election as notified to such Lender and the Administrative Agent, either (i) the Borrower shall prepay in full the then outstanding principal amount of such Lender’s Loan, together with accrued interest thereon to the date of prepayment and all other amounts payable to such Lender under this Agreement on or before such date as shall be mandated by such Illegality Event or (ii) the Borrower and such Lender shall negotiate for a period of 30 days in an effort to mitigate such Illegality Event. If, after such mitigation period, such Illegality Event cannot be resolved and if requested by such Lender, such Lender’s Commitment shall terminate and the Borrower shall, within ten (10) Business Days from the end of such period, prepay in full the then outstanding principal amount of such Lender’s Loan, together with accrued interest thereon to the date of prepayment and all other amounts payable to such Lender under this Agreement on or before such date as shall be mandated by such Illegality Event; provided that prior to requesting prepayment by the Borrower of such Lender’s Loan after such mitigation period as a result of such Illegality Event, such Lender shall use commercially reasonable efforts to assign its portion of the Loan (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.02) to an assignee that is not impacted by such Illegality Event and, if such Lender is not able to assign its portion of the Loan after such commercially reasonable efforts, the Borrower shall prepay such Lender’s Loan in accordance with this Section 2.16 and no Breakage Costs shall be payable by the Borrower in the event of a prepayment under this Section 2.16.
Section 2.17.Mitigation Obligations; Replacement of Lenders.
(a)If any Lender (i) requests compensation under Section 2.12, (ii) requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or (iii) requires the Borrower to pay interest to any Lender at a higher rate pursuant to Section 2.28, the Borrower may request that such Lender use and, then, in each case, such Lender shall use commercially reasonable efforts to mitigate the amount or amounts owing to such Lender by designating a different Applicable Lending Office for funding or booking its Loan hereunder or assigning its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce amounts payable pursuant to Section 2.12, 2.14 or 2.28, as the case may be, in the future and (B) would not subject such Lender to any unreimbursed cost or expense and would not be materially disadvantageous to such Lender.
(b)If any Lender requests compensation under Section 2.12, if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if the Borrower is required to pay interest to any Lender at a higher rate pursuant to Section 2.28, then provided that no Default or Event of Default has occurred and is continuing, the Borrower may, at its sole expense and effort, upon three Business Days (which shall also be U.S. Government Securities Business Days) written notice to such Lender and the Administrative Agent, require such Lender to assign, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.02), all of its interests, rights and obligations under this Agreement to an Eligible Assignee identified by the Borrower that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment), provided that:
(i)such Lender shall have received payment of an amount equal to the outstanding principal of its Loan, accrued interest thereon, including increased costs due pursuant to Section 2.12, any additional amounts due under Section 2.14 and all other amounts payable to it under the Loan Documents (including any amounts under Section 2.13 as if such Loan were prepaid in full) from the assignee (to the extent of such outstanding principal and accrued interest) or the Borrower (in the case of all other amounts);
(ii)in the case of any such assignment resulting from a claim for compensation under Section 2.12, payments required to be made pursuant to Section 2.14 or payment of interest to be made at a higher rate pursuant to Section 2.28, such assignment will result in a reduction in such compensation or payments thereafter; and
(iii)such assignment does not conflict with applicable law.
A Lender shall not be required to make any such assignment if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment cease to apply.

Section 2.18.Certain Fees. The Borrower shall pay to the Agents and the Lenders the fees set forth in the Fee Letters and the Fee Schedule at the times set forth therein.
Section 2.19.Commitment Fee. The Borrower shall pay to the Administrative Agent for the accounts of the Revolving Lenders a commitment fee (the “Commitment Fee”) for the period commencing on the Effective Date to the Revolving Facility Termination Date with respect to the applicable Revolving Commitments or the earlier date of termination of the applicable Revolving Commitment, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the Commitment Fee Rate on the average daily Unused Total Revolving Commitment. Such Commitment Fee, to the extent then accrued, shall be payable quarterly in arrears (a) on the last Business Day of each March, June, September and December, (b) on the Revolving Facility Termination Date with respect to the applicable Revolving Commitments, and (c) as provided in Section 2.09 hereof, upon any reduction or termination in whole or in part of the Total Revolving Commitment.
Section 2.20.Letter of Credit Fees. The Borrower shall pay with respect to each Letter of Credit (i) to the Administrative Agent for the account of each Lender a fee with respect to its participations in each outstanding Letter of Credit calculated by each Lender (on the basis of the actual number of days elapsed over a year of 360 days) at the per annum rate equal to the Applicable Margin then in effect with respect to SOFR Loans under the Revolving Facility on the daily average LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) with respect to such Letter of Credit and (ii) to each Issuing Lender (with respect to each Letter of Credit issued by it), such Issuing Lender’s customary and reasonable fees as may be agreed by the Issuing Lender and the Borrower for issuance, amendments and processing referred to in Section 2.02. In addition, the Borrower agrees to pay each Issuing Lender for its account a fronting fee of 0.125% per annum in respect of each Letter of Credit issued by such Issuing Lender, for the period from and including the date of issuance of such Letter of Credit to and including the date of termination of such Letter of Credit. Accrued fees described in this paragraph in respect of each Letter of Credit shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December and on the Revolving Facility Termination Date with respect to the applicable Revolving Commitments. So long as no Event of Default has occurred, fees accruing on any Letter of Credit outstanding after the applicable Revolving Facility Termination Date shall be payable quarterly in the manner described in the immediately preceding sentence and on the date of expiration or termination of any such Letter of Credit.
Section 2.21.Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or, in the case of Fees payable under the Upfront Fee Letter and the Structuring Fee Letter, to the relevant Lenders party thereto), as provided herein, in the Fee Letters, the Fee Schedule and as described in Sections 2.18, 2.19 and 2.20. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.22.Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default pursuant to Section 7.01(b), each Agent and each Lender (and their respective banking Affiliates) are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final but excluding deposits in the Escrow Accounts, Payroll Accounts and other accounts, in each case, held in trust for an identified beneficiary) at any time held and other indebtedness at any time owing by each such Agent and each such Lender (or any of such banking Affiliates) to or for the credit or the account of the Borrower or the Guarantor against any and all of any such overdue amounts owing under the Loan Documents, irrespective of whether or not the Administrative Agent or such Lender shall have made any demand under any Loan Document; provided that in the event that any Defaulting Lender exercises any such right of setoff, (x) all amounts so set off will be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.25(d) and, pending such payment, will be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lenders and the Revolving Lenders and (y) the Defaulting Lender will provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender (or any of such banking Affiliates) and the Administrative Agent agrees promptly to notify the Borrower after any such set-off and application made by it (or any of its banking Affiliates), as the case may be, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender and each Agent under this Section 2.22 are in addition to other rights and remedies which such Lender and such Agent may have upon the occurrence and during the continuance of any Event of Default.
Section 2.23.Security Interest in Letter of Credit Account. The Borrower hereby pledges to the Security Trustee, for its benefit and for the benefit of the other Secured Parties, and hereby grants to the Security Trustee, for its benefit and for the benefit of the other Secured Parties, a first priority security interest, senior to all other Liens, if any, in all of the Borrower’s right, title and interest in and to the Letter of Credit Account, any direct investment of the funds contained therein and any proceeds thereof. Cash held in the Letter of Credit Account shall not be available for use by the Borrower, and shall be released to the Borrower only as described in Section 2.02(k).
Section 2.24.Payment of Obligations. Subject to the provisions of Section 7.01, upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this

Agreement or any of the other Loan Documents of the Borrower, the Lenders shall be entitled to immediate payment of such Obligations.
Section 2.25.Defaulting Lenders.
(a)If at any time any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days’ prior written notice to the Administrative Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.02(b) (with the assignment fee to be waived in such instance and subject to any consents required by such Section) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person.
(b)Any Lender being replaced pursuant to Section 2.25(a) shall (i) execute and deliver an Assignment and Acceptance with respect to such Lender’s outstanding Commitments and Loans, and (ii) deliver any documentation evidencing such Loans to the Borrower or the Administrative Agent. Pursuant to such Assignment and Acceptance, (A) the assignee Lender shall acquire all or a portion, as specified by the Borrower and such assignee, of the assigning Lender’s outstanding Commitments and Loans, (B) all obligations of the Borrower owing to the assigning Lender relating to the Commitments and Loans so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such Assignment and Acceptance (including, without limitation, any amounts owed under Section 2.13 due to such replacement occurring on a day other than the last day of an Interest Period), and (C) upon such payment and, if so requested by the assignee Lender, delivery to the assignee Lender of the appropriate documentation executed by the Borrower in connection with previous Borrowings, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Commitments and Loans, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender; provided that an assignment contemplated by this Section 2.25(b) shall become effective notwithstanding the failure by the Lender being replaced to deliver the Assignment and Acceptance contemplated by this Section 2.25(b), so long as the other actions specified in this Section 2.25(b) shall have been taken.
(c)Anything herein to the contrary notwithstanding, if a Revolving Lender becomes, and during the period it remains, a Defaulting Lender, during such period, such Defaulting Lender shall not be entitled to any fees accruing during such period pursuant to Section 2.19 (without prejudice to the rights of the Non-Defaulting Lenders in respect of such fees).
(d)Any amount paid by the Borrower or otherwise received by the Administrative Agent for the account of a Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity payments or other amounts) will not be paid or distributed to such Defaulting Lender, but shall instead be retained by the Administrative Agent in a segregated account until (subject to Section 2.25(f)) the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder and will be applied by the Administrative Agent, to the fullest extent permitted by law, to the making of payments from time to time in the following order of priority:
first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent, second, to the payment of the default interest and then current interest due and payable to the Revolving Lenders which are Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such interest then due and payable to them, third, to the payment of fees then due and payable to the Non-Defaulting Lenders hereunder, ratably among them in accordance with the amounts of such fees then due and payable to them, fourth, to the ratable payment of other amounts then due and payable to the Non-Defaulting Lenders, and fifth, after the termination of the Revolving Commitments and payment in full of all obligations of the Borrower hereunder, to pay amounts owing under this Agreement to such Defaulting Lender or as a court of competent jurisdiction may otherwise direct.
(e)The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than ten (10) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Revolving Lenders thereof), and in such event the provisions of Section 2.25(d) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts), provided that (i) no Event of Default shall have occurred and be continuing and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, or any Lender may have against such Defaulting Lender.
(f)If the Borrower and the Administrative Agent agree in writing that a Revolving Lender that is a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the Revolving Lenders, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Revolving Lender shall purchase at par such portions of outstanding Revolving Loans of the other Revolving Lenders, and/or make such other adjustments, as the Administrative Agent may determine to be necessary to cause the Revolving Lenders to hold Revolving Loans on a pro rata basis in accordance with their respective Revolving Commitments, whereupon such Revolving Lender shall cease to be a Defaulting Lender and will be a Non-Defaulting Lender; provided that no adjustments shall be made retroactively with respect to fees accrued while such Revolving Lender was a Defaulting Lender; and provided further that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender shall constitute a waiver or release of any claim of any party hereunder arising from such Revolving Lender’s having been a Defaulting Lender.
(g)Notwithstanding anything to the contrary herein, (x) any Lender that is an Issuing Lender hereunder may not be replaced in its capacity as an Issuing Lender at any time that it has a Letter of Credit outstanding hereunder unless arrangements reasonably satisfactory to such Issuing Lender have been made with respect to such outstanding Letters of Credit and (y) the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 8.05.
Section 2.26.Extension of the Revolving Facility.
(a)Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Revolving Commitments with a like maturity date, on a pro rata basis (based on the aggregate Revolving Commitments with a like maturity date) and on the same terms to each such

Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Revolving Commitments and otherwise modify the terms of such Revolving Commitments pursuant to the terms of the relevant Extension Offer (including, without limitation, by the changing interest rate or fees payable in respect of such Revolving Commitments (and related outstandings)) (each, an “Extension”, and each group of Revolving Commitments, as so extended, as well as the original Revolving Commitments not so extended, being a “tranche”, and any Extended Revolving Commitments shall constitute a separate tranche of Revolving Commitments from the tranche of Revolving Commitments from which they were converted), so long as the following terms are satisfied:
    (i)     no Default or Event of Default shall have occurred and be continuing at the time the offering document in respect of an Extension Offer is delivered to the Lenders (the “Extension Offer Date”),
    (ii)     except as to interest rates, fees and final maturity (which shall be set forth in the relevant Extension Offer), the Revolving Commitment of any Revolving Lender that agrees to an Extension with respect to such Revolving Commitment extended pursuant to an Extension (an “Extended Revolving Commitment”), and the related outstandings, shall be a Revolving Commitment (or related outstandings, as the case may be) with the same terms as the original Revolving Commitments (and related outstandings); provided that (1) the borrowing and repayment (except for (A) payments of interest and fees at different rates on Extended Revolving Commitments (and related outstandings), (B) repayments required upon the maturity date of the non-extending Revolving Commitments and (C) repayment made in connection with a permanent repayment and termination of commitments) of Loans with respect to Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, (2) the permanent repayment of Revolving Loans with respect to, and termination of, Extended Revolving Commitments after the applicable Extension date shall be made on a pro rata basis with all other Revolving Commitments, except that the Borrower shall be permitted to permanently repay and terminate commitments of any such tranche on a better than a pro rata basis as compared to any other tranche with a later maturity date than such tranche, (3) assignments and participations of Extended Revolving Commitments and extended Revolving Loans shall be governed by the same assignment and participation provisions applicable to Revolving Commitments and Revolving Loans and (4) at no time shall there be Revolving Commitments hereunder (including Extended Revolving Commitments and any original Revolving Commitments) which have more than two different maturity dates,
    (iii)     if the aggregate principal amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Revolving Loans of such Revolving Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Revolving Lenders have accepted such Extension Offer,

    (iv)     if the aggregate principal amount of Revolving Commitments in respect of which Revolving Lenders shall have accepted the relevant Extension Offer shall be less than the maximum aggregate principal amount of Revolving Commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Borrower may require each Revolving Lender that does not accept such Extension Offer to assign pursuant to Section 10.02 no later than forty-five (45) days after the Extension Offer Date its pro rata share of the outstanding Revolving Commitments and Revolving Loans offered to be extended pursuant to such Extension Offer to one or more assignees which have agreed to such assignment and to extend the applicable Revolving Facility Maturity Date; provided that (1) each Revolving Lender that does not respond affirmatively within thirty (30) days of the Extension Offer Date shall be deemed not to have accepted such Extension Offer, (2) each assigning Revolving Lender shall have received payment of an amount equal to the outstanding principal of its Revolving Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (3) the processing and recordation fee specified in Section 10.02(b) shall be paid by the Borrower or such assignee and (4) the assigning Revolving Lender shall continue to be entitled to the rights under Section 10.04 for any period prior to the effectiveness of such assignment,
    (v)     all documentation in respect of such Extension shall be consistent with the foregoing, and
    (vi)     any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower. For the avoidance of doubt, no Lender shall be obligated to accept any Extension Offer.
(b)With respect to all Extensions consummated by the Borrower pursuant to this Section, (i) such Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.10 or Section 2.11 and (ii) each Extension Offer shall specify the minimum amount of Revolving Commitments to be tendered, which shall be a minimum amount approved by the Administrative Agent (a “Minimum Extension Condition”). The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Revolving Commitments on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.09, 2.10, 2.15 and 8.08) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.26.
(c)The consent of the Administrative Agent (acting upon the instructions of the Required Lenders) shall be required to effectuate any Extension, such consent not to be unreasonably withheld. No consent of any Lender (except to the extent of the Required Lenders required to authorize the Administrative Agent to consent) shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Revolving Commitments (or a portion thereof) (or, in the case of an Extension pursuant to clause (iv) of Section 2.26(a), the consent of the assignee agreeing to the assignment of one or more Revolving Commitments and/or Revolving Loans). All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other applicable Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents (each, an “Extension Amendment”) with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Revolving Commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.26.
(d)In connection with any Extension, the Borrower shall provide the Administrative Agent at least five (5) Business Days (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including, without limitation, regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.26.
Section 2.27.Benchmark Replacement Setting.
(a)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.27(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will, following consultation with the Borrower, have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.27(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.27, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.27.

(d)Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing or continuation of SOFR Loans to be made or continued during any Benchmark Unavailability Period.
Section 2.28.Inability to Determine Rates. Subject to Section 2.27, if, on or prior to the first day of any Interest Period:
(a)the Administrative Agent, acting at the direction of the Required Lenders, determines (which determination shall be conclusive and binding on all parties) that Term SOFR cannot be determined pursuant to the definition thereof for such Interest Period; or
(b)either an initial Lender or, following an assignment of all or a portion of the initial Lenders’ Loans, the Required Lenders, each acting in good faith, certifies to the Administrative Agent:
(i) that Term SOFR will not adequately and fairly reflect the cost to such Lender of making and maintaining its Loan (or their Loans) for such Interest Period and that such event has not arisen as a result of circumstances specific to such Lender;
(ii)that such Lender is exercising rights similar to those set forth in this Section 2.28 in at least one other similar financing transaction with a similarly situated borrower where such Lender is entitled to then exercise such similar rights; and
(iii)the cost of funding such Lender’s Loan for such Interest Period,
(iv)then the Administrative Agent shall give notice thereof (a “Market Disruption Notice”) to the Borrower and the Market Disruption Affected Lenders as soon as practicable thereafter and until the Administrative Agent notifies the Borrower and the Market Disruption Affected Lenders that the circumstances giving rise to such Market Disruption Notice no longer exist, the ordinary rate of interest on the Loan of each Market Disruption Affected Lender shall be the rate notified by that Market Disruption Affected Lender to the Administrative Agent, as soon as practicable, to be that which expresses as a percentage rate per annum its cost of funding an amount equal to its participation in that Loan (in place of Term SOFR) plus the Applicable

Margin. The cost of funding certified by a Market Disruption Affected Lender to the Administrative Agent and the Borrower shall be conclusive absent manifest error.
(v)The Lenders acknowledge and agree that they will not invoke a Market Disruption Event on the basis of market conditions on the Effective Date hereunder.
SECTION 3.

REPRESENTATIONS AND WARRANTIES
In order to induce the Lenders to make Loans and issue Letters of Credit hereunder, the Borrower and the Guarantor jointly and severally represent and warrant as follows:
Section 3.01.Organization and Authority. Each of the Borrower and the Guarantor (a) is duly organized, validly existing and in good standing (to the extent such concept is applicable in the applicable jurisdiction) under the laws of the jurisdiction of its organization and is duly qualified and in good standing in each other jurisdiction in which the failure to so qualify would have a Material Adverse Effect and (b) has the requisite corporate or limited liability company power and authority to effect the Transactions, to own or lease and operate its properties and to conduct its business as now or currently proposed to be conducted.
Section 3.02.Air Carrier Status. The Borrower is an “air carrier” within the meaning of Section 40102 of Title 49 and holds a certificate under Section 41102 of Title 49. The Borrower holds an air carrier operating certificate issued pursuant to Chapter 447 of Title 49. The Borrower is a “citizen of the United States” as defined in Section 40102(a)(15) of Title 49 and as that statutory provision has been interpreted by the DOT pursuant to its policies (a “United States Citizen”). The Borrower possesses all necessary certificates, franchises, licenses, permits, rights, designations, authorizations, exemptions, concessions, frequencies and consents which relate to the operation of the routes flown by it and the conduct of its business and operations as currently conducted except where failure to so possess would not, in the aggregate, have a Material Adverse Effect.
Section 3.03.Due Execution. The execution, delivery and performance by each of the Borrower and the Guarantor of each of the Loan Documents to which it is a party (a) are within the respective corporate or limited liability company powers of each of the Borrower and the Guarantor, have been duly authorized by all necessary corporate or limited liability company action, including the consent of shareholders or members where required, and do not (i) contravene the charter, by-laws or limited liability company agreement (or equivalent documentation) of the Borrower or the Guarantor, (ii) violate any applicable law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulations T, U or X of the Board), or any order or decree of any court or Governmental Authority, other than violations by the Borrower or the Guarantor which would not reasonably be expected to have a Material Adverse Effect, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust or any material lease, agreement or other instrument binding on the Borrower or the Guarantor or any of their properties, which, in the aggregate, would reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon any of the property of the Borrower other than the Liens granted pursuant to this Agreement or the other Loan Documents; and (b) do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority or any other Person, other than (i) the filing of financing statements under the UCC, (ii) the filings and consents contemplated by the

Collateral Documents, (iii) approvals, consents and exemptions that have been obtained on or prior to the Effective Date and remain in full force and effect, (iv) consents, approvals and exemptions that the failure to obtain in the aggregate would not be reasonably expected to result in a Material Adverse Effect and (v) routine reporting obligations. Each Loan Document to which the Borrower or the Guarantor is a party has been duly executed and delivered by the Borrower and the Guarantor. This Agreement and the other Loan Documents to which the Borrower or the Guarantor is a party, each is a legal, valid and binding obligation of the Borrower and the Guarantor, enforceable against the Borrower and the Guarantor, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.04.Statements Made.
(a)The written information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation of this Agreement (as modified or supplemented by other written information so furnished), together with the Annual Report on Form 10-K for 2024 of the Borrower filed with the SEC and all Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that have been filed after December 31, 2024, by the Borrower, with the SEC (as amended prior to the date that this representation and warranty is being made), taken as a whole as of the Effective Date did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein not misleading in light of the circumstances in which such information was provided; provided that, with respect to projections, estimates or other forward-looking information the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
(b)The Annual Report on Form 10-K of the Borrower most recently filed with the SEC, and each Quarterly Report on Form 10-Q and Current Report on Form 8-K of the Borrower filed with the SEC subsequently and prior to the date that this representation and warranty is being made, did not as of the date filed with the SEC (giving effect to any amendments thereof made prior to the date that this representation and warranty is being made) contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Section 3.05.Financial Statements; Material Adverse Change.
(a)The audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2024, included in the Borrower’s Annual Report on Form 10-K for 2024 filed with the SEC, as amended prior to the date that this representation and warranty is being made, present fairly, in all material respects, in accordance with GAAP, the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries on a consolidated basis as of such date and for such period.
(b)Except as disclosed in the Borrower’s Annual Report on Form 10-K for 2024 or any subsequent report filed by the Borrower on Form 10-Q or Form 8-K with the SEC, since December 31, 2024, there has been no Material Adverse Change.
Section 3.06.Ownership of Subsidiaries. As of the Effective Date, other than as set forth on Schedule 3.06, (a) each of the Persons listed on Schedule 3.06 is a wholly-owned, direct or indirect Subsidiary of the Borrower, and (b) the Borrower owns no other Subsidiaries (other than Immaterial Subsidiaries), whether directly or indirectly.

Section 3.07.Liens. There are no Liens of any nature whatsoever on any Collateral other than Permitted Liens.
Section 3.08.Use of Proceeds. The proceeds of the Loans, and the Letters of Credit, shall be used for general corporate purposes of the Borrower and its Subsidiaries and in a manner which is not prohibited by the Loan Documents.
Section 3.09.Litigation and Compliance with Laws.
(a)Except as disclosed in the Borrower’s Annual Report on Form 10-K for 2024 or any subsequent report filed by the Borrower on Form 10-Q or Form 8-K with the SEC since December 31, 2024, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower or the Guarantor, threatened against the Borrower or the Guarantor or any of their respective properties (including any properties or assets that constitute Collateral under the terms of the Loan Documents), before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that (i) are likely to have a Material Adverse Effect or (ii) would reasonably be expected to affect the legality, validity, binding effect or enforceability of the Loan Documents or, in any material respect, the rights and remedies of the Administrative Agent or the Lenders thereunder or in connection with the Transactions.
(b)Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, each of the Borrower and the Guarantor to its knowledge is currently in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all Governmental Authorities, in respect of the conduct of its business and ownership of its property.
Section 3.10.Margin Regulations; Investment Company Act.
(a)Neither the Borrower nor the Guarantor is engaged, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board, “Margin Stock”), or extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loans will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulation U.
(b)Neither the Borrower nor the Guarantor is, or after the making of the Loans will be, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended. Neither the making of any Loan, nor the issuance of any Letters of Credit, nor the application of the proceeds of any Loan or repayment of any Loan or reimbursement of any LC Disbursement by the Borrower, nor the consummation of the other transactions contemplated by the Loan Documents, will violate any provision of such Act or any rule, regulation or order of the SEC thereunder.
Section 3.11.Ownership of Collateral. The Borrower has good title to the Collateral, free and clear of all Liens other than Permitted Liens.
Section 3.12.Perfected Security Interests. The Collateral Documents, taken as a whole, are effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in all of the Collateral to the extent purported to be created thereby, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. With respect to the Collateral as of the Effective Date, at such time as (a) financing statements in appropriate form are filed in the appropriate offices (and the appropriate fees are paid) and (b) the execution of the Account Control Agreements, the Administrative Agent, for the benefit of the Secured Parties, shall have a first priority perfected security interest and/or mortgage (or comparable Lien) in all of such Collateral to the extent that the Liens on such Collateral may be perfected upon the filings or recordations or upon the taking of the actions described in clauses (a) and (b) above, subject in each case only to Permitted Liens, and such security interest is entitled to the benefits, rights and protections afforded under the Collateral Documents applicable thereto (subject to the qualification set forth in the first sentence of this Section 3.12).
Section 3.13.Payment of Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed by it and has paid or caused to be paid when due all Taxes required to have been paid by it, except and solely to the extent that, in each case (a) such Taxes are being contested in good faith by appropriate proceedings or (b) the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 3.14.Anti-Corruption Laws and Sanctions. Each of the Borrower and the Guarantor has implemented and maintains, or is subject to, policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions, and each of the Borrower and the Guarantor and their respective Subsidiaries are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects. None of Borrower or the Guarantor, or any of their respective Subsidiaries, or any of their (or their respective Subsidiaries’) respective directors or officers or, to the knowledge of the Borrower or the Guarantor, as applicable, Affiliates, employees or agents is a Sanctioned Person.
Section 3.15.ERISA. The Borrower, Guarantor and any ERISA Affiliates are in compliance in all respects with ERISA and the rules and regulations thereunder, except to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect. Neither the Borrower, Guarantor nor any ERISA Affiliate has any unfunded vested liability under any Plan, except to the extent that such liability would not reasonably be expected to result in a Material Adverse Effect.
Section 3.16.No Default or Event of Default. No Default or Event of Default has occurred and is continuing (or would result from giving effect to this Agreement).
Section 3.17.UCC Location. The Borrower’s location (as such term is used in Section 9-307 of the UCC) is Minnesota. The full and correct legal name and mailing address of the Borrower on the Effective Date are correctly set forth in Section 10.01(a)(i).
Section 3.18.Location of Spare Parts. The Pledged Spare Parts are located at a Designated Location to the extent required pursuant to the Spare Parts Security Agreement.
Section 3.19.Section 1110. The Security Trustee will be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Pledged Aircraft, Pledged Engines and Pledged Spare Parts as provided in the Aircraft and Spare Engine Mortgage or Spare Parts Security Agreement, as applicable, in the event of a case under Chapter 11 of the Bankruptcy Code in which the Borrower is a debtor.
SECTION 4.

CONDITIONS OF LENDING
Section 4.01.Conditions Precedent to the Effective Date. This Agreement shall become effective on the date on which the following conditions precedent shall have been satisfied (or waived by the Lenders in accordance with Section 10.08 and by the Administrative Agent (acting at the direction of all the Lenders)):
(a)Supporting Documents. The Administrative Agent shall have received in form and substance reasonably satisfactory to the Administrative Agent:
(i)with respect to each of the Borrower and the Guarantor, a certificate of the Secretary of State of the state of such entity’s incorporation or formation, dated as of a recent date, as to the good standing of that entity (to the extent available in the applicable jurisdiction) and as to the charter documents on file in the office of such Secretary of State;
(ii)with respect to each of the Borrower and the Guarantor, a certificate of the Secretary or an Assistant Secretary (or similar officer), of such entity dated the Effective Date and certifying (A) that attached thereto is a true and complete copy of the certificate of incorporation or formation and the by-laws or limited liability company or other operating agreement (as the case may be) of that entity as in effect on the date of such certification, (B) that attached thereto is a true and complete copy of resolutions adopted by the board of directors, board of managers or members of that entity authorizing the Borrowings and Letter of Credit issuances hereunder, the execution, delivery and performance in accordance with their respective terms of this Agreement, the other Loan Documents and any other documents required or contemplated hereunder or thereunder, and the granting of the security interest in the Letter of Credit Account and other Liens contemplated hereby or the other Loan Documents (in each case to the extent applicable to such entity), (C) that the certificate of incorporation or formation of that entity has not been amended since the date of the last amendment thereto indicated on the certificate of the Secretary of State furnished pursuant to clause (i) above, and (D) as to the incumbency and specimen signature of each officer of that entity executing this Agreement and the Loan Documents or any other document delivered by it in connection herewith or therewith (such certificate to contain a certification by another officer of that entity as to the incumbency and signature of the officer signing the certificate referred to in this clause (ii));
(iii)with respect to each of the Borrower and the Guarantor, a certificate signed by an Officer of such entity certifying (A) as to the truth in all material respects of the representations and warranties made by it contained in the Loan Documents on the Effective Date, except to the extent that any such representation or warranty relates to a specified date, in which case as of such date (provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects as of the applicable date, before and after giving effect to the Transactions) and (B) as to the absence of any event occurring and continuing, or resulting from the Transactions, that constitutes an Event of Default; and
(iv)an incumbency certificate of the Security Trustee as to the person or persons authorized to execute and deliver this Agreement, the Collateral Documents, and any other documents to be executed on behalf of the Security Trustee in connection with the transactions contemplated hereby and the signatures of such person or persons.
(b)Credit Agreement. Each party hereto shall have duly executed and delivered to the Administrative Agent this Agreement.
(c)Collateral Documents. The Borrower shall have duly executed and delivered to the Administrative Agent (i) any Collateral Documents, (ii) any Fee Letters and (iii) the other Loan Documents, and has delivered all UCC financing statements in form and substance reasonably acceptable to the Security Trustee as may be required to grant, continue and maintain an enforceable security interest in the applicable Collateral (subject to the terms hereof and of the other Loan Documents) in accordance with the UCC as enacted in all relevant jurisdictions.
(d)Opinions of Counsel. The Administrative Agent and the Lenders shall have received:
(i)a written opinion of Rose Neale, General Counsel for the Borrower and Guarantor, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and
(ii)a written opinion of Milbank LLP, special New York counsel to the Borrower and the Guarantor, dated the Effective Date, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders.
(e)Payment of Fees and Expenses. The Borrower shall have paid to each Agent and the Lenders any fees pursuant to a Fee Letter, the Fee Schedule, any Letter of Credit Fees, if applicable and all expenses of the Agents and the Lenders payable or reimbursable by the Borrower pursuant to Section 10.04(a)(i)(A) for which invoices have been presented at least one Business Day prior to the Effective Date.
(f)Consents. All material governmental and third party consents and approvals necessary in connection with the financing contemplated hereby shall have been obtained, in form and substance reasonably satisfactory to the Administrative Agent, and be in full force and effect.
(g)Representations and Warranties. All representations and warranties of the Borrower and the Guarantor contained in this Agreement and the other Loan Documents executed and delivered on the Effective Date shall be true and correct in all material respects on and as of the Effective Date (except to the extent any such representation or warranty by its terms is made as of a different specified date, in which case as of such specified date); provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, after giving effect to the Transactions.
(h)No Event of Default. Before and after giving effect to the Transactions, no Default or Event of Default shall have occurred and be continuing on the Effective Date.
(i)KYC Information. The Agents and the Lenders shall have received at least five (5) days prior to the Effective Date all documentation and other information as such Agent or Lender may reasonably request in order to satisfy the applicable “know your customer” rules, guidelines, practices or policies observed by such Agent or Lender (including, without limitation, evidence of the beneficial ownership of the Borrower and the Guarantor).
The execution by each Lender of this Agreement shall be deemed to be confirmation by such Lender that any condition relating to such Lender’s satisfaction or reasonable satisfaction with any documentation set forth in this Section 4.01 has been satisfied as to such Lender.
Section 4.02.Conditions Precedent to Each Loan and Each Letter of Credit. The obligation of the Lenders to make each Loan and of the Issuing Lenders to issue each Letter of Credit, including the initial Loans and the initial Letters of Credit, is subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions precedent:

(a)Notice. The Administrative Agent shall have received a Loan Request pursuant to Section 2.03 with respect to such borrowing or a request for issuance of such Letter of Credit pursuant to Section 2.02, as the case may be.
(b)Representations and Warranties. All representations and warranties contained in this Agreement and the other Loan Documents (other than, with respect to Loans made or Letters of Credit issued after the Effective Date, the representations and warranties set forth in Sections 3.05(b), 3.06 and 3.09(a)) shall be true and correct in all material respects on and as of the date of such Loan or the issuance of such Letter of Credit hereunder (both before and after giving effect thereto and, in the case of each Loan, the application of proceeds therefrom) with the same effect as if made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date and in such case as of such date; provided that any representation or warranty that is qualified by materiality, “Material Adverse Change” or “Material Adverse Effect” shall be true and correct in all respects, as though made on and as of the applicable date, before and after giving effect to such Loan or the issuance of such Letter of Credit hereunder.
(c)No Default. On the date of such Loan or the issuance of such Letter of Credit hereunder, no Event of Default or Default shall have occurred and be continuing nor shall any such Event of Default or Default, as the case may be, occur by reason of the making of the requested Borrowing or the issuance of the requested Letter of Credit and, in the case of each Loan, the application of proceeds thereof.
(d)Officer’s Certificates. The Administrative Agent shall have received Officer’s Certificates from the Borrower and Guarantor certifying (A) as to the truth in all material respects of the representations and warranties referred to in Section 4.02(b) and (B) as to the absence of any event resulting from the Transactions that constitutes a Default or Event of Default.
(e)Collateral Coverage Ratio. On the date of such Loan or the issuance of such Letter of Credit hereunder (and after giving pro forma effect thereto), the Collateral Coverage Ratio shall not be less than 1.0 to 1.0.
(f)Collateral Coverage Ratio Certificate. The Administrative Agent shall have received an Officer’s Certificate from the Borrower certifying the Collateral Coverage Ratio and calculating the Collateral Coverage Ratio in reasonable detail, in each case as determined for the purposes of clause (e) above.
(g)Additional Certificates. If, due to there being no Loan or Letter of Credit outstanding at such time, the certificates referred to in Section 5.01(d) were not delivered when they would otherwise have last been required to be delivered, a certificate of a Responsible Officer of the Borrower demonstrating in reasonable detail compliance with Sections 6.04 and 6.05 as of the end of the relevant fiscal quarter;
(h)Insurance. The Security Trustee shall have received insurance certificates for, to the extent applicable, each item of Collateral (i) demonstrating to the Administrative Agent’s reasonable satisfaction that the insurance requirements set forth in Section 5.11 are satisfied and (ii) naming Security Trustee as loss payee and naming the Security Trustee, the Administrative Agent, the Lenders and the Issuing Lenders as additional insured.
(i)No Going Concern Qualification. On the date of such Loan or the issuance of such Letter of Credit hereunder, the opinion of the independent public accountants (after giving effect to any reissuance or revision of such opinion) on the most recent audited consolidated financial statements delivered by the Borrower pursuant to Section 5.01(a) shall not include a

“going concern” qualification under GAAP as in effect on the date of this Agreement or, if there is a change in the relevant provisions of GAAP thereafter, any like qualification or exception under GAAP after giving effect to such change.
(j)Additional Collateral. If Additional Collateral is to be pledged in connection with the making of such Loan and/or the issuance of such Letter of Credit in order to cause the Collateral Coverage Ratio to be no less than 1.0 to 1.0 on such date (after giving pro forma effect to such Loan and/or Letter of Credit), the Borrower shall have complied with the requirements of Section 5.12 with respect to such Additional Collateral.
(k)Location of Spare Parts. The Pledged Spare Parts are located at a Designated Location to the extent required pursuant to the Spare Parts Security Agreement.
The acceptance by the Borrower of each extension of credit hereunder shall be deemed to be a representation and warranty by the Borrower that the conditions specified in this Section 4.02 have been satisfied at that time.

SECTION 5.

AFFIRMATIVE COVENANTS
From the Effective Date and for so long as the Commitments remain in effect, any Letter of Credit remains outstanding (in a face amount in excess of the amount of cash then held in the Letter of Credit Account), or the principal of or interest on any Loan or reimbursement of any LC Disbursement is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 5.01.Financial Statements, Reports, etc. The Borrower shall deliver to the Administrative Agent on behalf of the Lenders:
(a)Within ninety (90) days after the end of each fiscal year, the Borrower’s consolidated balance sheet and related statement of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal year and the results of their respective operations during such year, the consolidated statement of the Borrower to be audited for the Borrower by independent public accountants of recognized national standing and to be accompanied by an opinion of such accountants (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements fairly present in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP; provided that the foregoing delivery requirement shall be satisfied if the Borrower shall have filed with the SEC its Annual Report on Form 10-K for such fiscal year, which is available to the public via EDGAR or any similar successor system;
(b)Within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year, the Borrower’s consolidated balance sheets and related statements of income and cash flows, showing the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the close of such fiscal quarter and the results of their operations during such fiscal quarter and the then elapsed portion of the fiscal year, each certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year end audit adjustments and the absence of footnotes; provided that the foregoing delivery requirement shall be satisfied if the Borrower shall have filed with the SEC its quarterly report on Form 10-Q for such fiscal quarter, which is available to the public via EDGAR or any similar successor system;
(c)So long as any Loans or Letters of Credit are outstanding, within the time period under Section 5.01(a) above, a certificate of a Responsible Officer of the Borrower certifying that, to the knowledge of such Responsible Officer, no Default or Event of Default has occurred and is continuing, or, if, to the knowledge of such Responsible Officer, such a Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto;
(d)So long as any Loans or Letters of Credit are outstanding, within the time period under (a) and (b) of this Section 5.01, a certificate of a Responsible Officer of the Borrower demonstrating in reasonable detail compliance with Sections 6.04, 6.05 and 6.08(a) as of the end of the preceding fiscal quarter, including an updated calculation of the Collateral Coverage Ratio reflecting the most recent Appraisals (as adjusted for any Dispositions or additions to the Collateral since the date of delivery to the Administrative Agent of such Appraisals);
(e)Within 15 days after a Responsible Officer of the Borrower obtains knowledge that there has been one or more Dispositions of Collateral (excluding those described in clause (b) or (c) of the definition of “Permitted Disposition”) since the date of the Officer’s Certificate demonstrating compliance with Section 6.08(a) most recently delivered under this Agreement by the Borrower to the Administrative Agent consisting of (i) a Pledged Aircraft, (ii) a Pledged Engine or (iii) any other Collateral having an Appraised Value in the aggregate in excess of 10% of the sum of the aggregate Appraised Value of all Collateral plus Pledged Cash and Cash Equivalents, a certificate of a Responsible Officer of the Borrower demonstrating in reasonable detail compliance with Section 6.08(a);
(f)(i) At any time that Eligible Receivables are included as Collateral, within 15 days after the completion of each Field Audit (or, if such day is not a Business Day, on the next succeeding Business Day) completed pursuant to Section 5.07(b), an Officer’s Certificate from the Borrower setting forth the amount of each Eligible Receivable included in the Collateral as of such date, (ii) on the date upon which any Eligible Receivable is pledged as Collateral, but only with respect to such Eligible Receivable, an Officer’s Certificate from the Borrower setting forth the amount of such Eligible Receivable pledged on such date, and (iii) at any time that the Administrative Agent (acting at the direction of the Required Lenders) provides written notice to the Borrower that the Administrative Agent, acting reasonably and in good faith, believes that a Material Eligible Receivable contained in the most recent Officer’s Certificate delivered pursuant to clauses (i) and (ii) above with respect to such Pledged Receivable no longer meets the criteria of an Eligible Receivable set forth in the definition thereof, and that the Borrower would not reasonably be expected to be in compliance with Section 6.08(a) after excluding the Certified Value of such disqualified Material Eligible Receivable from the aggregate Certified Value of the Pledged Receivables, within five (5) Business Days of such receipt of such request by the Borrower, an Officer’s Certificate from the Borrower setting forth the amount of each Eligible Receivable included in the Collateral as of such date, in each case together with all supporting documents with respect to the applicable Eligible Receivables as the Administrative Agent acting at the direction of the Required Lenders may reasonably request;
(g)Promptly after a Responsible Officer of the Borrower obtains knowledge thereof, notice of the failure of any material assumption contained in any Appraisal to be correct, except if such failure would not reasonably be expected to materially adversely affect the Appraised Value of the applicable type of Collateral;

(h)So long as any Commitment, Loan or Letter of Credit is outstanding, within 30 days after the Chief Financial Officer or the Treasurer of the Borrower becoming aware of the occurrence of a Default or an Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Borrower and its Subsidiaries are taking or propose to take with respect thereto;
(i)Promptly, to the extent neither the Borrower nor the Guarantor is a public company, notice of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(j)Promptly, from time to time, such other information regarding the Collateral and the operations, business affairs and financial condition of either the Borrower or the Guarantor, in each case as the Administrative Agent, at the request of any Lender, may reasonably request.
Subject to the next succeeding sentence, information delivered pursuant to this Section 5.01 to the Administrative Agent may be made available by the Administrative Agent to the Lenders by posting such information on the Platform. Information required to be delivered pursuant to this Section 5.01 by the Borrower shall be delivered pursuant to Section 10.01 hereto. Information required to be delivered pursuant to this Section 5.01 (to the extent not made available as set forth above) shall be deemed to have been delivered to the Administrative Agent on the date on which the Borrower provides written notice to the Administrative Agent that such information has been posted on the Borrower’s general commercial website on the Internet (to the extent such information has been posted or is available as described in such notice), as such website may be specified by the Borrower to the Administrative Agent from time to time. Information required to be delivered pursuant to this Section 5.01 shall be in a format which is suitable for transmission.
Any notice or other communication delivered pursuant to this Section 5.01, or otherwise pursuant to this Agreement, shall be deemed to contain material non-public information unless (i) expressly marked by the Borrower or the Guarantor as “PUBLIC”, (ii) such notice or communication consists of copies of the Borrower’s public filings with the SEC or (iii) such notice or communication has been posted on a the Borrower’s general commercial website on the Internet, as such website may be specified by the Borrower to the Administrative Agent from time to time.
Section 5.02.Taxes. Each of the Borrower and the Guarantor shall pay, and cause each of its Subsidiaries to pay, all taxes, assessments, and governmental levies before the same shall become more than 90 days delinquent, other than taxes, assessments and levies (i) being contested in good faith by appropriate proceedings and (ii) the failure to effect such payment of which are not reasonably be expected to have a Material Adverse Effect.
Section 5.03.Stay, Extension and Usury Laws. Each of the Borrower and the Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and each of the Borrower and the Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Administrative Agent, but will suffer and permit the execution of every such power as though no such law has been enacted.
Section 5.04.Corporate Existence. Each of the Borrower and the Guarantor shall do or cause to be done all things reasonably necessary to preserve and keep in full force and effect:
(1)its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Borrower or any such Subsidiary; and
(2)its and its Subsidiaries’ rights (charter and statutory) and material franchises; provided, however, that it shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of it or any of its Subsidiaries, if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of it and its Subsidiaries, taken as a whole, and that the loss thereof would not, individually or in the aggregate, have a Material Adverse Effect.
For the avoidance of doubt, this Section 5.04 shall not prohibit any actions permitted by Section 6.06 hereof or described in Section 6.06(b).
Section 5.05.Compliance with Laws.
(a)Each of the Borrower and the Guarantor shall comply, and cause each of their respective Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
(b)Each of the Borrower and the Guarantor shall comply in all material respects with applicable Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions and, without limiting the foregoing, each of the Borrower and the Guarantor will maintain, or remain subject to, policies and procedures designed to promote and achieve compliance with applicable Anti-Money Laundering Laws, Anti-Corruption Laws and Sanctions.
Section 5.06.Delivery of Quarterly Certificate. So long as any Loans or Letters of Credit are outstanding, Borrower shall, within five (5) Business Days of each Quarterly Certification Date, deliver to the Administrative Agent a Quarterly Certificate.
Section 5.07.Delivery of Appraisals; Field Audits.
(a)The Borrower shall:
(1)with respect to each Pledged Aircraft, Pledged Engines and Pledged Spare Parts, on each Appraisal Date, beginning with the first such date occurring at least 90 days after such Pledged Aircraft, Pledged Engines or Pledged Spare Parts, as the case may be, is first added to the Collateral hereunder, deliver or cause to be delivered to the Administrative Agent an Appraisal thereof dated (and with an "as of" valuation) no more than 45 days prior to such Appraisal Date;
(2)on the date upon which any Additional Collateral is pledged as Collateral, but only with respect to such Additional Collateral, deliver or cause to be delivered to the Administrative Agent an Appraisal thereof dated (and with an "as of" valuation) no more than 45 days prior to the date such Additional Collateral is added to the Collateral hereunder;
(3)with respect to any other Collateral (other than Pledged Cash and Cash Equivalents), at a frequency reasonably satisfactory to the Administrative Agent (acting at the direction of the Required Lenders), beginning with the first such date occurring at least 90 days after such other Collateral is first added to the Collateral hereunder, deliver or cause to be delivered to the Administrative Agent an Appraisal thereof dated (and with an "as of" valuation) no more than 45 days prior to the date such Appraisal is required by this clause (3) to be delivered; and
(4)promptly (but in any event within 45 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing deliver or cause to be delivered to the Administrative Agent an Appraisal of such Collateral as the Administrative Agent may request dated (and with an "as of" valuation) no more than 45 days prior to the date such Appraisal is required by this clause (4) to be delivered.
In addition to the requirements set forth in this Section 5.07(a), if at any time (a) the Administrative Agent in its reasonable good faith business judgment believes that any material assumption contained in any Appraisal fails to be correct, except if such failure would not reasonably be expected to result in the Collateral Coverage Ratio being less than 1.0 to 1.0, or (b) the Administrative Agent receives a notice from the Borrower under Section 5.01(h), it may request the delivery of an updated Appraisal with respect to the affected Collateral, and the Borrower and Guarantor shall cooperate with the applicable appraiser(s) to ensure that the Administrative Agent receives the same within 30 days (or such longer period as may be reasonably required by the relevant appraiser(s) to issue a revised Appraisal) after such request.
The Borrower may from time to time cause subsequent Appraisals to be delivered to the Administrative Agent if it believes that any affected item of Collateral has a higher Appraised Value than that reflected in the most recent Appraisals delivered pursuant to this Section 5.07(a).
(b)The Borrower will reasonably cooperate with the Field Auditor such that the Administrative Agent shall receive one or more Field Audits establishing the Certified Value of the Pledged Receivables:
(i)on a date within 30 days prior to May 15 and November 15 of each year, beginning 90 days after any such Pledged Receivable is first added to the Collateral; and
(ii)promptly (but in any event within 45 days) following a request by the Administrative Agent if an Event of Default has occurred and is continuing.
In addition, on such additional dates as the Borrower may reasonably request from time to time, the Administrative Agent shall cooperate with the Borrower to cause the Field Auditor to provide a Field Audit to the Administrative Agent that establishes the Certified Value of the Pledged Receivables. The Borrower shall be responsible for all reasonable out-of-pocket costs and expenses actually incurred by the Field Auditor in connection with any Field Audit for which reasonably detailed invoices have been presented to the Borrower.

Section 5.08.Regulatory Cooperation. In connection with any foreclosure, collection, sale or other enforcement of Liens granted to the Security Trustee in the Collateral Documents, the Borrower will, and will cause its Subsidiaries to, reasonably cooperate in good faith with the Security Trustee or its designee in obtaining all regulatory licenses, consents and other governmental approvals necessary or (in the reasonable opinion of the Security Trustee or its designee) reasonably advisable to conduct all aviation operations with respect to the Collateral and will, at the reasonable request of the Security Trustee and in good faith, continue to operate and manage the Collateral and maintain all applicable regulatory licenses with respect to the Collateral until such time as the Security Trustee or its designee obtain such licenses, consents and approvals, and at such time the Borrower will, and will cause its Subsidiaries to, cooperate in good faith with the transition of the aviation operations with respect to the Collateral to any new aviation operator (including, without limitation, the Security Trustee or its designee).
Section 5.09.Regulatory Matters; Citizenship; Utilization; Collateral Requirements. The Borrower will:
(1)maintain at all times its status as an “air carrier” within the meaning of Section 40102(a)(2) of Title 49, and hold a certificate under Section 41102(a)(1) of Title 49;
(2)be a United States Citizen;
(3)maintain at all times its status at the FAA as an “air carrier” and hold an air carrier operating certificate under Section 44705 of Title 49 and operations specifications issued by the FAA pursuant to Parts 119 and 121 of Title 14 as currently in effect or as may be amended or recodified from time to time; and
(4)if Eligible Spare Parts are included in the Collateral at any time, take or cause to be taken such actions to ensure that at all times the Pledged Spare Parts include all Spare Parts and Appliances then owned by the Borrower and its Subsidiaries (subject to the provisions of the Spare Parts Security Agreement).
Section 5.10.Collateral Ownership.
Subject to the provisions described (including the actions permitted) under Sections 6.01 and 6.06 hereof, the Borrower will continue to maintain its interest in and right to use all property and assets so long as such property and assets constitute Collateral, except as provided in Section 5.09.
Section 5.11.Insurance. The Borrower shall:
(1)keep all Collateral (other than the Mortgaged Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage shall be applicable, and Pledged Spare Parts, as to which only the insurance provisions of the Spare Parts Security Agreement shall be applicable) that is tangible property insured at all times, against such risks, including risks insured against by extended coverage, as is prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses;
(2)maintain in full force and effect public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of the tangible Collateral (other than the Mortgaged

Collateral, as to which only the insurance provisions of the Aircraft and Spare Engine Mortgage shall be applicable, and Pledged Spare Parts, as to which only the insurance provisions of the Spare Parts Security Agreement shall be applicable) owned, occupied or controlled by the Borrower, in such amounts and with such deductibles as are prudent and customary with U.S.-based companies of the same or similar size in the same or similar businesses and in the same geographic area;
(3)name the Security Trustee as loss payee and name the Security Trustee, the Administrative Agent, the Lenders and the Issuing Lenders as additional insureds on the insurance certificate and broker’s letter of undertaking relating to each Pledged Aircraft, Pledged Engine or Pledged Spare Parts; and
(4)maintain such other insurance or self insurance as may be required by law.
Section 5.12.Additional Collateral.
(a)If the Borrower desires or is required pursuant to the terms of this Agreement to add Additional Collateral, the Borrower shall, in each case at its own expense, (A) become a party to each applicable Collateral Document and all other agreements, instruments or documents that create or purport to create and perfect a first priority Lien (subject to Permitted Liens) in favor of the Security Trustee for the benefit of the Secured Parties applicable to such Collateral, by executing and delivering to the Administrative Agent all applicable Collateral Documents, in form and substance reasonably satisfactory to the Administrative Agent and the Security Trustee (it being understood that (i) in the case of Collateral consisting of Eligible Aircraft or Eligible Engines, the applicable Collateral Documents shall be an Aircraft and Spare Engine Mortgage, (ii) in the case of Collateral consisting of Eligible Spare Parts, the applicable Collateral Documents shall be the Spare Parts Security Agreement, (iii) in the case of Collateral consisting of Flight Simulators, the applicable Collateral Documents shall be the Flight Simulator Security Agreement, (iv) in the case of Collateral consisting of Eligible Ground Support Equipment, Eligible Receivables, cash or Cash Equivalents, the applicable Collateral Documents shall be the Receivables Security Agreement and any Account Control Agreement and (v) in the case of any other Additional Collateral of a type that has not been theretofore included in the Collateral, such Additional Collateral may be subject to such additional terms and conditions as may be required by the Administrative Agent acting on the instructions of all the Lenders), (B) promptly execute and deliver to the Administrative Agent and/or the Security Trustee such documents and take such actions to create, grant, establish, preserve and perfect the first priority Liens (subject to Permitted Liens) in favor of the Security Trustee for the benefit of the Secured Parties on such assets of the Borrower to secure the Obligations to the extent required under the applicable Collateral Documents or reasonably requested by the Administrative Agent or the Security Trustee, and to ensure that such Collateral shall be subject to no other Liens other than Permitted Liens and (C) if reasonably requested by the Administrative Agent, deliver to the Administrative Agent and the Security Trustee, for the benefit of the Secured Parties, a written opinion of counsel (which counsel shall be reasonably satisfactory to the Administrative Agent) to the Borrower with respect to the matters described in clauses (A) and (B) hereof, in each case no later than the earlier of (x) twenty (20) Business Days after the addition of such Collateral and (y) the date on which any Loan is to be made or Letter of Credit is to be issued after the addition of such Collateral, and in form and substance reasonably satisfactory to the Administrative Agent and the Security Trustee; provided that in the case of Additional Collateral comprising Eligible Aircraft or Eligible Engines, the Borrower shall comply with Section 3.05(a) or Section 3.05(b) (as applicable) of the Aircraft and Spare Engine Mortgage and compliance with such provisions (as applicable) shall be deemed compliance with this Section 5.12 as to such Additional Collateral.
Section 5.13.Access to Books and Records.
(a)The Borrower and the Guarantor will make and keep books, records and accounts in which full, true and correct entries in conformity with GAAP are made of all financial dealings and transactions in relation to its business and activities, including, without limitation, an accurate and fair reflection of the transactions and dispositions of the assets of the Borrower and the Guarantor.
(b)The Borrower and the Guarantor will permit, to the extent not prohibited by applicable law, any representatives designated by the Administrative Agent or any Governmental Authority that is authorized to supervise or regulate the operations of a Lender, as designated by such Lender, upon reasonable prior written notice and, so long as no Event of Default has occurred and is continuing, at no out-of-pocket cost to the Borrower and the Guarantor, to visit the properties of the Borrower and the Guarantor, to examine its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours, not more than once every twelve (12) months unless an Event of Default has occurred and is continuing, in which case such inspection right shall not be so limited; provided that if an Event of Default has occurred and is continuing, the Borrower and the Guarantor shall be responsible for the reasonable costs and expenses of any visits of the Administrative Agent and the Lenders, acting together (but not separately).
Section 5.14.Further Assurances. The Borrower and the Guarantor shall execute any and all further documents and instruments, and take all further actions, that may be required or advisable under applicable law, or by the FAA, or that the Administrative Agent may reasonably request, in order to create, grant, establish, preserve, protect and perfect the validity, perfection and priority of the Liens and security interests created or intended to be created by the Collateral Documents, to the extent required under this Agreement or the Collateral Documents.
Section 5.15.Notice of Change of Location. The Borrower will give the Agents timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable law to prevent lapse of perfection) of any change in its location (as such term is used in Section 9-307 of the UCC) or legal name and will promptly take any action required by the Collateral Documents as a result of such relocation.
Section 5.16.Collateral Perfection. The Borrower shall ensure that the Security Trustee, for the benefit of the Secured Parties shall hold a perfected, first priority Lien on all Collateral.
Section 5.17.KYC. The Borrower or the Guarantor shall provide (i) from time to time such documents as any Agent, any Lender or any Issuing Lender may reasonably request, in order to satisfy the applicable “know your customer” rules, guidelines, practices or policies observed by such Agent, Lender or Issuing Lender and (ii) if neither the Borrower nor the Guarantor is a public company, a Beneficial Ownership Certification in relation to the Borrower, the Guarantor and each Subsidiary that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation.

SECTION 6.

NEGATIVE COVENANTS
From the Effective Date and for so long as the Commitments remain in effect, any Letter of Credit remains outstanding or principal of or interest on any Loan or reimbursement of any LC Disbursement is owing (or any other amount that is due and unpaid on the first date that none of the foregoing is in effect, outstanding or owing, respectively, is owing) to any Lender or the Administrative Agent hereunder:
Section 6.01.Disposition of Collateral. The Borrower shall not sell or otherwise Dispose of any Collateral except that such sale or other Disposition shall be permitted if (i) it is a Permitted Disposition and (ii) so long as, upon consummation of any such sale or other Disposition (A) no Event of Default shall have occurred and be continuing, (B) the Collateral Coverage Ratio is no less than 1.0 to 1.0 after giving effect to such sale or other Disposition (including any deposit of any Net Proceeds received upon consummation thereof in the Collateral Proceeds Account subject to an Account Control Agreement and any concurrent pledge of Additional Collateral, if any) and (C) the Borrower is in compliance with Section 5.09(4) after giving effect to such sale or other Disposition (including any pledge of Additional Collateral, if any); provided that nothing contained in this Section 6.01 is intended to excuse performance by the Borrower or the Guarantor of any requirement of any Collateral Document that would be applicable to a Disposition permitted hereunder. A Disposition of Collateral referred to in clause (d) of the definition of “Permitted Disposition” shall not result in the automatic release of such Collateral from the security interest of the applicable Collateral Document, and the Collateral subject to such Disposition shall continue to constitute Collateral for all purposes of the Loan Documents (without prejudice to the rights of the Borrower to release any such Collateral pursuant to Section 6.08(c)).
Section 6.02.Liens. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any property or asset that constitutes Collateral, except Permitted Liens.
Section 6.03.Business Activities. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to the Borrower and its Subsidiaries taken as a whole.
Section 6.04.Liquidity. The Borrower will not permit the aggregate amount of Liquidity to be less than $55,000,000 as of the end of any Business Day following the Effective Date.
Section 6.05.Minimum EBITDAR. The Borrower will not permit the EBITDAR for any Test Period (beginning with the Test Period ending on the last day of the first full fiscal quarter ending after the Effective Date) to be less than $110,000,000.
Section 6.06.Merger, Consolidation, or Sale of Assets.
(a)Neither the Borrower nor the Guarantor shall directly or indirectly: (i) consolidate or merge with or into another Person (whether or not the Borrower or Guarantor, as the case may be, is the surviving corporation) or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Borrower or the Guarantor, as the case may be, and its Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)either:
(A)the Borrower or the Guarantor, as the case may be, is the surviving corporation; or
(B)the Person formed by or surviving any such consolidation or merger (if other than the Borrower or the Guarantor, as the case may be) or to which such sale, assignment, transfer, conveyance or other disposition has been made is an entity organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and, if such entity is not a corporation, a co-obligor of the Loans is a corporation organized or existing under any such laws;
(2)the Person formed by or surviving any such consolidation or merger (if other than the Borrower or the Guarantor, as the case may be) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Borrower or the Guarantor, as the case may be, under the Loan Documents pursuant to agreements reasonably satisfactory to the Administrative Agent;
(3)immediately after such transaction, no Event of Default exists; and
(4)the Borrower shall have delivered to the Administrative Agent an Officer’s Certificate stating that such consolidation, merger or transfer complies with this Agreement.
In addition, neither the Borrower nor the Guarantor will, directly or indirectly, lease all or substantially all of the properties and assets of it and its Subsidiaries taken as a whole, in one or more related transactions, to any other Person.
(b)Section 6.06(a) will not apply to any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Borrower and/or the Guarantor.
(c)Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the properties or assets of the Borrower or the Guarantor, as the case may be, in a transaction that is subject to, and that complies with the provisions of, Section 6.06(a), the successor Person formed by such consolidation or into or with which the Borrower or the Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Agreement referring to the Borrower or the Guarantor, as the case may be, shall refer instead to the successor Person and not to the Borrower or the Guarantor, as the case may be), and may exercise every right and power of the Borrower or the Guarantor, as the case may be, under this Agreement with the same effect as if such successor Person had been named as the Borrower or the Guarantor, as the case may be, herein; provided, however, that the Borrower, if applicable, shall not be relieved from the obligation to pay the principal of, and interest, if any, on the Loan except in the case of a sale of all of the Borrower’s assets in a transaction that is subject to, and that complies with the provisions of, Section 6.06(a) hereof. In connection with any transfer under this clause (c), such successor Person shall provide all documentation and other information as any Agent, any Lender or any Issuing Lender may reasonably request, in order to satisfy the applicable “know your customer” rules, guidelines, practices or policies observed by such Agent, Lender or Issuing Lender.

Section 6.07.Use of Proceeds. The Borrower will not use, and will not permit any of its Subsidiaries to use, the proceeds of any Borrowing or any Letter of Credit (A) in violation of any applicable Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (in any case, in violation of applicable Sanctions), or (C) in any other manner that would constitute or give rise to a violation of any Sanctions applicable to the Borrower or any of its Subsidiaries.
Section 6.08.Collateral Coverage Ratio.
(a)The Borrower will not permit at any time following the Effective Date the Collateral Coverage Ratio to be less than 1.0 to 1.0; provided that if, (A) upon delivery of an Appraisal pursuant to Section 5.07(a) or otherwise pursuant to this Agreement (except pursuant to Section 5.07(a)(2) or any Appraisal delivered to the Administrative Agent in connection with the designation of Additional Collateral solely to evidence compliance with the requirements of this Section 6.08(a)) and (B) solely with respect to determining compliance with this Section as a result thereof (and not as a result of any breach of Section 6.01), it is determined that the Borrower shall not be in compliance with this Section 6.08(a), the Borrower shall, within forty-five (45) days (or, in the case of an Appraisal delivered pursuant to Section 5.07(a)(4) within thirty (30) days) of the date of such Appraisal (or, in the case of an Appraisal required under Section 5.07(a)(1) or 5.07(a)(4) not delivered by the deadline thereunder, the date such Appraisal was due thereunder) designate Additional Collateral as additional Eligible Collateral and comply with Section 5.12 and/or prepay or cause to be prepaid the Loans in accordance with Section 2.10(b), collectively, in an amount sufficient to enable the Borrower to comply with this Section 6.08(a).
(b)Notwithstanding anything to the contrary contained herein, if the Borrower shall fail at any time to be in compliance with this Section 6.08 solely as a result of damage to or loss of any Collateral covered by insurance (pursuant to which the Administrative Agent is named as loss payee and with respect to which payments are to be delivered directly to the Administrative Agent) for which the insurer thereof has been notified of the relevant claim and has not challenged such coverage, any calculation made pursuant to this Section 6.08 shall deem the Borrower to have received Net Proceeds (and to have taken all steps necessary to have pledged such Net Proceeds as Additional Collateral) in an amount equal to the expected coverage amount (as determined by the Borrower in good faith and updated from time to time to reflect any agreements reached with the applicable insurer) and net of any amounts required to be paid out of such proceeds and secured by a Lien until the earliest of (i) the date any such Net Proceeds are actually received by the Administrative Agent, (ii) the date that is 270 days after such damage and (iii) the date on which any such insurer denies such claim; provided that, prior to giving effect to this clause (b), (x) the aggregate Appraised Value of all Specified Collateral, plus (y) the aggregate Certified Value of all of the Pledged Receivables plus (z) the Pledged Cash and Cash Equivalents, shall be no less than 150% of the Total Obligations. It is understood and agreed that if the Security Trustee should receive any Net Proceeds directly from the insurer in respect of a Recovery Event and at the time of such receipt, (A) no Event of Default shall have occurred and be continuing and the Borrower is in compliance with Section 6.08(a) (without giving effect to the receipt of such Net Proceeds), the Security Trustee shall promptly cause such proceeds to be paid to the Borrower and (B) an Event of Default shall have occurred and be continuing or the Borrower fails to be in compliance with Section 6.08(a) (without giving effect to the receipt of such Net Proceeds), the Security Trustee shall promptly cause such proceeds to be deposited into the Collateral Proceeds Account maintained for such purpose with the Security Trustee that is subject to an Account Control Agreement and such proceeds shall be applied or released from such account in accordance with Section 2.10(a).

(c)At the Borrower’s request, the Lien on any asset or type or category of asset (including after-acquired assets of that type or category) included in the Collateral will be promptly released, provided that, in each case, that the following conditions are satisfied or waived: (A) no Event of Default shall have occurred and be continuing, (B) either (x) after giving effect to such release, the Collateral Coverage Ratio is not less than 1.0 to 1.0 or (y) the Borrower shall prepay or cause to be prepaid the Loans and/or shall designate Additional Collateral and comply with Section 5.12, collectively, in an amount necessary to cause the Collateral Coverage Ratio to not be less than 1.0 to 1.0, and (C) the Borrower shall deliver an Officer’s Certificate demonstrating compliance with this Section 6.08(c) and Section 5.09(4) following such release. In connection herewith, the Security Trustee agrees to promptly provide any documents or releases reasonably requested by the Borrower to evidence such release.
SECTION 7.

EVENTS OF DEFAULT
Section 7.01.Events of Default. In the case of the happening of any of the following events and the continuance thereof beyond the applicable grace period if any (each, an “Event of Default”):
(a)any representation or warranty made by the Borrower or the Guarantor in this Agreement or in any other Loan Document shall prove to have been false or incorrect in any material respect when made and such representation, to the extent capable of being corrected, is not corrected within sixty (60) days after receipt by the Borrower of notice from the Administrative Agent of such default; or
(b)default shall be made in the payment of (i) any principal of the Loans or reimbursement obligations or cash collateralization in respect of Letters of Credit, when and as the same shall become due and payable; (ii) any interest on the Loans and such default shall continue unremedied for more than five (5) Business Days; or (iii) any other amount payable hereunder when due and such default shall continue unremedied for more than ten (10) Business Days after receipt of written notice by the Borrower from the Administrative Agent of the default in making such payment when due; or
(c)default shall be made by the Borrower in the due observance of the covenants contained in Sections 5.01(g), 5.11, 6.04, 6.05 or 6.08 hereof; or
(d)default shall be made by the Borrower or any Subsidiary of the Borrower in the due observance or performance of any other covenant, condition or agreement to be observed or performed by it pursuant to the terms of this Agreement or any of the other Loan Documents and such default shall continue unremedied for more than sixty (60) days after receipt of written notice by the Borrower from the Administrative Agent of such default; or
(e)(A) any material provision of any Loan Document to which the Borrower or the Guarantor is a party ceases to be a valid and binding obligation of the Borrower or the Guarantor for a period of five (5) consecutive Business Days after the Borrower receives written notice thereof from the Administrative Agent, or the Borrower or the Guarantor shall so assert in any pleading filed in any court or (B) the Lien on any material portion of the Collateral intended to be created by the Loan Documents shall cease to be or shall not be a valid and perfected Lien having the priorities contemplated hereby or thereby (subject to Permitted Liens and except as permitted by the terms of this Agreement or the Collateral Documents or other than as a result of the action, delay or inaction of the Administrative Agent or the Security Trustee) for a period of fifteen (15) consecutive days after the Borrower receives written notice thereof from the Administrative Agent; or;

(f)the Borrower, the Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:
(1)commences a voluntary case,
(2)consents to the entry of an order for relief against it in an involuntary case,
(3)consents to the appointment of a custodian of it or for all or substantially all of its property,
(4)makes a general assignment for the benefit of its creditors, or
(5)admits in writing its inability generally to pay its debts; or
(g)a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
(1)is for relief against the Borrower, the Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary in an involuntary case;
(2)appoints a custodian of the Borrower, the Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Borrower, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary; or
(3)orders the liquidation of the Borrower, the Guarantor, any Significant Subsidiary or any group of Subsidiaries of the Borrower that, taken together, would constitute a Significant Subsidiary;
and in each case the order or decree remains unstayed and in effect for sixty (60) consecutive days; or
(h)failure by the Borrower, the Guarantor or any of the Borrower’s Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of, in the case of the Borrower or any of the Borrower’s Subsidiaries, $50,000,000 or, in the case of the Guarantor, $75,000,000 (in each case determined net of amounts covered by insurance policies issued by creditworthy insurance companies (and as to which the applicable insurance company has not denied coverage) or by third party indemnities or a combination thereof), which judgments are not paid, discharged, bonded, satisfied or stayed for a period of sixty (60) days; or
(i)(1) the Borrower or Guarantor shall default in the performance of any obligation relating to Material Indebtedness and any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with, and as a result of such default the holder or holders of such Material Indebtedness or any trustee or agent on behalf of such holder or holders shall be permitted to cause such Material Indebtedness to become due prior to its scheduled final maturity date, and such ability to cause such Material Indebtedness to become due shall be continuing for a period of more than sixty (60) consecutive days, (2) the Borrower or the Guarantor shall default in the performance of any obligation relating to any Indebtedness of the Borrower or the Guarantor (other than the Loans and obligations relating to Letters of Credit) outstanding under one or more agreements of the Borrower or the Guarantor that results in such Indebtedness coming due prior to its scheduled final maturity date in an aggregate principal amount at any single time unpaid exceeding, in the case of the Borrower, $50,000,000 or, in the case of the Guarantor, $75,000,000 or (3) the Borrower or the Guarantor shall default in the payment of the outstanding principal amount due on the scheduled final maturity date of any Indebtedness outstanding under one or more agreements of the Borrower or the Guarantor, any applicable grace periods shall have expired and any applicable notice requirements shall have been complied with and such failure to make payment when due shall be continuing for a period of more than five (5) consecutive Business Days following the applicable scheduled final maturity date thereunder, in an aggregate principal amount at any single time unpaid exceeding, in the case of the Borrower, $50,000,000 or, in the case of the Guarantor, $75,000,000, then, and in every such event and at any time thereafter during the continuance of such event, the Administrative Agent at the direction of the Required Lenders shall, by written notice to the Borrower, take one or more of the following actions, at the same or different times:
        (i)     terminate forthwith the Commitments;
(ii)     declare the Loans or any portion thereof then outstanding to be forthwith due and payable, whereupon the principal of the Loans and other Obligations (other than Designated Hedging Obligations) together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower and the Guarantor, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iii)     require the Borrower and the Guarantor promptly upon written demand to deposit in the Letter of Credit Account Cash Collateralization for the LC Exposure (and to the extent the Borrower and the Guarantor shall fail to furnish such funds as demanded by the Administrative Agent, the Administrative Agent shall be authorized to debit the accounts of the Borrower and the Guarantor (other than Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Administrative Agent in such amounts);
(iv)     instruct the Security Trustee to set-off amounts in the Letter of Credit Account or any other accounts (other than Escrow Accounts, Payroll Accounts or other accounts held in trust for an identified beneficiary) maintained with the Security Trustee (or any of its affiliates) and apply such amounts to the obligations of the Borrower and the Guarantor hereunder and in the other Loan Documents; and
(v)     exercise, or instruct the Security Trustee to exercise, any and all remedies under the Loan Documents and under applicable law available to the Administrative Agent, the Security Trustee and the Lenders.
In case of any event with respect to the Borrower, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary described in clause (f)

or (g) of this Section 7.01, the actions and events described in clauses (i), (ii) and (iii) above shall be required or taken automatically, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Any payment received as a result of the exercise of remedies hereunder shall be applied in accordance with Section 2.15(b).
Section 7.02.Right to Cure. Notwithstanding anything to the contrary contained in Section 7.01, in the event that the Borrower fails (or, but for the operation of this Section 7.02, would fail) to comply with the requirements of the Financial Performance Covenant, until the expiration of the 10th Business Day subsequent to the date the certificate calculating such Financial Performance Covenant is required to be delivered pursuant to Section 5.01(d), the Borrower shall have the right to issue Permitted Cure Securities for cash or otherwise receive cash contributions (collectively, the “Cure Right”), and upon the receipt by the Borrower of such cash (the “Cure Amount”) pursuant to the exercise by the Borrower of such Cure Right such Financial Performance Covenant shall be recalculated giving effect to a pro forma adjustment by which EBITDAR shall be increased with respect to such applicable quarter (and, for the avoidance of doubt, no effect shall be given to any pro forma reduction to Indebtedness for such applicable quarter resulting from the repayment thereof with the proceeds of such Permitted Cure Securities) and any four-quarter period that contains such quarter, solely for the purpose of measuring the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount; provided, that (i) during each Testing Period, there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) the Cure Right shall not be exercised more than five times and (iii) for purposes of this Section 7.02, the Cure Amount shall be no greater than the amount required for purposes of complying with the Financial Performance Covenant. If, after giving effect to the adjustments in this Section 7.02, the Borrower shall then be in compliance with the requirements of the Financial Performance Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Performance Covenant that had occurred shall be deemed cured for the purposes of the Loan Documents.

SECTION 8.

THE AGENTS
Section 8.01.Administration by Agents.
(a)Each of the Lenders and each Issuing Lender hereby irrevocably appoints UMB as its administrative agent and as its security trustee, as the case may be, and authorizes each such Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.
(b)Each of the Lenders and each Issuing Lender hereby authorizes each Agent, as applicable, upon further direction of the Required Lenders:
(i)in connection with the sale or other disposition of any asset that is part of the Collateral of the Borrower, as the case may be, to the extent permitted by the terms of this Agreement, to release a Lien granted to the Security Trustee, for the benefit of the Secured Parties, on such asset;

(ii)[Reserved];
(iii)to enter into, execute and deliver the other Loan Documents on terms acceptable to the Administrative Agent and to perform its respective obligations thereunder;
(iv)to enter into, execute and deliver intercreditor and/or subordination agreements in accordance with Sections 6.02 on terms reasonably acceptable to the Administrative Agent and to perform its obligations thereunder and to take such action and to exercise the powers, rights and remedies granted to it thereunder and with respect thereto; and
(v)to enter into, execute and deliver any other agreements reasonably satisfactory to the Administrative Agent granting Liens to the Security Trustee, for the benefit of the Secured Parties, on any assets of the Borrower to secure the Obligations.
Section 8.02.Rights of Agents. Any institution serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its respective Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate of the Borrower as if it were not an Agent hereunder.
Section 8.03.Liability of Agents.
(a)The Agents shall not have any duties or obligations except those expressly set forth herein and the other Loan Documents. Without limiting the generality of the foregoing, the Agents (i) shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing, (ii) shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that each Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08 or otherwise under this Agreement), (iii) except as expressly set forth herein, shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of the Borrower’s Subsidiaries that is communicated to or obtained by the institution serving as an Agent or any of its Affiliates in any capacity (iv) shall not have any responsibility to ensure its valid and enforceable security interest in the Collateral or to monitor the status of any lien on, or performance of, the Collateral (v) shall not have any duty to see to, verify or monitor the status of any insurance coverage under the Loan Documents and (vi) will not be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt, any action that may be in violation of the automatic stay under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08 or otherwise under this Agreement) or in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of any Event of Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and no Agent shall be responsible for, or have any duty to ascertain or inquire into, (A) any statement, warranty or representation (or breach thereof) made by any party in or in connection with this Agreement (including in any other Loan

Document), (B) the contents or accuracy of any certificate, report or other document delivered hereunder or in connection herewith (including any other Loan Documents), (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or any other Loan Document, (D) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (E) the satisfaction of any condition set forth in Section 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. In no event shall either Agent be liable for the acts or omissions of any other party to this Agreement or any other Loan Document. Neither Agent shall be required to risk or expend its own funds in performing its obligations under this Agreement or any other Loan Document.
(b)Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. Each Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(c)Each Agent may perform any and all of its duties and exercise its rights and powers by or through appointed legal counsel or other duly appointed representatives, or by or through any one or more sub-agents appointed by it. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers through its Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.
(d)Notwithstanding anything contained herein, it is expressly understood that each Agent is acting under the Loan Documents as an agent for the other Secured Parties and not on its own behalf, and whenever any consent, approval, discretion, request, determination, calculation, confirmation or other action of one of the Agents is contemplated hereby or under any other Loan Document, such Agent will act in accordance with the instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.08 or otherwise under this Agreement), or otherwise in accordance with the terms and provisions of the documents creating and relative to the administration of the Agents, and not on its own discretion.
(e)Any corporation into which an Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which an Agent shall be a party, or any corporation to which substantially all of the corporate trust business of an Agent may be transferred, shall be the corresponding Agent under this Agreement without further act, except where an instrument of transfer or assignment is required by Applicable Law to effect such succession.
Section 8.04.Reimbursement and Indemnification. Each Lender agrees (a) to reimburse on demand each Agent for such Lender’s Aggregate Exposure Percentage of any expenses and fees incurred for the benefit of the Lenders under this Agreement and any of the Loan Documents, including, without limitation, counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, and any other expense incurred in connection with the operations or enforcement thereof, not reimbursed by the Borrower or the Guarantor and (b) to indemnify and hold harmless each Agent and any of its Related Parties, on demand, in the amount equal to such Lender’s Aggregate Exposure Percentage, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it or any of them in any way relating to or arising out of this Agreement or any of the Loan Documents or any action taken or omitted by it or any of them under this Agreement or any of the Loan Documents to the extent not reimbursed by the Borrower or the Guarantor (except such as shall result from such Agent’s gross negligence or willful misconduct as determined in a final and nonappealable judgment by a court of competent jurisdiction).
Section 8.05.Successor Agents. Subject to the appointment and acceptance of a successor agent as provided in this paragraph, each Agent may resign at any time by notifying the other Agent, the Lenders, the Issuing Lenders and the Borrower. Upon any such resignation by such Agent, the Required Lenders shall have the right, with the consent (provided that no Event of Default or Default has occurred and is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, with the consent (provided that no Event of Default or Default has occurred or is continuing) of the Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Agent which, in the case of the retiring Administrative Agent, shall be a bank institution with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Agent’s resignation hereunder, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as an Agent.
Section 8.06.Independent Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.
Section 8.07.Advances and Payments.
(a)On the date of each Loan, the Administrative Agent shall be authorized (but not obligated) to advance, for the account of each of the Lenders, the amount of the Loan to be made by it in accordance with its Revolving Commitment hereunder. Should the Administrative Agent do so, each of the Lenders agrees forthwith to reimburse the Administrative Agent in immediately available funds for the amount so advanced on its behalf by the Administrative Agent, together with interest at the Federal Funds Rate if not so reimbursed on the date due from and including such date but not including the date of reimbursement.
(b)Any amounts received by the Administrative Agent in connection with this Agreement (other than amounts to which the Administrative Agent is entitled pursuant to Sections 2.18, 2.19, 2.20, 8.04 and 10.04), the application of which is not otherwise provided for in this Agreement, shall be applied in accordance with Section 2.15(b). All amounts to be paid to a Lender by the Administrative Agent shall be credited to that Lender, after collection by the Administrative Agent, in immediately available funds either by wire transfer or deposit in that

Lender’s correspondent account with the Administrative Agent, as such Lender and the Administrative Agent shall from time to time agree.
Section 8.08.Sharing of Setoffs. Each Lender agrees that, except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if it shall, through the exercise either by it or any of its banking Affiliates of a right of banker’s lien, setoff or counterclaim against the Borrower or the Guarantor, including, but not limited to, a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim and received by such Lender (or any of its banking Affiliates) under any applicable bankruptcy, insolvency or other similar law, or otherwise, obtain payment in respect of its Revolving Extensions of Credit as a result of which the unpaid portion of its Revolving Extensions of Credit is proportionately less than the unpaid portion of the Revolving Extensions of Credit of any other Lender (other than with respect to any LC Exposure under clause (i) of the definition thereof) (a) it shall promptly purchase at par (and shall be deemed to have thereupon purchased) from such other Lender a participation in the Loans or LC Exposure of such other Lender, so that the aggregate amount of each Lender’s Revolving Extensions of Credit and its participation in Loans and LC Exposure of the other Lenders shall be in the same proportion to the aggregate unpaid principal amount of all Revolving Extensions of Credit then outstanding as the amount of its Revolving Extensions of Credit prior to the obtaining of such payment was to the amount of all Revolving Extensions of Credit prior to the obtaining of such payment and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that the Lenders share such payment pro-rata, provided that, if any such non-pro-rata payment is thereafter recovered or otherwise set aside, such purchase of participations shall be rescinded (without interest). The Borrower expressly consents to the foregoing arrangements and agrees, to the fullest extent permitted by law, that any Lender holding (or deemed to be holding) a participation in a Loan or LC Exposure acquired pursuant to this Section or any of its banking Affiliates may exercise any and all rights of banker’s lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender as fully as if such Lender was the original obligee thereon, in the amount of such participation. The provisions of this Section 8.08 shall not be construed to apply to (a) any payment made by the Borrower or the Guarantor pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (b) any payment obtained by any Lender as consideration for the assignment or sale of a participation in any of its Loans or other Obligations owed to it.
Section 8.09.Withholding Taxes. To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any withholding tax applicable to such payment. If the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold tax from amounts paid to or for the account of any Lender, or the Administrative Agent has paid over to the Internal Revenue Service applicable withholding tax relating to a payment to a Lender but no deduction has been made from such payment, without duplication of any indemnification obligations set forth in Section 8.04, such Lender shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as tax, including any reasonable expenses incurred, except that no Lender shall be liable to the Administrative Agent for any portion of such amounts resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.
Section 8.10.Appointment by Secured Parties. Each Secured Party that is not a party to this Agreement shall be deemed to have appointed the Security Trustee as its agent under the Loan Documents in accordance with the terms of this Section 8 and to have acknowledged that the provisions of this Section 8 apply to such Secured Party mutatis mutandis as though it were a party hereto (and any acceptance by such Secured Party of the benefits of this Agreement or any other Loan Document shall be deemed an acknowledgment of the foregoing).
Section 8.11.Erroneous Payments.
(a)If the Administrative Agent (x) notifies a Lender, Issuing Lender or Secured Party, or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party (any such Lender, Issuing Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 5 Business Days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 8.11 and held in trust for the benefit of the Administrative Agent, and such Lender, Issuing Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)Without limiting immediately preceding clause (a), each Lender, Issuing Lender, Secured Party or any Person who has received funds on behalf of a Lender, Issuing Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, Issuing Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)it acknowledges and agrees that (A) in the case of immediately preceding clause (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)such Lender, Issuing Lender or Secured Party shall use commercially reasonable efforts to (and shall use commercially reasonable efforts to cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 8.11(b).
(c)For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 8.11(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 8.11(a) or on whether or not an Erroneous Payment has been made.
(d)Each Lender, Issuing Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(e)The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, Issuing Lender or Secured Party, to the rights and interests of such Lender, Issuing Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or the Guarantor; provided that this Section 8.11 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from, or on behalf of (including through the exercise of remedies under any Loan Document), the Borrower for the purpose of making a payment on the Obligations.
(f)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)Each party’s obligations, agreements and waivers under this Section 8.11 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
SECTION 9.

GUARANTY
Section 9.01.Guaranty.
(a)The Guarantor unconditionally, absolutely and irrevocably guarantees the due and punctual payment by the Borrower of the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of the obligor whether or not post filing interest is allowed in such proceeding) (collectively, the “Guaranteed Obligations” and the obligations of the Guarantor in respect thereof, the “Guaranty Obligations”). The Guarantor further agrees that, to the extent permitted by applicable law, the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guaranty notwithstanding any extension or renewal of any of the Obligations. The Guarantor further agrees that its guaranty hereunder is a primary obligation of the Guarantor and not merely a contract of surety.
(b)To the extent permitted by applicable law, the Guarantor waives presentation to, demand for payment from and protest to the Borrower and also waives notice of protest for nonpayment. The obligations of the Guarantor hereunder shall not, to the extent permitted by applicable law, be affected by (i) the failure of any Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by any Agent for the Obligations or any of them; or (v) the release or substitution of any Collateral.
(c)To the extent permitted by applicable law, the Guarantor further agrees that this guaranty constitutes a guaranty of payment when due and not just of collection, and waives any right to require that any resort be had by any Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of any Agent or a Lender in favor of the Borrower or to any other Person.
(d)To the extent permitted by applicable law, the Guarantor hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and any circumstances affecting the ability of the Borrower to perform under this Agreement.
(e)To the extent permitted by applicable law, the Guarantor’s guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Obligations or any other instrument evidencing any Obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this guaranty (other than payment in full in cash of the Obligations in accordance with the terms of this Agreement (other than those that constitute unasserted contingent indemnification obligations)). Neither the Administrative Agent nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to the Guarantor in respect of the management and maintenance of the Obligations.

(f)Upon the occurrence of the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantor upon written demand by the Administrative Agent.
Section 9.02.No Impairment of Guaranty. To the extent permitted by applicable law, the obligations of the Guarantor hereunder shall not be subject to any reduction, limitation or impairment for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, other than pursuant to a written agreement in compliance with Section 10.08 and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. To the extent permitted by applicable law, without limiting the generality of the foregoing, the obligations of the Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision hereof or thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law.
Section 9.03.Continuation and Reinstatement, etc. The Guarantor further agrees that its guaranty hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent, the Issuing Lenders, any Lender or any other Secured Party upon the bankruptcy or reorganization of the Borrower, or otherwise.
Section 9.04.Subrogation. Upon payment by the Guarantor of any sums to an Agent or a Lender hereunder, all rights of the Guarantor against the Borrower arising as a result thereof by way of right of subrogation or otherwise, shall in all respects be subordinate and junior in right of payment to the prior payment in full of all the Obligations (including interest accruing on and after the filing of any petition in bankruptcy or of reorganization of an obligor whether or not post filing interest is allowed in such proceeding). If any amount shall be paid to the Guarantor for the account of the Borrower relating to the Obligations prior to payment in full of the Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and the Lenders and shall forthwith be paid to the Administrative Agent and the Lenders to be credited and applied to the Obligations, whether matured or unmatured.
SECTION 10.

MISCELLANEOUS
Section 10.01.Notices.
(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein or under any other Loan Document shall be in writing (including by facsimile), and shall be delivered by hand or overnight courier service or mailed by certified or registered mail, as follows:
(i)if to the Borrower or the Guarantor, to it at Sun Country, Inc. (d/b/a Sun Country Airlines), Sun Country Airlines Holdings, Inc., 2005 Cargo Road, Minneapolis, MN 55450; email: rose.neale@suncountry.com, Attention: Rose Neale;
(ii)if to the Administrative Agent or the Security Trustee, to UMB Bank, N.A., 6440 S. Millrock Drive, Suite 400, Salt Lake City, UT 84121; email:

CorpTrustUtah@umb.com; cc: Dustin.Green@umb.com, Attention: Corporate Trust – Aviation and Dustin Green, Telephone No.: 385-715-3058;
(iii)if to an Issuing Lender that is a Lender, to it at its address determined pursuant to clause (iv) below or, if to an Issuing Lender that is not a Lender, to it at the address most recently specified by it in notice delivered by it to the Administrative Agent and the Borrower, unless no such notice has been received, in which case to it in care of its Affiliate that is a Lender at its address determined pursuant to clause (iv); and
(iv)if to any Lender, to it at its address (or email address) set forth in Annex A hereto or, if subsequently delivered, an Assignment and Acceptance.
(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent, including without limitation the Platform; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its reasonable discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)Any party hereto may change its address, e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 10.02.Successors and Assigns.
(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), provided that the foregoing shall not restrict any transaction permitted by Section 6.06, and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.02. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of an Issuing Lender that issues any Letter of Credit), Participants (except to the extent provided in paragraph (d) of this Section 10.02) and, except to the extent expressly contemplated in this Agreement, the Related Parties of the Administrative Agent, the Security Trustee, the Issuing Lenders and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)(i)  Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:
(A)the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender, in each case so long as such assignee is an Eligible Assignee; and

(B)the Borrower; provided that no consent of the Borrower shall be required for an assignment (I) if an Event of Default has occurred and is continuing or (II) if the assignee is a Lender, an Affiliate of a Lender or an Approved Fund of a Lender that is, in each case, an Eligible Assignee; provided further that the Borrower’s consent will be deemed given with respect to a proposed assignment if no response is received with ten (10) Business Days after having received a written request from such Lender pursuant to this Section 10.02(b). For the avoidance of doubt, the Borrower’s non-consent to an assignment or transfer to (I) a Disqualified Institution or (II) if such transfer results in the increased obligations of the Borrower, shall not be deemed to be unreasonable.
(ii)Assignments shall be subject to the following additional conditions:
(A)any assignment of any portion of the Total Revolving Commitment, Revolving Loans and LC Exposure shall be made to an Eligible Assignee;
(B)except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Revolving Commitment or Loans, the amount of such Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000, and after giving effect to such assignment, the portion of the Loan or Commitment held by the assigning Lender of the same tranche as the assigned portion of the Loan or Commitment shall not be less than $5,000,000, in each case unless the Borrower and the Administrative Agent otherwise consent; provided that no consent of the Borrower shall be required with respect to such assignment if an Event of Default has occurred and is continuing; provided further that any such assignment shall be in increments of $500,000 in excess of the minimum amount described above;
(C)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(D)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500 for the account of the Administrative Agent; and
(E)the assignee, if it was not a Lender immediately prior to such assignment, shall deliver (i) to the Administrative Agent an administrative questionnaire in a form as the Administrative Agent may require and (ii) any documents required to be delivered pursuant to Section 2.14.
For the purposes of this Section 10.02(b), the term “Approved Fund” means, with respect to any Lender, any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers or manages such Lender.

(iii)Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 10.02, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Revolving Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.04). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.02 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 10.02.
(iv)The Administrative Agent shall maintain at its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Guarantor, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Lenders and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)Notwithstanding anything to the contrary contained herein, no assignment may be made hereunder to any Defaulting Lender or any of its subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (v).
(vi)In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment will be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Borrower, Administrative Agent, the Issuing Lender and each other Revolving Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit in accordance with its Aggregate Exposure Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder becomes effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest will be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(c)Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee’s completed administrative questionnaire in a form as the Administrative Agent may require (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register; provided that, if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.04(a), 8.04, 10.02(b), or 10.04(d), the Administrative Agent shall have no obligation to accept such Assignment and Acceptance and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(d)Any Lender may, without the consent of the Borrower, the Administrative Agent or any Issuing Lender, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, the Security Trustee, the Issuing Lenders and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (D) no Participant may be an Affiliate of the Borrower or the Guarantor, or any natural person (or a holding company, investment vehicle or trust for, or owned and operated by or for the primary benefit of any natural person) or, unless an Event of Default has occurred which is continuing, a Disqualified Institution. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(b) with respect to any payments made by such Lender to its Participant(s). Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.08(a) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 (subject to the requirements and limitations therein, including the requirements under Section 2.14(e) (it being understood that the documentation required under Section 2.14(e) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.17 as if it were an assignee under Section 10.02(b) and (B) shall not be entitled to receive any greater payment under Section 2.12, 2.13 or 2.14, with respect to any participation, than its participating Lender would have been entitled to receive. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 2.22 as though it were a Lender, provided such Participant agrees to be subject to the requirements of Section 8.08 as though it were a Lender. Each Lender that sells a participation, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under this Agreement or any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender, the Borrower, the Guarantor and the Administrative Agent shall treat each person whose name is recorded in the Participant Register pursuant to the terms hereof as the owner of such participation for all purposes of this Agreement, notwithstanding notice to the contrary.

(e)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 10.02 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(f)Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.02, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or the Guarantor furnished to such Lender by or on behalf of the Borrower or the Guarantor; provided that prior to any such disclosure, each such assignee or participant or proposed assignee or participant provides to the Administrative Agent its agreement in writing to be bound for the benefit of the Borrower by either the provisions of Section 10.03 or other provisions at least as restrictive as Section 10.03.
Section 10.03.Confidentiality. Each Lender agrees to keep any information delivered or made available by the Borrower or the Guarantor to it confidential, in accordance with its customary procedures, from anyone other than persons employed or retained by such Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans, and who are advised by such Lender of the confidential nature of such information; provided that nothing herein shall prevent any Lender from disclosing such information (a) to any of its Affiliates and their respective agents and advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential) or to any other Lender or any other party hereto, (b) to the extent required by applicable laws or by any subpoena or similar legal process or upon the order of any court or administrative agency, (c) to the extent required or requested by any regulatory agency or authority (including any self-regulatory authority), (d) which has been publicly disclosed other than as a result of a disclosure by any Agent or any Lender which is not permitted by this Agreement, (e) in connection with any litigation to which any Agent, any Lender, or their respective Affiliates may be a party to the extent reasonably required under applicable rules of discovery, (f) to the extent reasonably required in connection with the exercise of any remedy or enforcement of rights hereunder, (g) to such Lender’s legal counsel and independent auditors, (h) on a confidential basis to any rating agency in connection with rating the Borrower and its Subsidiaries or the Revolving Facility, (i) with the consent of the Borrower, (j) to any actual or proposed participant or assignee of all or part of its rights hereunder, to any direct or indirect contractual counterparty (or the professional advisors thereto) to any swap or derivative transaction relating to the Borrower and its obligations or to any credit insurance provider relating to the Borrower and its obligations, in each case, subject to the proviso in Section 10.02(f) (with any reference to any assignee or participant set forth in such proviso being deemed to include a reference to such contractual counterparty or credit insurance provider for purposes of this Section 10.03(j)), and (k) to any other party to this Agreement. If any Lender is in any manner requested or required to disclose any of the information delivered or made available to it by the Borrower or the Guarantor under clause (b) or (e) of this Section, such Lender will, to the extent permitted by law, provide the Borrower or the Guarantor with prompt notice, to the extent reasonable, so that the Borrower or the Guarantor may seek, at its sole expense, a protective order or other appropriate remedy or may waive compliance with this Section 10.03.
Section 10.04.Expenses; Indemnity; Damage Waiver.
(a)(i) The Borrower shall pay or reimburse: (A) all reasonable and documented out-of-pocket expenses of the Agents and the Lenders (including the fees, disbursements and other charges of Clifford Chance US LLP, special counsel to the Lenders) associated with the syndication of the credit facilities provided for herein, and the preparation, execution and delivery of the Loan Documents and any amendments, modifications or waivers of the provisions hereof requested by the Borrower (whether or not the transactions contemplated hereby or thereby shall be consummated), provided that any such expense in excess of $5,000 shall have been approved by the Borrower in writing prior to the incurrence of such expense; and (B) in connection with any enforcement of the Loan Documents, (x) all fees and documented out-of-pocket expenses of each Agent (including the reasonable fees, disbursements and other charges of a single counsel for each of the Agents) incurred during the continuance of a Default, and (y) all such fees and documented expenses of each Agent and the Lenders (including the reasonable fees, disbursements and other charges of counsel for the Agents and the Lenders) incurred during the continuance of an Event of Default; and (C) all reasonable, documented, out-of-pocket costs, expenses, taxes, assessments and other charges (including the reasonable fees, disbursements and other charges of counsel for the Agents) incurred by any Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by any Loan Document or incurred in connection with any release or addition of Collateral after the Effective Date.
(ii)All payments or reimbursements pursuant to the foregoing clause (a)(i) shall be paid within thirty (30) days of written demand in reasonable detail and properly addressed to the Borrower and together with back-up documentation supporting such reimbursement request.
(b)The Borrower shall indemnify the Administrative Agent, the Security Trustee, the Issuing Lenders and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, arising out of, in connection with, or as a result of any actual or prospective claim, litigation, investigation or proceeding, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto and whether or not any such claim, litigation, investigation or proceeding is brought by the Borrower, its equity holders, its Affiliates, its creditors or any other Person (including any investigating, preparing for or defending any such claims, actions, suits, investigations or proceedings, whether or not in connection with pending or threatened litigation in which such Indemnitee is a party), relating to (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by any Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to, or asserted against, the Borrower or any of its Subsidiaries; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith (except in the case of any Agent or Agent’s Related Party), gross negligence or willful misconduct of such Indemnitee (or of any Related Party that is a controlled Affiliate of such Indemnitee (a “Controlled Related Party”)), and any such Indemnitee shall repay the Borrower the amount of any expenses previously reimbursed by the Borrower in connection with any such loss, claims, damages, expenses or liability to such Indemnitee and, to the extent not repaid by any of them, such Indemnitee’s Controlled Related Parties not a party to this Agreement. This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.

(c)In case any action or proceeding shall be brought or asserted against an Indemnitee in respect of which indemnity may be sought against the Borrower under the provisions of any Loan Document, such Indemnitee shall promptly notify the Borrower in writing to the extent legally permitted and the Borrower shall, if requested by such Indemnitee or if the Borrower desires to do so, assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnitee but only if (i) no Event of Default shall have occurred and be continuing and (ii) such action or proceeding does not involve any risk of criminal liability or material risk of material civil money penalties being imposed on such Indemnitee. The Borrower shall not, without the prior written consent of Indemnitees, enter into any settlement of any such action or proceeding unless such settlement (i) includes an unconditional release of such Indemnitee in form and substance reasonably satisfactory to such Indemnitee from all liability or claims that are the subject matter of such proceedings and (ii) does not include any statement as to or any admission of fault, culpability, wrong doing or a failure to act by or on behalf of any Indemnitee. The failure to so notify the Borrower shall not affect any obligations the Borrower may have to such Indemnitee under the Loan Documents or otherwise other than to the extent that the Borrower is materially adversely affected by such failure. The Indemnitees shall have the right to employ separate counsel in such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Indemnitees unless: (i) the Borrower has agreed to pay such fees and expenses, (ii) the Borrower has failed to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Indemnitees, (iii) the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrower or (iv) the Indemnitee has notified the Borrower of the existence of an actual or perceived conflict of interest, in which case, if the Indemnitees notify the Borrower in writing that they elect to employ separate counsel at the expense of the Borrower, the Borrower shall not have the right to assume the defense of such action or proceeding on behalf of the Indemnitees; provided, however, that the Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the reasonable fees and expenses of more than one such firm of separate counsel, in addition to any local counsel, except in the case where the Indemnitees shall have been advised in writing by counsel that under prevailing ethical standards there may be a conflict between the positions of the Borrower and the Indemnitees in conducting the defense of such action or proceeding or that there may be legal defenses available to the Indemnitees different from or in addition to those available to the Borrower and existing counsel shall not agree to pursue such legal defense, in which case, if the Indemnitees notify the Borrower in writing that they elect to employ separate counsel at the expense of the Borrower. The Borrower shall not be liable for any settlement of any such action or proceeding effected without the written consent of the Borrower (which shall not be unreasonably withheld or delayed).
(d)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Security Trustee (or any Related Party of the Administrative Agent or Security Trustee) under paragraph (a) or (b) of this Section 10.04, each Lender severally agrees to pay to the Administrative Agent or the Security Trustee, as the case may be, such portion of the unpaid amount equal to such Lender’s Aggregate Exposure Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be has not been determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent or the Security Trustee.

(e)To the extent permitted by applicable law, each party hereto shall not assert, and hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that nothing in this clause (e) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee pursuant to, and in accordance with the terms of, paragraphs (b) and (c) of this Section 10.04. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (except to the extent determined in a final and non-appealable judgment by a court of competent jurisdiction to have arisen from the bad faith (except in the case of any Agent or Agent’s Related Party), willful misconduct or gross negligence of such Indemnitee or any Controlled Related Party of such Indemnitee).
Section 10.05.Governing Law; Jurisdiction; Consent to Service of Process.
(a)This Agreement shall be construed in accordance with and governed by the law of the State of New York.
(b)Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court; provided that this clause (b) shall not limit or affect any right that any Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its property in the courts of any jurisdiction in which any Collateral is located. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall, to the extent permitted by law, be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(c)Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in Section 10.05(b). Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
Section 10.06.No Waiver. No failure on the part of the Administrative Agent, the Security Trustee or any of the Lenders to exercise, and no delay in exercising, any right, power or remedy hereunder or any of the other Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

Section 10.07.Extension of Maturity. Should any payment of principal of or interest or any other amount due hereunder become due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of principal, interest shall be payable thereon at the rate herein specified during such extension.
Section 10.08.Amendments, etc.
(a)No modification, amendment or waiver of any provision of (i) this Agreement, and no consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders (or signed by the Administrative Agent with the consent of the Required Lenders) or (ii) any Collateral Document, and no consent to any departure by the Borrower or the Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Security Trustee (with the consent of the Required Lenders), and, in each case, then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that, subject to Sections 2.06(c) and 2.27 of this Agreement, no such modification or amendment shall without the prior written consent of:
(i)each Lender directly and adversely affected thereby (A) increase the Commitment of any Lender or extend the termination date of the Commitment of any Lender (it being understood that a waiver of an Event of Default shall not constitute an increase in or extension of the termination date of the Commitment of a Lender), (B) extend any date for the payment of principal, interest or Fees hereunder or reduce any Fees or other amounts payable to any Lender or Agent under the Loan Documents or extend the final stated maturity of the Revolving Loans or reimbursement or cash collateralization obligations in respect of Letters of Credit, or (C) change the order of application of any proceeds of the Collateral in a manner adverse to such Lender; and
(ii)all of the Lenders (A) amend or modify any provision of this Agreement which provides for the unanimous consent or approval of the Lenders, (B) amend this Section 10.08 that has the effect of changing the number or percentage of Lenders that must approve any modification, amendment, waiver or consent or modify the percentage of the Lenders required in the definition of Required Lenders, (C) release all or substantially all of the Collateral from the Liens granted to the Security Trustee hereunder or under any other Loan Document, (D) subordinate the Liens granted to any Secured Party hereunder or under any other Loan Document to any Lien securing any other Indebtedness of the Borrower or its Subsidiaries, (E) subordinate the Obligations owing to any Secured Party hereunder or under any other Loan Document to any other Indebtedness of the Borrower or its Subsidiaries, (F) amend, modify or waive any provision of Section 2.15(b), (G) release the Guarantor from the Guaranty Obligations, (H) reduce or amend the principal amount of any Loan, any reimbursement obligation in respect of any Letter of Credit issued by it, or the rate of interest payable thereon (provided that only the consent of the Required Lenders (or in the case of any such reimbursement obligation, the applicable Issuing Lender) shall be necessary for a waiver of default interest referred to in Section 2.07), (I) extend the expiration date of any Letter of Credit beyond the maximum period permitted by Section 2.02, or (J) amend, modify or waive any provision of Section 8.08;
provided further that any Collateral Document may be amended, supplemented or otherwise modified with the consent of the Borrower and the Security Trustee (i) to add assets (or categories of assets) to the Collateral covered by such Collateral Document, as contemplated by the definition of "Additional Collateral" set forth in Section 1.01 hereof or (ii) to remove any asset or type or category of asset (including after-acquired assets of that type or category) from the Collateral covered by such Collateral Document to the extent the release thereof is permitted by Section 6.08(c).
No amendment or modification shall adversely affect the rights and obligations of the Administrative Agent, the Security Trustee or any Issuing Lender under any Loan Document without its prior written consent.
(b)No notice to or demand on the Borrower or the Guarantor shall entitle the Borrower or the Guarantor to any other or further notice or demand in the same, similar or other circumstances. Each assignee under Section 10.02(b) shall be bound by any amendment, modification, waiver, or consent authorized as provided herein, and any consent by a Lender shall bind any Person subsequently acquiring an interest on the Loans held by such Lender. No amendment to this Agreement shall be effective against the Borrower or the Guarantor unless signed by the Borrower or the Guarantor, as the case may be.
(c)Notwithstanding anything to the contrary contained in Section 10.08(a), (i) in the event that either the Borrower requests that this Agreement be modified or amended in a manner which would require the unanimous consent of all of the Lenders or the consent of all Lenders directly and adversely affected thereby and, in each case, such modification or amendment is agreed to by the Required Lenders, then, so long as no Default or Event of Default has occurred and is continuing, the Borrower may replace any non-consenting Lender in accordance with Section 10.02; provided that such amendment or modification can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this clause (i)); and (ii) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days after written notice thereof to the Lenders.
(d)In addition, notwithstanding anything to the contrary contained in Section 10.08(a), this Agreement and, as appropriate, the other Loan Documents, may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (a) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the accrued interest and fees in respect thereof and (b) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders.
(e)In addition, notwithstanding anything to the contrary contained in Section 7.01 or Section 10.08(a), following the consummation of any Extension pursuant to Section 2.26, no modification, amendment or waiver (including, for the avoidance of doubt, any forbearance agreement entered into with respect to this Agreement) shall limit the right of any non-extending Revolving Lender (each, a “Non-Extending Lender”) to enforce its right to receive payment of amounts due and owing to such Non-Extending Lender on the Revolving Facility Maturity Date applicable to the Revolving Commitments of such Non-Extending Lenders without the prior written consent of Non-Extending Lenders that would constitute Required Lenders if the Non-Extending Lenders were the only Lenders hereunder at the time.

(f)It is understood that the amendment provisions of this Section 10.08 shall not apply to extensions of the Revolving Facility Maturity Date or the maturity date of any tranche of Revolving Commitments, in each case, made in accordance with Section 2.26.
Section 10.09.Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 10.10.Headings. Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.
Section 10.11.Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Security Trustee, any Issuing Lender or any Lender may have had notice or knowledge of any Event of Default or incorrect representation or warranty at the time any credit is extended hereunder. The provisions of Sections 2.12, 2.13, 2.14, 2.15 and 10.04 and Section 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments, or the termination of this Agreement or any provision hereof.
Section 10.12.Execution in Counterparts; Integration; Effectiveness.
(a)This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by email or electronic .pdf copy shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)The words “execution”, “signed”, “signature”, and words of like import in this Agreement and the other Loan Documents including any Assignment and Acceptance shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
Section 10.13.USA Patriot Act. Each Lender that is subject to the requirements of the Patriot Act hereby notifies the Borrower and the Guarantor that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrower and the Guarantor, which information includes the name and address of the Borrower and the

Guarantor and other information that will allow such Lender to identify the Borrower and the Guarantor in accordance with the Patriot Act.
Section 10.14.New Value. It is the intention of the parties hereto that any provision of Collateral by the Borrower as a condition to, or in connection with, the making of any Loan or the issuance of any Letter of Credit hereunder, shall be made as a contemporaneous exchange for new value given by the Lenders or Issuing Lenders, as the case may be, to the Borrower.
Section 10.15.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
Section 10.16.No Fiduciary Duty. The Administrative Agent, the Security Trustee, each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Borrower, its stockholders and/or its affiliates. The Borrower agree that nothing in the Loan Documents or otherwise related to the Transactions will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and the Borrower, its stockholders or its affiliates, on the other hand. The parties hereto acknowledge and agree that (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and the Borrower and the Guarantor, on the other hand, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of the Borrower, its stockholders or its affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise the Borrower, its stockholders or its affiliates on other matters) or any other obligation to the Borrower except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of the Borrower, its management, stockholders, affiliates, creditors or any other Person. The Borrower acknowledges and agrees that it has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. The Borrower agrees that it will not claim that any Lender has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Borrower, in connection with such transaction or the process leading thereto.
Section 10.17.Intercreditor Agreements. Notwithstanding anything to the contrary contained in this Agreement, if at any time the Administrative Agent and the Security Trustee shall enter into any intercreditor agreement in accordance with Section 10.08(a) (any such intercreditor agreement, an “Intercreditor Agreement”) and such Intercreditor Agreement shall remain outstanding, the rights granted to the Secured Parties hereunder and under the other Loan Documents, the lien and security interest granted to the Security Trustee pursuant to this Agreement or any other Loan Document and the exercise of any right or remedy by any Agent hereunder or under any other Loan Document shall be subject to the terms and conditions of such

Intercreditor Agreement. In the event of any conflict between the terms of this Agreement, any other Loan Document and such Intercreditor Agreement, the terms of such Intercreditor Agreement shall govern and control with respect to any right or remedy, and no right, power or remedy granted to any Agent hereunder or under any other Loan Document shall be exercised by any Agent, and no direction shall be given by any Agent, in contravention of such Intercreditor Agreement.
Section 10.18.Registrations with International Registry. Each of the parties hereto (i) consents to the registrations with the International Registry of the International Interests constituted by the Aircraft and Spare Engine Mortgage, and (ii) covenants and agrees that it will take all such action reasonably requested by the Borrower or the Security Trustee in order to make any registrations with the International Registry, including without limitation establishing a valid and existing account with the International Registry and appointing an Administrator and/or a Professional User reasonably acceptable to the Security Trustee to make registrations with respect to the Mortgaged Collateral and providing consents to any registration as may be contemplated by the Loan Documents.
Section 10.19.No Other Duties, Etc. Notwithstanding anything to the contrary contained herein, no Person identified herein as a Joint Lead Arranger or Structuring Agent will have or be deemed to have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents, other than in such Person's capacity as a Lender hereunder, and no such Person will have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on such Persons in deciding to enter into this Agreement or any other Loan Document or in taking or not taking any action hereunder or thereunder.
Section 10.20.Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)the effects of any Bail-In Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 10.21.Acknowledgment Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is a party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC or such QFC Credit Support, and any rights in property securing such Supported QFC and such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and the year first written.
SUN COUNTRY, INC. (d/b/a Sun Country Airlines),
as Borrower
By:
Name:
Title:

Signature Page – Credit Agreement

SUN COUNTRY AIRLINES HOLDINGS, INC.,
as Guarantor
By:
Name:
Title:

Signature Page – Credit Agreement

UMB BANK, N.A., as Administrative Agent
By:
Name:
Title:

UMB BANK, N.A., as Security Trustee
By:
Name:
Title:
Signature Page – Credit Agreement

MUFG BANK, LTD., as a Lender
By:
Name:
Title:

Signature Page – Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender
By:
Name:
Title:

Signature Page – Credit Agreement